UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☐                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:  ☐

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240. 14a-12

ZAI LAB LIMITED

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

This document shall also serve as a circular to holders of the ordinary shares of Zai Lab Limited for purposes of the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (“HK Listing Rules”).

4560 Jinke Road

Bldg. 1, Fourth Floor

Pudong, Shanghai, China 201210

(Nasdaq Trading Symbol: ZLAB; HKEx Stock Code: 9688)

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that the 2022 Annual General Meeting of Shareholders (the “Annual Meeting”) of Zai Lab Limited (the “Company” or “us”) will be held:

Time and Date:	8:00 a.m. (U.S. Eastern Time) on Wednesday, June 22, 2022 /
8:00 p.m. (Shanghai and Hong Kong Time) on Wednesday, June 22, 2022

Physical Location:	4560 Jinke Road, Bldg. 1, Fourth Floor, Pudong, Shanghai, China 201210

Virtual Meeting Site:	www.virtualshareholdermeeting.com/ZLAB2022

The purpose of the meeting is to consider and vote on the following matters:

1.

An ordinary resolution to re-elect Samantha (Ying) Du to serve as a director until the 2023 annual general meeting of shareholders and until her successor is duly elected and qualified, subject to her earlier resignation or removal;

2.

An ordinary resolution to re-elect Kai-Xian Chen to serve as a director until the 2023 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;

3.

An ordinary resolution to re-elect John D. Diekman to serve as a director until the 2023 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;

4.

An ordinary resolution to re-elect Richard Gaynor to serve as a director until the 2023 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;

5.

An ordinary resolution to re-elect Nisa Leung to serve as a director until the 2023 annual general meeting of shareholders and until her successor is duly elected and qualified, subject to her earlier resignation or removal;

6.

An ordinary resolution to re-elect William Lis to serve as a director until the 2023 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;

7.

An ordinary resolution to re-elect Scott Morrison to serve as a director until the 2023 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;

8.

An ordinary resolution to re-elect Lonnie Moulder to serve as a director until the 2023 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;

9.

An ordinary resolution to re-elect Peter Wirth to serve as a director until the 2023 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;

10.

A special resolution to adopt the Sixth Amended and Restated Memorandum and Articles of Association of the Company in the form annexed hereto as Appendix A as described in this Proxy Statement, conditioned on and subject to the dual-primary listing of the Company on the Main Board of The Stock Exchange of Hong Kong Limited;

11.

An ordinary resolution to approve the Zai Lab Limited 2022 Equity Incentive Plan, conditioned on and subject to the dual-primary listing of the Company on the Main Board of The Stock Exchange of Hong Kong Limited becoming effective;

12.

An ordinary resolution to ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 for the Company’s annual consolidated financial statements filed with the U.S. Securities and Exchange Commission (“SEC”) and its internal controls over financial reporting in accordance with the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”);

13.

An ordinary resolution, within the parameters of Rule 13.36 of the HK Listing Rules, to approve the granting of a share issue mandate to the Board of Directors to issue, allot or deal with unissued ordinary shares and/or American Depositary Shares not exceeding 20% of the total number of issued ordinary shares of the Company as of the date of passing of such ordinary resolution up to the next annual general meeting of shareholders of the Company, conditioned on and subject to dual-primary listing of the Company on the Main Board of The Stock Exchange of Hong Kong Limited becoming effective and other conditions described in this Proxy Statement;

14.	An ordinary resolution to approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement;

15.	An ordinary resolution to hold an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers; and

16.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement.

The record date for the Annual Meeting is April 25, 2022 (ordinary share record date). Only shareholders of record as of 4:30 p.m. (Shanghai and Hong Kong Time) on April 25, 2022 are entitled to receive notice of, and to attend and to vote at the Annual Meeting or any adjournment thereof.

Your vote is important to us. Whether or not you expect to attend the Annual Meeting, we urge you to vote your shares as soon as possible. The manner in which you hold your shares will dictate how you can vote:

Shareholders of Ordinary Shares

•

If you are a shareholder of record of our ordinary shares registered on our Hong Kong register or Cayman Islands register as of the record date, you may vote your shares by submitting your proxy through www.proxyvote.com no later than 8:00 a.m. (U.S. Eastern Time) on June 21, 2022, or if you received printed proxy materials, you may submit your vote by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than June 15, 2022, to be voted at the Annual Meeting.

•

If you are a beneficial owner of ordinary shares registered on the record date in the name of a brokerage firm, bank or other financial institution, you should have received information containing voting instructions from that organization rather than from us. Simply follow the voting instructions so that your vote is counted. To vote at the Annual Meeting, you must obtain a legal proxy or broker’s proxy card from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.

ADS Holders

•

If you are a holder of record of our ADSs, each representing ten of our ordinary shares, as of 4:30 p.m. (U.S. Eastern Time) on April 25, 2022 who wishes to exercise your voting rights for the underlying ordinary shares, you must act through the depositary of the ADSs, Citibank, N.A. (“Citibank”), to vote the ordinary shares represented by your ADSs. Citibank will distribute information to ADS holders as of 4:30 p.m. (U.S. Eastern Time) on April 25, 2022 describing how voting instructions may be delivered to Citibank by ADS holders.

•

If you are a beneficial owner of ADSs registered as of 4:30 p.m. (U.S. Eastern Time) on April 25, 2022 in the name of a brokerage firm, bank or other financial institution, you should have received information containing voting instructions from that organization rather than from Citibank. Simply follow the voting instructions so that your vote is counted.

By Order of the Board of Directors,

Samantha (Ying) Du

Director, Chairperson of the Board of Directors and Chief Executive Officer

May [2], 2022

ZAI LAB LIMITED

PROXY STATEMENT FOR

2022 ANNUAL GENERAL MEETING OF SHAREHOLDERS

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING		1

MATTERS REQUIRING SHAREHOLDER ACTION		10

PROPOSALS 1-9	ELECTION OF DIRECTORS	10

PROPOSAL 10	AS A SPECIAL RESOLUTION, ADOPTION OF THE SIXTH AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION	15

PROPOSAL 11	AS AN ORDINARY RESOLUTION, APPROVAL OF THE ZAI LAB LIMITED 2022 EQUITY INCENTIVE PLAN, CONDITIONED ON AND SUBJECT TO THE DUAL-PRIMARY LISTING OF THE COMPANY ON THE MAIN BOARD OF THE STOCK EXCHANGE OF HONG KONG LIMITED BECOMING EFFECTIVE	19

PROPOSAL 12	AS AN ORDINARY RESOLUTION, RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022 FOR THE COMPANY’S ANNUAL CONSOLIDATED FINANCIAL STATEMENTS FILED WITH THE SEC AND ITS INTERNAL CONTROLS OVER FINANCIAL REPORTING IN ACCORDANCE WITH THE EXCHANGE ACT	26

PROPOSAL 13	AS AN ORDINARY RESOLUTION, APPROVAL OF THE GENERAL MANDATE TO ISSUE SHARES	29

PROPOSAL 14	AS AN ORDINARY RESOLUTION, THE APPROVAL, ON AN ADVISORY BASIS, OF COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	30

PROPOSAL 15	AS AN ORDINARY RESOLUTION, THE ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	32

TRANSACTION OF OTHER BUSINESS		34

CORPORATE GOVERNANCE		37

EXECUTIVE OFFICERS		45

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT		35

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS		47

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION		49

AUDIT COMMITTEE REPORT		51

EXECUTIVE COMPENSATION		53

COMPENSATION COMMITTEE REPORT		65

COMPENSATION TABLES		66

DIRECTOR COMPENSATION		71

ADDITIONAL INFORMATION		72

DELIVERY OF PROXY MATERIALS		72

APPENDIX A: SIXTH MEMORANDUM OF ASSOCIATION AND SIXTH ARTICLES OF ASSOCIATION		A-1

APPENDIX B: ZAI LAB LIMITED 2022 EQUITY INCENTIVE PLAN		B-1

-i-

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

ZAI LAB LIMITED

4560 Jinke Road

Bldg. 1, Fourth Floor

Pudong, Shanghai, China 201210

PROXY STATEMENT

FOR THE 2022 ANNUAL GENERAL MEETING OF SHAREHOLDERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 22, 2022

This Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 of Zai Lab Limited (the “Company” or “us”) are available for viewing, printing and downloading at www.proxyvote.com. To view these materials, please have your 16-digit control number included on your Notice of Internet Availability of Proxy Materials.

You may also obtain a printed copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Annual Report on Form 10-K”), and our annual report for the fiscal year ended December 31, 2021 prepared in accordance with the HK Listing Rules (the “2021 HK Annual Report”), including audited consolidated financial statements, free of charge by sending a written request to: Zai Lab Limited at 4560 Jinke Road, Bldg. 1, Fourth Floor, Pudong, Shanghai, China 201210, Attention Corporate Secretary. Exhibits to our 2021 Annual Report on Form 10-K will be provided upon written request and payment of an appropriate processing fee. Copies of our 2021 Annual Report on Form 10-K and this Proxy Statement are also available online through the SEC, at www.sec.gov, The Stock Exchange of Hong Kong Limited (the “HKEx”), at www.hkexnews.hk and on our website at https://www.zailaboratory.com/ under “Investors.” Copies of our 2021 HK Annual Report are also available online through the HKEx at www.hkexnews.hk and on our website at https://www.zailaboratory.com/ under “Investors.”

All references to “Zai Lab,” the “Company,” “we,” “us” or “our” in this Proxy Statement mean Zai Lab Limited.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”), because the Board of Directors is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or ask to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. We intend to mail the Notice on or about May 2, 2022 to all shareholders of record entitled to vote at the Annual Meeting.

We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help lower the costs of delivery and reduce the Company’s environmental impact.

Will I receive any other proxy materials by mail?

We may send you a proxy card or a second notice on or after May 22, 2022. Holders of record of our American Depositary Shares (“ADSs”) as of 4:30 p.m. (Shanghai and Hong Kong Time) on April 25, 2022, or the ADS record date, will receive ADS voting instructions from the depositary of the ADSs, Citibank, N.A. (“Citibank”).

Why am I receiving these materials?

You received these materials because the Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. As a shareholder of record as of 4:30 p.m. (Shanghai and Hong Kong Time) on April 25, 2022, you are invited to attend the Annual Meeting and are entitled to vote on the items of business described in this Proxy Statement. Holders of our ADSs will not be entitled to attend the Annual Meeting and cannot vote their ADSs directly. Holders of our ADSs as of the ADS record date may exercise the voting rights with respect to the underlying ordinary shares in accordance with the provisions of the deposit agreement among the Company, Citibank and the holders and beneficial owners of ADSs (the “deposit agreement”).

What does it mean if I receive more than one notice regarding the Internet availability of proxy materials or more than one set of printed proxy materials?

If you hold your shares in more than one account, you may receive a separate Notice of Internet Availability of Proxy Materials or a separate set of printed proxy materials, including a separate proxy card or voting instruction form, for each account. To help ensure that all your shares are voted, please vote by Internet or by signing, dating and returning a proxy card or voting instruction form for each account.

Why is the Annual Meeting a hybrid meeting?

Due to the ongoing public health impact of the COVID-19 pandemic and to support the health and well-being of our directors, employees and shareholders, this year we will continue to rely on the latest technology to host a “hybrid” Annual Meeting. We believe that the available technology provides expanded access, improved communication and cost savings for our shareholders. Combined with allowing traditional in-person attendance, we believe that this strikes a good balance between leveraging technology and maintaining the ability for our directors, employees and shareholders to interact in person.

How do I attend the Annual Meeting?

If you are a shareholder of record of our ordinary shares, you may attend the Annual Meeting in person at 4560 Jinke Road, Bldg. 1, Fourth Floor, Pudong, Shanghai, China 201210, or virtually by visiting our Annual Meeting website at www.virtualshareholdermeeting.com/ZLAB2022. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, proxy card or instructions that accompanied your proxy materials. Shareholders are encouraged to log in to this website and pre-register for the Annual Meeting before the start time of the meeting. Online check-in will begin 15 minutes prior to the start of the meeting, and you should allow ample time for the online check-in procedures. If you choose to attend the Annual Meeting virtually, there will be technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page. Holders of ADSs will not be entitled to attend or vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only shareholders of record of our ordinary shares as of 4:30 p.m. (Shanghai and Hong Kong Time) on April 25, 2022 (Shanghai and Hong Kong Time) are entitled to vote at the Annual Meeting. As of 4:30 p.m. (Shanghai and Hong Kong Time) on April 25, 2022, we had [●] outstanding ordinary shares, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Of these shares, approximately [●] were held in the name of Citibank, as depositary for the ADSs, each representing one ordinary share of our Company. Each shareholder of record is entitled to one vote for each ordinary share held by such shareholder. Holders of our ADSs cannot vote their ADSs directly. Instead, holders of our ADSs may exercise the voting rights with respect to the underlying ordinary shares in accordance with the provisions of the deposit agreement.

How do I submit questions at the Annual Meeting?

Shareholders who wish to raise questions at the Annual Meeting must submit their questions in advance to the meeting. To submit questions in advance of the Annual Meeting, go to www.proxyvote.com before 8:00 a.m. (U.S. Eastern Time) on June 21, 2022 and enter the 16-digit control number included on your Notice.

What am I voting on?

There are fifteen matters scheduled for a vote:

1.

An ordinary resolution to re-elect Samantha (Ying) Du to serve as a director until the 2023 annual general meeting of shareholders and until her successor is duly elected and qualified, subject to her earlier resignation or removal;

2.

An ordinary resolution to re-elect Kai-Xian Chen to serve as a director until the 2023 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;

3.

An ordinary resolution to re-elect John D. Diekman to serve as a director until the 2023 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;

4.

An ordinary resolution to re-elect Richard Gaynor to serve as a director until the 2023 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;

5.

An ordinary resolution to re-elect Nisa Leung to serve as a director until the 2023 annual general meeting of shareholders and until her successor is duly elected and qualified, subject to her earlier resignation or removal;

6.

An ordinary resolution to re-elect William Lis to serve as a director until the 2023 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;

7.

An ordinary resolution to re-elect Scott Morrison to serve as a director until the 2023 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;

8.

An ordinary resolution to re-elect Lonnie Moulder to serve as a director until the 2023 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;

9.

An ordinary resolution to re-elect Peter Wirth to serve as a director until the 2023 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;

10.

A special resolution to adopt the Sixth Amended and Restated Memorandum and Articles of Association of the Company in the form annexed hereto as Appendix A as described in this Proxy Statement, conditioned on and subject to the dual-primary listing of the Company on the Main Board of The Stock Exchange of Hong Kong Limited becoming effective;

11.

An ordinary resolution to approve the Zai Lab Limited 2022 Equity Incentive Plan, conditioned on and subject to the dual-primary listing of the Company on the Main Board of The Stock Exchange of Hong Kong Limited becoming effective;

12.

An ordinary resolution to ratify the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 for the Company’s annual consolidated financial statements filed with the SEC and its internal controls over financial reporting in accordance with the Exchange Act;

13.

An ordinary resolution, within the parameters of Rule 13.36 of the HK Listing Rules, to approve the granting of a share issue mandate to the Board of Directors to issue, allot or deal with unissued ordinary shares and/or American Depositary Shares (“ADSs”) not exceeding 20% of the total number of issued ordinary shares of the Company as of the date of passing of such ordinary resolution up to the next annual general meeting of shareholders of the Company, conditioned on and subject to the dual-primary listing of the Company on the Main Board of The Stock Exchange of Hong Kong Limited becoming effective and other conditions described in this Proxy Statement;

14.	An ordinary resolution to approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement; and

15.	An ordinary resolution to hold an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How does the Board of Directors recommend that I vote?

The Board of Directors unanimously recommends that you vote:

1.

FOR the ordinary resolution to re-elect Samantha (Ying) Du to serve as a director until the 2023 annual general meeting of shareholders and until her successor is duly elected and qualified, subject to her earlier resignation or removal.

2.

FOR the ordinary resolution to re-elect Kai-Xian Chen to serve as a director until the 2023 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal.

3.

FOR the ordinary resolution to re-elect John D. Diekman to serve as a director until the 2023 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal.

4.

FOR the ordinary resolution to re-elect Richard Gaynor to serve as a director until the 2023 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal.

5.

FOR the ordinary resolution to re-elect Nisa Leung to serve as a director until the 2023 annual general meeting of shareholders and until her successor is duly elected and qualified, subject to her earlier resignation or removal.

6.

FOR the ordinary resolution to re-elect William Lis to serve as a director until the 2023 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal.

7.

FOR the ordinary resolution to re-elect Scott Morrison to serve as a director until the 2023 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal.

8.

FOR the ordinary resolution to re-elect Lonnie Moulder to serve as a director until the 2023 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal.

9.

FOR the ordinary resolution to re-elect Peter Wirth to serve as a director until the 2023 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal.

10.

FOR the special resolution to adopt the Sixth Amended and Restated Memorandum and Articles of Association of the Company as described in this Proxy Statement, conditioned on and subject to the dual-primary listing of the Company on the Main Board of The Stock Exchange of Hong Kong Limited becoming effective.

11.

FOR the ordinary resolution to approve the Zai Lab Limited 2022 Equity Incentive Plan, conditioned on and subject to the dual-primary listing of the Company on the Main Board of The Stock Exchange of Hong Kong Limited becoming effective.

12.

FOR the ordinary resolution to ratify the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 for the Company’s annual consolidated financial statements filed with the SEC and its internal controls over financial reporting in accordance with the Exchange Act.

13.

FOR the ordinary resolution, within the parameters of Rule 13.36 of the HK Listing Rules, to approve the granting of a share issue mandate to the Board of Directors to issue, allot or deal with unissued ordinary shares and/or American Depositary Shares (“ADSs”) not exceeding 20% of the total number of issued ordinary shares of the Company as of the date of passing of such ordinary resolution up to the next annual general meeting of shareholders of the Company, conditioned on and subject to dual-primary listing of the Company on the Main Board of The Stock Exchange of Hong Kong Limited becoming effective and other conditions described in this Proxy Statement.

14.	FOR the ordinary resolution to approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement.

15.	For a frequency of “3 years” for the ordinary resolution to hold an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers.

How do I vote?

Shareholders of Record

If you are a shareholder of record of our ordinary shares registered on our Hong Kong register or Cayman Islands register as of the record date, you may vote at the Annual Meeting, by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to help ensure your vote is counted. You may still attend the meeting and vote even if you have already voted by proxy.

•

To vote using a proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the prepaid envelope provided. Proxy cards submitted by mail must be received no later than June 15, 2022, to be voted at the Annual Meeting.

•

To vote through the Internet, go to www.proxyvote.com to complete an electronic voting instruction form. You will be asked to provide the 16-digit control number included on your Notice. Your Internet vote must be received by 8:00 a.m. (U.S. Eastern Time) on June 21, 2022 to be counted.

•

To vote while virtually attending the Annual Meeting, attend the meeting by visiting www.virtualshareholdermeeting.com/ZLAB2022. You will be asked to provide the 16-digit control number included on your Notice.

•	To vote in person at the Annual Meeting, attend the meeting by going to 4560 Jinke Road, Bldg. 1, Fourth Floor, Pudong, Shanghai, China 201210.

Beneficial Owners

If you are a beneficial owner of ordinary shares registered on the record date in the name of a brokerage firm, bank or other financial institution, you should have received information containing voting instructions from that organization rather than from us. Simply follow the voting instructions to help ensure that your vote is counted. To vote at the Annual Meeting, you must obtain a legal proxy or broker’s proxy card from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.

ADS Holders of Record

ADS holders as of the ADS record date (4:30 p.m. (U.S. Eastern Time) on April 25, 2022) who wish to exercise their voting rights for the underlying ordinary shares must act through Citibank. The deposit agreement permits registered ADS holders as of the ADS record date to instruct Citibank to exercise the voting rights for the ordinary shares represented by ADSs. Citibank has agreed that it will endeavor, insofar as practicable and permitted under applicable law and the provisions of the deposit agreement, to vote the securities (in person or by proxy) represented by the holder’s ADSs in accordance with such voting instructions as follows:

•

In the event of voting by a show of hands, Citibank will vote (or cause its custodian to vote) all ordinary shares held on deposit at that time in accordance with the voting instructions received from a majority of ADS holders who provide timely voting instructions.

•	In the event of voting by poll, Citibank will vote (or cause its custodian to vote) the ordinary shares held on deposit in accordance with the voting instructions received from ADS holders.

In the event of voting by poll, ADS holders of record that have not provided timely voting instructions shall be deemed to have instructed Citibank to give a discretionary proxy to a person designated by us to vote the ordinary shares represented by such holders’ ADSs; provided that no such instructions shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which we inform Citibank that we do not wish such proxy to be given; provided, further, that no such discretionary proxy shall be given (x) with respect to any matter as to which we inform Citibank that (i) there exists substantial opposition, or (ii) the rights of ADS holders or the shareholders of the Company will be materially adversely affected, and (y) in the event that the vote is by a show of hands.

Citibank will distribute information to ADS holders as of the ADS record date (4:30 p.m. (U.S. Eastern Time) on April 25, 2022) describing how voting instructions may be delivered to Citibank by ADS holders.

Instructions from the ADS holders must be sent to Citibank so that the instructions are received by no later than 10:00 a.m. (U.S. Eastern Time) on June 14, 2022.

Beneficial Owners of ADSs

If you are a beneficial owner of ADSs registered on the ADS record date in the name of a brokerage firm, bank or other financial institution, you should have received information containing voting instructions from that organization rather than from Citibank. Simply follow the voting instructions to ensure that your vote is counted.

Conversion of ADSs

If a holder of ADSs cancels his, her or its ADSs in exchange for ordinary shares on or prior to the ADS record date, such holder of ADSs will not be able to instruct Citibank, as depositary of the ADSs, as to how to vote the ordinary shares represented by the canceled ADSs as described above. Holders of ADSs who wish to cancel their ADSs in exchange for ordinary shares for the purpose of voting the ordinary shares directly will need to make arrangements to deliver their ADSs to Citibank, as depositary of the ADSs, for cancellation with sufficient time to allow for the completion of the delivery and, if applicable, the re-registration of the ordinary shares on our Company’s register of members in Hong Kong prior to the ordinary share record date, together with (a) delivery instructions for the corresponding ordinary shares (including, if applicable, the name and address of person(s) who will be the registered holder of such ordinary shares) and (b) payment of the ADS depositary fees associated with such ADS cancellation (US$0.05 per ADS to be cancelled) and any applicable taxes. If ADSs are held in a brokerage firm, bank or other financial institution, please contact the broker, bank or other financial institution to find out what actions need to be taken to instruct the broker, bank or other financial institution to present the ADSs for cancellation. Please be aware that there are no guarantees of timely delivery or re-registration of ordinary shares prior to the record date due to the time differences between U.S. Eastern Time and Shanghai and Hong Kong Time, as well as the time required for processing the ADS cancellations, the delivery of our ordinary shares and, if applicable, the re-registration of our ordinary shares on the Company’s register of members in Hong Kong.

What are “broker non-votes”?

A “broker non-vote” occurs when a U.S. brokerage firm, bank or other financial institution holding shares for a beneficial owner of ordinary shares does not vote the shares on a proposal because the U.S. brokerage firm, bank or other financial institution does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding voting of their shares. U.S. brokerage firms, banks and other nominees who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given with respect to routine matters. Discretionary proxies exercised by U.S. brokerage firms, banks or other financial institutions with respect to our ADSs will be processed by Citibank in accordance with the provisions of the deposit agreement.

Brokerage firms, banks or other financial institutions holding shares for a beneficial owner of our ordinary shares listed for trading on the Hong Kong Stock Exchange and held in Central Clearing and Settlement System (“CCASS”) in Hong Kong do not have discretionary authority to vote shares if specific instructions are not given by the beneficial owner of the ordinary shares. Accordingly, if your shares listed for trading on the Hong Kong Stock Exchange are held by a brokerage firm, bank or other financial institution on your behalf in CCASS in Hong Kong and you do not instruct the brokerage firm, bank or other financial institution as to how to vote your shares, your brokerage firm, bank or other financial institution will not be entitled to exercise discretion to vote your shares.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting. Consistent with the laws of the Cayman Islands, abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum. If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the recommendation of the Board of Directors set forth above. Our shareholders have no rights under the Cayman Islands Companies Act or under our Fifth Amended and Restated Memorandum and Articles of Association (“Current Articles”) to exercise dissenters’ or appraisal rights with respect to the proposals being voted on.

Can I revoke or change my vote after I submit my proxy?

If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy through the Internet.

•	You may send a timely written notice that you are revoking your proxy to Zai Lab Limited, 4560 Jinke Road, Bldg. 1, Fourth Floor, Pudong, Shanghai, China 201210, Attention: Corporate Secretary.

•	You may attend the Annual Meeting and vote electronically. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or Internet proxy is the one that is counted.

Will my shares be counted if I do not vote?

Your shares will not be voted at the Annual Meeting if you are the shareholder of record and you do not vote before the Annual Meeting by proxy card, or via the Internet, or during the Annual Meeting, in person or virtually via the Internet,.

What if I return my proxy card but do not provide voting instructions?

Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast on a given proposal. If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the recommendations of the Board of Directors set forth above.

What is the quorum requirement?

Pursuant to the Current Articles, the quorum required for a general meeting of shareholders consists of one or more shareholders holding not less than an aggregate of one-tenth of all voting share capital of the Company in issue who are present in person, virtually or by proxy and entitled to vote. As of the Ordinary Share record date, there were [●] shares outstanding and entitled to vote. Thus, the holders of [●] shares must be present in person or virtually or represented by proxy at the Annual Meeting to have a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote electronically at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of the shares present at the meeting or represented by proxy may adjourn the meeting to another date.

How many votes are needed to approve each proposal?

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person, virtually or by proxy at a general meeting, while a special resolution requires the affirmative vote of at least two-thirds of the votes cast by the shareholders entitled to vote who are present in person, virtually or by proxy at a general meeting. Proposals 1-9 and 11-15 of this Proxy Statement are ordinary resolutions. Proposal 10 of this Proxy Statement is a special resolution. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect on the results of this vote.

Who is paying the expenses of solicitation?

We are making this solicitation and will pay the entire cost of preparing and distributing the proxy materials and soliciting votes. If you choose to access the proxy materials over the Internet, you are responsible for any Internet access charges that you may incur. Our officers, directors and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, emails or otherwise. Proxies may be solicited by telephone, email, facsimile, personal solicitation or otherwise. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies.

When are shareholder proposals and director nominations due for next year’s annual meeting?

The Cayman Islands Companies Act provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with a right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. The Current Articles allow our shareholders holding in aggregate not less than one-tenth of the share capital of the Company and entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case the Board of Directors may duly convene an extraordinary general meeting and submit the resolutions put forward to a vote at such meeting. As a Cayman Islands exempted company, we are not obligated by law to call annual general meetings, however, under the Current Articles, the Company shall hold an annual general meeting every year.

Shareholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual general meeting of shareholders by submitting their proposals in writing to us in a timely manner. In order to be considered for inclusion in the proxy statement for the 2023 annual general meeting of shareholders, shareholder proposals must be received at our principal executive offices no later than December 31, 2022, and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act. If a shareholder wishes to propose a person for election as a director of the Company at our next annual general meeting, such shareholder must lodge a written notice at our principal place of business, with a copy forwarded to our registered office. The period for lodgment of such notice shall be a period commencing on the day after the dispatch of the notice of such meeting and ending on the earlier of (i) seven (7) days after the date of such notice or (ii) seven (7) days prior to the date of such meeting (or such other period, being not less than seven (7) days, commencing no earlier than the day of dispatch of the notice of such meeting and ending no later than seven (7) days prior to the date appointed for such meeting, as may be determined by the Board from time to time). Such written notice must include the background information on the Candidate required by Rule 13.51(2) of the Listing Rules of the Hong Kong Stock Exchange. Any other shareholder proposal for the 2023 annual general meeting of shareholders which is submitted outside the processes of Exchange Act Rule 14a-8 (including a director nomination) shall be considered untimely unless received by the Company in writing no later than March 15, 2023. If the date of the annual general meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC and announced in Hong Kong via the website of Hong Kong Exchange and Clearing Limited (www.hkexnews.hk). A copy of all notices of proposals by shareholders should be sent to Chief Legal Officer & Corporate Secretary, Zai Lab Limited, 4560 Jinke Road, Bldg. 1, Fourth Floor, Pudong, Shanghai, China 201210.

When will the Company announce the voting results?

Results of the Annual Meeting will be posted on the website of the Company (https://www.zailaboratory.com/) and on the website of HKEx (www.hkexnews.hk) following the conclusion of the Annual Meeting and on the website of the SEC (www.sec.gov) in a Current Report on Form 8-K filed by us within four business days of the conclusion of the Annual Meeting.

MATTERS REQUIRING SHAREHOLDER ACTION

PROPOSALS 1 TO 9

ELECTION OF DIRECTORS

Description of the Proposal

The Current Articles provide that unless otherwise determined by the Company in a general meeting, the authorized number of directors shall be not less than one or more than ten and each director shall be elected annually for terms expiring at the next annual meeting of the Company, at which he or she may be eligible for re-election, until his or her earlier death, resignation or removal. We are not subject to any contractual obligations regarding the election of our directors. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy, including vacancies created by an increase in the number of directors, will serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board of Directors presently has nine members, all of whom are up for re-election at the Annual Meeting. If elected at the Annual Meeting, each of these nominees would serve until the 2023 annual meeting and until his or her successor has been duly elected and qualified or, if sooner, until the director’s death, resignation or removal. Our policy is to encourage directors and nominees for director to attend our annual meetings. One of seven directors then in office attended the 2021 annual meeting.

The following table sets forth certain information as of April 1, 2022, with respect to our directors, all of whom are nominated for election by the Board of Directors at the Annual Meeting.

Name	Age	Position(s)	Director Since
Samantha (Ying) Du	57	Founder, Chief Executive Officer, Chairperson of the Board of Directors	2014
Richard Gaynor	72	Director	2021
Kaixian Chen	76	Director	2018
John D. Diekman	79	Director	2017
Nisa Leung	51	Director	2014
William Lis	57	Director	2018
Leon O. Moulder Jr.	64	Director	2020
Peter Wirth	71	Director	2017
Scott Morrison	64	Director	2021

Biographical information for directors as of April 1, 2021 are set forth below:

Samantha (Ying) Du, Ph.D.

Experience

Dr. Du founded Zai Lab in 2014 and has been our CEO and Chairperson of the Board of Directors since its inception. Prior to founding Zai Lab, Dr. Du spent two years at Sequoia Capital China where she led four healthcare investments and served on the boards. From 2001 to 2011, Dr. Du co-founded Hutchison MediPharma and Hutchison China MediTech and served as their Chief Executive Officer and Chief Scientific Officer, respectively, since their inception. Dr. Du began her research career with Pfizer in the United States from 1994 to 2001. She received her Ph.D. in biochemistry from the University of Cincinnati in 1994 and her bachelor’s degree in molecular biology from Jilin University, China in 1987.

Skills and Qualifications

The Board of Directors believes that Dr. Du’s valuable knowledge with respect to the Company as its founder and Chief Executive Officer, significant knowledge and experience with respect to the biotechnology, healthcare and pharmaceutical industries and her comprehensive global leadership background resulting from extensive service as an executive in the pharmaceutical industry position her to make valuable contributions to the Board.

Richard Gaynor, M.D.

Experience

Dr. Gaynor has been our independent Director since November 2021 and currently serves as the Chairman of our Research and Development Committee. Dr. Gaynor is the President and Chief of Research and Development of BioNTech US. Prior to this, he was President, Research and Development, at Neon Therapeutics, beginning in 2016. Previously, Dr. Gaynor spent 15 years in senior roles at Lilly Oncology, including as Senior Vice President, Clinical Development and Medical Affairs. He chaired the Lilly Oncology Research and Development Committee and helped oversee collaborations with such companies as Bristol Myers Squibb, Merck, AstraZeneca and GE Healthcare. Dr. Gaynor also led preclinical and early clinical oncology research at Lilly. Dr. Gaynor holds an M.D. from the University of Texas Southwestern Medical School, where he served a residency in internal medicine. He completed fellowship training in hematology-oncology at the UCLA School of Medicine, where he spent nine years on the faculty. He then served for 11 years on the faculty at the University of Texas Southwestern Medical School, including as the Chief of Hematology-Oncology and Director of the Simmons Cancer Center. He is the author of nearly 150 publications. Dr. Gaynor participates on numerous advisory boards and committees, including currently serving as a Director of Alkermes, Infinity Pharmaceuticals and the Damon Runyon Cancer Research Foundation.

Skills and Qualifications

The Board of Directors believes that Dr. Gaynor’s deep experience as an oncologist and his expertise in research and development position him to make valuable contributions to the Board.

Kai-Xian Chen, Ph.D.

Experience

Professor Chen has been our independent Director since August 2018. Professor Chen has been serving as the independent non-executive Director of InnoCare Pharma Limited since March 2020. He has also been serving as the independent Director of Jiangsu Kanion Pharmaceutical Co., Ltd. since December 2019 and the independent non-executive Director of Innovent Biologics, Inc. since October 2018. From 2007 to 2017, he served as a member of the National Committee of the Chinese People’s Political Consultative Conference. From 2005 to 2014, Professor Chen served as President of Shanghai University of Traditional Chinese Medicine. From 2011 to 2018, Professor Chen served as President of the Shanghai Association for Science and Technology. Prior to that, from 1993 to 2004, Professor Chen served as Deputy Director and later, Director of Shanghai Institute of Materia Medica (“SIMM”) Chinese Academy of Sciences. Professor Chen has also served as Principal Scientist for two National Basic Research Programs by the MOST. Since 2001, Professor Chen has served successively as the member of the Chief Specialists Board and the Deputy Chief Technical Officer of the major science and technology projects “innovative drugs and modernization of traditional Chinese medicine” and “Innovative Drug Research & Development,” where he participated in the organization and promotion of new drug research and development for China’s 10th -13th Five Year Plans. In 1999, Professor Chen was elected as a member of the Chinese Academy of Sciences. Prior to that, from 1985 to 1988, he conducted postdoctoral research at Institut de Biologie Physico-Chimique in Paris. Professor Chen started his academic career at SIMM as an Associate Professor, where he later reached the level of Full Professor. Professor Chen received his Master and Ph.D. degree at the Chinese Academy of Science in 1982 and 1985 respectively and his Bachelor of Science from Fudan University in 1967.

Skills and Qualifications

The Board of Directors believes that Professor Chen’s service as a member of several prestigious Chinese institutional and research organizations, in addition to his service as an independent director for biopharmaceutical companies, position him to make valuable contributions to the Board.

John D. Diekman, Ph.D.

Experience

Dr. Diekman has been our independent Director since 2017 and currently serves as the Chairman of our Audit Committee. Dr. Diekman is founding partner of 5AM Ventures, where he has served since 2002. He is director of Cleave Therapeutics, Inc., a cancer therapeutic company; and Wildcat Discovery Technologies, Inc., a technology company that discovers materials for energy storage applications; charter trustee of Princeton University; chairman of the board of directors of The Scripps Research Institute; and a member of the advisory board of the Schaeffer Center for Health Policy and Economics at the University of Southern California. During the last five years, Dr. Diekman served as the Chairman and Director of IDEAYA Biosciences from 2015 to June 2020. Dr. Diekman holds an A.B. in Organic Chemistry from Princeton University in 1965 and a Ph.D. in Chemistry from Stanford University in 1969.

Skills and Qualifications

The Board of Directors believes that Dr. Diekman’s expertise, perspective and experience as a founder and director at oncology-focused companies as well as his expertise in life sciences and venture capital industries, position him to make valuable contributions to the Board.

Nisa Leung

Experience

Nisa Leung has been our Director since 2014 and independent director since July 2020. Ms. Leung is a Managing Partner at Qiming Venture Partners, where she leads its healthcare investments. In addition to serving on the Board of Directors, Ms. Leung is also a member of the board of directors of CanSino Biologics Inc., a vaccine developer; dMed, a Shanghai-based CRO consulting startup; and Venus Medtech, a developer of interventional artificial cardiac valve systems. Ms. Leung received a Master of Business Administration from the Stanford Graduate School of Business in June 2001 and a B.S. in Hotel Administration from Cornell University in 1992.

Skills and Qualifications

The Board of Directors believes that Ms. Leung’s venture capital and consulting experience in the healthcare industry, position her to make valuable contributions to the Board.

William Lis

Experience

Mr. Lis has been our independent Director since October 2018. He has 30 years of biopharmaceutical experience. He is the Chairman after serving as CEO of Jasper Therapeutics, Inc. where he led the company’s 2019 Series A financing, initial public offering and pipeline development from 2019 until 2022. Previously, Mr. Lis served as Chief Executive Officer and a Director of Portola Pharmaceuticals, Inc. from 2009 until 2018 after serving as Chief Operating Officer. Under his leadership, Portola successfully grew from a discovery-stage company to a fully integrated research and development and commercial organization, and independently discovered and developed Andexxa®, Bevyxxa® and cerdulatinib. He led the initial public offering in 2013 and grew Portola into a multi-billion dollar valuation company during his tenure. Portola was acquired by Alexion in 2020. Mr. Lis held executive positions at Scios, Inc. (a Johnson & Johnson company) where he last served as Sr. Vice President of New Product Development and Business Development, having led in-licensing efforts, development and the commercial operations for Xarelto®; He also held positions of increasing responsibility at Millennium Pharmaceuticals, Inc. (previously COR Therapeutics, Inc.) and Rhone Poulenc Rorer in sales, marketing, medical affairs and business development. he was involved in the commercial launch of Integrilin®, Lovenox®, Velcade® and Rilutek®. Mr. Lis served as a member of the Bio Board of Directors for Emerging Companies and as an independent Director of Eidos Therapeutics, Inc (Nasdaq: EIDX), acquired by Bridge Bio. Mr. Lis holds a B.S. from the University of Maryland.

Skills and Qualifications

The Board of Directors believes that Mr. Lis’ extensive leadership and financial experience in the biopharmaceutical industry position him to make valuable contributions to the Board.

Leon O. Moulder, Jr.

Experience

Mr. Moulder has been our independent Director since January 2020 and currently serves as the Chairman of the Nominating and Corporate Governance Committee. Mr. Moulder is the Managing Member of Tellus BioVentures, LLC, an early-stage life sciences investment fund. He most recently served as Chief Executive Officer and Director of Tesaro, Inc. since cofounding the company in 2010. Acquired by GSK in January 2019, Tesaro was a fully-integrated Boston based oncology-focused biopharmaceutical company with operations in North America and Europe. He previously served as President and Chief Executive Officer of Abraxis BioScience, Inc., prior to the company’s eventual acquisition by Celgene Corporation in 2010. Prior to that, from 2008, Mr. Moulder served as Vice Chairman of Eisai Corporation of North America following Eisai’s acquisition of MGI PHARMA, where he served as President and Chief Executive Officer beginning in 2003 and previously as Executive Vice President since 1999. This followed him serving as a member of the founding management team of a venture-stage biotech company in 1997. Mr. Moulder began his career as a clinical pharmacist followed by a seventeen-year career at predecessor companies of Sanofi, beginning with Marion Laboratories in 1981. Mr. Moulder is a Temple University Trustee, Chairman of the Trustee Committee for Research, Chairman of the Temple University Japan (TESS) Board and serves on the board of the Fox Chase Cancer Center. He is a Council Member for both the University of Chicago Booth School of Business and the Polsky Center for Entrepreneurship and Innovation. Mr. Moulder serves on the board of the Helsinn Group, is Chairman of the Board of Directors of Trevena, Inc. and previously served on the Boards of Cubist Pharmaceuticals and the Biotechnology Innovation Organization (BIO). Mr. Moulder received a Pharmacy degree from Temple University in 1980 and an MBA from The University of Chicago Booth School of Business in 1997.

Skills and Qualifications

The Board of Directors believes that Mr. Moulder’s significant operational and senior management experience in the biopharmaceutical industry, as well as his extensive experience as a director on public and private boards in the industry, position him to make valuable contributions to the Board.

Peter Wirth

Experience

Mr. Wirth has been our Director since 2017, and independent Director since May 2020 and currently serves as the Chairman of the Compensation Committee. He is a venture partner at Quan Capital Management, LLC, a global venture capital firm; chairman of the board of directors of FORMA Therapeutics, a Nasdaq-listed clinical stage biopharmaceutical company developing novel therapeutics for patients with rare hematological diseases and cancer; and chairman of the board of directors at Syros Pharmaceuticals, a Nasdaq-listed clinical stage biopharmaceutical company developing novel therapeutics for patients with leukemia and select solid tumors. From 2011 to 2014, Mr. Wirth served as Founder, President and Director of Lysosomal Therapeutics, Inc., a biopharmaceutical company focused on small molecule research and development in the field of neurodegeneration. From 1996 to 2011, Mr. Wirth served as a senior executive at Genzyme, which is now part of Sanofi, and most recently as its Executive Vice President of legal and corporate development, Chief Risk Officer and corporate secretary. Mr. Wirth received a B.A. in Political Science from the University of Wisconsin at Madison in 1972 and a JD from Harvard Law School in 1975.

Skills and Qualifications

The Board of Directors believes that Mr. Wirth’s expertise in corporate governance and his experience in corporate strategy, product development, business development and legal issues confronting the biotechnology industry position him to make valuable contributions to the Board.

Scott Morrison

Experience

Mr. Morrison has been our independent Director since October 2021. He has served public and private companies in the life sciences industry since 1980. He was a Partner with Ernst & Young LLP from 1996 to December 2015, serving as its U.S. Life Sciences Leader from 2002 to December 2015. During his tenure at EY he worked on hundreds of public and private financings, M&A transactions and corporate collaborations. Mr. Morrison retired in December 2015 and now serves on the boards and chairs the Audit Committees of Audentes, Inc. (through its sale to Astellas in January 2020), Corvus Pharmaceuticals, Global Blood Therapeutics, IDEAYA Biosciences and Vera Therapeutics. He also serves as a member of the Compensation Committee for GBT and Corvus and is a member of the GBT’s Commercial Committee. Mr. Morrison has also served as a director on several life sciences industry boards including the Biotechnology Innovation Organization (BIO) ECS board, the Bay Area Biosciences Board (now CLSA), the Life Sciences Foundation and the Biotechnology Institute. Mr. Morrison was awarded the CLSA Pantheon 2016 Life Sciences Leadership Award. Mr. Morrison holds a B.S. in Business Administration from the Haas School at University of California, Berkeley and is a Certified Public Accountant (inactive).

Skills and Qualifications

The Board of Directors believes that Mr. Morrison’s positions on other boards, experience in the life science industry and financial expertise position him to make valuable contributions to the Board.

Vote Required

Each director nominated for election will be elected if a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy vote in favor of such director. Broker non-votes and abstentions with respect to one or more directors will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED ABOVE.

PROPOSAL 10

ADOPTION OF THE SIXTH AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION, CONDITIONED AND EFFECTIVE UPON THE EFFECTIVE DATE OF THE COMPANY’S CONVERSION TO DUAL-PRIMARY LISTING ON THE HKEX

Description of the Proposal

General

The Board of Directors has approved, declared advisable and is recommending that our shareholders approve the Sixth Amended and Restated Memorandum and Articles of Association of the Company (the “Sixth Articles”) to replace the Fifth Amended and Restated Memorandum and Articles of Association (the “Current Articles”) at the Annual Meeting, conditioned on and subject to the Company’s conversion to dual primary listing status on the Main Board of the Stock Exchange of Hong Kong Limited (the “HKEx”), to reflect changes required or recommended by the HKEx in connection with the Company’s conversion to dual primary listing status on the HKEx and the recent share subdivision approved by shareholders in March 2022. Details of the proposed amendments to the Current Articles are set out below. The following discussion is qualified in its entirety by reference to the proposed Sixth Articles, a copy of which is attached to this Proxy Statement as Appendix A and is incorporated herein by reference. Appendix A is marked to show the proposed changes that would be made.

Background

The Board of Directors approved a preliminary proposal for the dual-primary listing of the Company’s ordinary shares on the Main Board of The Stock Exchange of Hong Kong Limited and the Nasdaq Stock Market. In order to comply with the HK Listing Rules as described in this Proxy Statement, the Company has proposed to amend certain provisions of the Current Articles to reflect changes required or recommended by the HKEx in connection with the Company’s conversion to dual primary listing status on the HKEx and the share subdivision.

The Current Articles are available on the websites of the Company (www.zailaboratory.com) and Hong Kong Exchanges and Clearing Limited (www.hkexnews.hk).

Description and Purpose of the Restated Articles

Special Resolution – Article 1

If this proposal is approved, the Current Articles will be amended and restated to vary the definition of a Special Resolution to specifically make reference to, and include, instances flagged in the Sixth Articles that require the increased voting threshold (from two-thirds to three-fourths of the votes cast on a proposal) of a “Super-Majority Resolution” (as defined below). This proposed amendment is made in compliance with the Companies Act (Revised) of the Cayman Islands, which provides at Section 60(1)(a) that a company may in its articles of association specify that the required majority shall be a number greater than two-thirds, and may additionally so provide that any such majority (being not less than two-thirds) may differ as between matters required to be approved by a special resolution.

Variation of Rights Attaching to Shares – Article 23

If this Proposal is approved, the Current Articles will be amended and restated to increase the voting threshold for the variation of rights attaching to any class or series of shares by written consent from two-thirds of the issued shares to three-fourths of the voting rights of the holders of that class or series, and that such variation of rights can also be approved by a not less than three-fourth of our shareholders (“Super-Majority Resolution”), who, as being entitled to do so, vote at a general meeting, the quorum of which is not less than an aggregate of one-third of the issued shares of the relevant class. This proposed amendment is made in compliance with paragraph 15 of Appendix 3 of the HK Listing Rules, which provides that a super-majority vote of the issuer’s members of the class to which the rights are attached shall be required to approve a change to those rights. For the purpose of this HK Listing Rule, a “super-majority vote” means at least three-fourths of the voting rights of the members holding shares in that class present and voting in person or by proxy at a separate general meeting of members of the class where the quorum for such meeting shall be holders of at least one third of the issued shares of the class.

Quorum – Article 24(b)

If this Proposal is approved, the Current Articles will be amended and restated to increase the necessary quorum to hold a general meeting of holders of one class or series of shares or to demand a poll at such a general meeting from one or more persons holding or representing at least one-tenth of the issued shares of that class or series to one or more persons holding or representing at least one-third of the issued shares of that class or series. This proposed amendment is made in compliance with paragraph 15 of Appendix 3 of the HK Listing Rules, which provides that a super-majority vote of the issuer’s members of the class to which the rights are attached shall be required to approve a change to those rights and which a quorum for such meeting shall be holders of at least one third of the issued shares of that class.

Shareholder Right to Speak at General Meeting – Articles 52-54, 58, 71

If this Proposal is approved, the Current Articles will be amended and restated to explicitly specify that each shareholder of the Company entitled to attend or vote at a general meeting shall also have to right to speak at the general meeting. This proposed amendment is made in compliance with paragraph 14(3) of Appendix 3 of the HK Listing Rules, which provides that members must have the right to speak at a general meeting; and vote at a general meeting except where a member is required, by the HK Listing Rules, to abstain from voting to approve the matter under consideration.

General Meetings – Article 56(a)

If this Proposal is approved, the Current Articles will be amended and restated to provide that the annual general meeting of the Company shall occur within 6 months after the end of the Company’s financial year (or such longer period as the relevant stock exchange may authorize). This proposed amendment is made in compliance with paragraph 14(1) of the HK Listing Rules, which provides that an issuer must hold a general meeting for each financial year as its annual general meeting and generally, an issuer must hold its annual general meeting within six months after the end of its financial year.

Notice of General Meetings – Article 58

If this Proposal is approved, the Current Articles will be amended and restated to provide that the notice period for any extraordinary general meeting of the Company will be at least 14 calendar days and the notice period for any annual general meeting of the Company will be at least 21 calendar days. This proposed amendment is made in compliance with Rule 14(2) of the HK Listing Rules.

Clearing Houses – Article 81A

If this Proposal is approved, the Current Articles will be amended and restated to provide that the Hong Kong Securities Clearing Company Limited (“HKSCC”) will be entitled to appoint proxies or corporate representatives to attend the Company’s general meetings and creditors meetings and such proxies or corporate representatives will enjoy rights equivalent to the rights of other shareholders of the Company, and that, where applicable law prohibits HKSCC form appointing proxies or corporate representatives, the Company will use its best efforts to make necessary arrangements with HKSCC to ensure that Hong Kong investors holding shares through HKSCC enjoy the right to vote, attend and speak at general meetings. This proposed amendment is made in compliance with paragraph 19 of Appendix 3 of the HK Listing Rules, which provides that HKSCC must be entitled to appoint proxies or corporate representatives to attend the issuer’s general meetings and creditors meetings and those proxies/    corporate representatives must enjoy rights equivalent to the rights of other shareholders, including the right to speak and vote.

Directors – Article 82(d)

If this Proposal is approved, the Current Articles will be amended and restated to specify within this Article that directors appointed by ordinary resolution to fill a casual vacancy on the board or as an addition to the existing board will hold office until the first annual general meeting of the Company after his appointment and will then be eligible for re-election at that meeting. This proposed amendment is made in compliance with paragraph 4(2) of Appendix 3 of the HK Listing Rules, which provides that any person appointed by the directors to fill a casual vacancy on or as an addition to the board shall hold office only until the first annual general meeting of the issuer after his appointment, and shall then be eligible for re-election.

Proceedings of Directors – Article 103(a)

If this Proposal is approved, the Current Articles will be amended and restated to provide that at least 14 calendar days’ notice shall be given to all directors and their respective alternates for regular board meetings. This proposed amendment is made in compliance with Code Provision C.5.3 of Appendix 14 of the HK Listing Rules, which provides that notice of at least 14 days should be given of a regular board meeting to give all directors an opportunity to attend. For all other board meetings, reasonable notice should be given.

Proceedings of Directors – Article 108

If this Proposal is approved, the Current Articles will be amended and restated to specify that a Director’s vote with respect to any matter that he may be interested in shall be subject to the relevant rules of the designated stock exchange.

Audit – Article 134

If this Proposal is approved, the Current Articles will be amended and restated to provide that the appointment and removal of an auditor of the Company shall be approved by a majority of the shareholders of the Company or other body that is independent of the Board of Directors in accordance with the HK Listing Rules, that the removal of an auditor of the Company before the expiration of its period of office shall require the approval of an ordinary resolution, and that the remuneration of the auditor of the Company shall be approved by a majority of the shareholders of the Company or other body that is independent of the Board. This proposed amendment is made in compliance with paragraph 17 of Appendix 3 of the HK Listing Rules, which provides that the appointment, removal and remuneration of auditors must be approved by a majority of the issuer’s members or other body that is independent of the board of directors.

Information – Article 150

If this Proposal is approved, the Current Articles will be amended and restated to provide that any branch Register of Members maintained in Hong Kong shall be open for inspection by a shareholder of the Company without charge, and shall be open to such other persons on payment of a fee as the Board may determine, subject to certain limitations, and that the Company may be permitted to close the branch Register of Members on terms equivalent to Section 632 of Companies Ordinance (Cap. 622 of the Laws of Hong Kong). This proposed amendment is made in compliance with paragraph 20 of the HK Listing Rules, which provides that the branch register of members in Hong Kong shall be open for inspection by members but the issuer may be permitted to close the register on terms equivalent to section 632 of the Companies Ordinance (Cap. 622 of the Laws of Hong Kong).

Winding Up – Article 155

If this Proposal is approved, the Current Articles will be amended and restated to provide that the Company may be wound up voluntarily if the shareholders of the Company at any general meeting so resolve by Super-Majority Resolution. This proposed amendment is made in compliance with paragraph 21 of Appendix 3 of the HK Listing Rules, which provides that a super-majority vote of the issuer’s members in a general meeting shall be required to approve a voluntary winding up of an issuer.

Amendment to Memorandum and Articles – Article 155

If this Proposal is approved, the Current Articles will be amended and restated to provide that the Company’s memorandum of association and articles of association may be altered or amended, or the name of the Company may be changed, if the shareholders of the Company at any general meeting so resolve by Super-Majority Resolution. This proposed amendment is made in compliance with paragraph 16 of Appendix 3 of the HK Listing Rules, which provides that a super-majority vote of the issuer’s members in a general meeting shall be required to approve changes to an issuer’s constitutional documents. For the purpose of this HK Listing Rule, a “super-majority vote” means at least three-fourth of the voting rights of the members present and voting in person or by proxy at the general meeting.

General Effects of the Restated Articles

If the shareholders of the Company approve the Sixth Articles, the Sixth Articles will become effective upon the effective date of the Company’s conversion to dual-primary listing on the HKEx, and will thereafter be filed with the Cayman Islands Registrar of Companies.

Vote Required

This Proposal requires the affirmative vote of two-thirds of the votes cast by the shareholders entitled to vote who are present in person, virtually or by proxy at the Annual Meeting. Abstentions and broker non-votes will have no effect on this vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ADOPTION OF THE SIXTH ARTICLES, CONDITIONED AND EFFECTIVE UPON THE EFFECTIVE DATE OF THE COMPANY’S CONVERSION TO DUAL-PRIMARY LISTING ON THE HKEX.

PROPOSAL 11

APPROVAL OF THE ZAI LAB LIMITED 2022 EQUITY INCENTIVE PLAN, CONDITIONED ON AND SUBJECT TO THE DUAL-PRIMARY LISTING OF THE COMPANY ON THE MAIN BOARD OF THE STOCK EXCHANGE OF HONG KONG LIMITED BECOMING EFFECTIVE

Description of the Proposal

Overview

On April 20, 2022 (U.S. Eastern Time), the Board of Directors approved the Zai Lab Limited 2022 Equity Incentive Plan (the “2022 Plan”), conditioned on and subject to the dual-primary listing of the Company on the Main Board of The Stock Exchange of Hong Kong Limited becoming effective and shareholder approval. The 2022 Plan is intended to replace the Zai Lab Limited 2017 Equity Incentive Plan (the “2017 Plan”) and is substantially similar to the 2017 Plan, but reflects changes (i) to increase the number of shares reserved for issuance under our equity incentive plans, (ii) required or recommended by the HKEx in connection with the Company’s conversion to dual primary listing status on the HKEx, (iii) in connection with the recent share subdivision approved by the Company’s shareholders and effected as of March 30, 2022 and (iv) in connection with updates to Internal Revenue Code (as defined below). At the time our Board approved the 2022 Plan, the Board determined that, if the 2022 Plan were approved by the shareholders and becomes effective following the dual-primary listing of the Company on the Main Board of The Stock Exchange of Hong Kong Limited becoming effective, no new grants would be made under the 2017 Plan. Awards already granted under the 2017 Plan or the Zai Lab Limited 2015 Omnibus Equity Incentive Plan (the “2015 Plan”) will remain in full force and effect pursuant to the terms and conditions of the 2017 Plan and 2015 Plan, respectively, as if the 2017 Plan and 2015 Plan had not been amended or terminated.

Similar to the 2017 Plan, the 2022 Plan was designed to enhance the flexibility of the Compensation Committee of the Board of Directors in granting share options and other awards to our (and our subsidiaries’) officers, employees, non-employee directors and consultants and to allow us to continue to grant share options and other awards to such persons at levels determined to be appropriate by our Compensation Committee. The Board of Directors believes that share options and other share-based incentive awards play an important role in our success by encouraging and enabling our (and our subsidiaries’) employees, officers, non-employee directors and consultants upon whose judgement, initiative and efforts we largely depend for the successful conduct of our business. The Board of Directors anticipates that providing such persons with a direct equity stake in our Company will result in a closer alignment of the interests of such individuals with those of our Company and our shareholders, thereby stimulating their efforts on our behalf and strengthening their desire to remain with our Company.

If the 2022 Plan is approved by our shareholders, the Company will make an application to the HKEx for the listing of the additional shares that will be issued under the 2022 Plan. If the 2022 Plan is not approved by our shareholders or if the dual-primary listing of the Company on the Main Board of The Stock Exchange of Hong Kong Limited does not become effective, share options and other awards will continue to be granted under the 2017 Plan .

Key Features of the 2022 Plan

While the Board of Directors is aware of and has considered the potential dilutive effect of additional awards and option grants, it also recognizes the performance and motivational benefits of equity compensation and believes that the 2022 Plan is consistent with our executive compensation philosophy and the compensatory practices of other biotechnology companies in our peer group. The 2022 Plan contains a number of features that are designed to serve our shareholders’ interests and to reflect corporate governance best practices, including:

•	Pool Size. The aggregate number of shares that may be delivered in satisfaction of awards under the 2022 Plan is 97,908,743 shares, provided that the number of ordinary shares which may be issued upon exercise of all share options to be granted under the 2022 Plan shall not in aggregate exceed 10% of the issued share capital of the Company as of June 22, 2022. Subject to certain limitations, the ordinary shares underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without any issuance of ordinary shares, or are otherwise terminated (other than by exercise) under the 2022 Plan will be added back to the ordinary shares available for issuance under the 2022 Plan.

•

No “Evergreen” Provision. The 2022 Plan does not include an “evergreen” feature, a feature which was included in the 2017 Plan and that provided for an automatic annual increase to the number of shares reserved under the 2017 Plan between January 1, 2018 and January 1, 2027 equal to the lesser of 4% of the number of shares outstanding as of the close of business on the immediately prior December 31st or such number as approved by the Board on or prior to such date each year.

•

Maximum Limit of Shares Issuable Upon Vesting Or Exercise of Outstanding Options. At any time, the maximum number of shares which may be issued and/or transferred upon the vesting or exercise of all outstanding options which have been granted and have yet to vest or be exercised under the 2022 Plan and any options granted under any other share award schemes of the Company shall not exceed 30% of the Company’s outstanding shares from time to time.

•

Determination of Exercise Price. The exercise price of any option grants under the 2022 Plan will be, unless otherwise required by applicable law or regulation, (i) the higher of (x) the per-share closing price of the Company’s ADS on Nasdaq on the date of grant, which must be a Nasdaq trading day; and (y) the average per-share closing price of the Company’s ADSs on Nasdaq for the five Nasdaq trading days immediately preceding the date of grant, in each case of (x) and (y), multiplied by the applicable conversion ratio from an ADS to Ordinary Shares or (ii) in the event that no share or ADS is traded on a national securities exchange, the fair market value of a share determined by the administrator consistent with the rules of Section 422 and Section 409A of the U.S. Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) to the extent applicable, or such higher amounts as the Compensation Committee may determine in connection with the grant.

•

Maximum Individual Limit. Unless approved by the Company’s shareholders, in accordance with the HK Listing Rules and the terms of the 2022 Plan, the total number of ordinary shares issued and to be issued upon the exercise of share options granted under the 2022 Plan and any other plan of the Company to an individual grantee within any 12-month period shall not exceed 1% of the ordinary shares in issue at the date of any such grant.

•

Maximum Award Limit to Directors. The maximum value of all awards granted under the 2022 Plan to any director in any calendar year, assuming a maximum payout, shall not exceed (a) in the case of a newly appointed Director, $750,000 in the first year of his or her appointment, or otherwise (b) $500,000, in each case provided that such limit shall not apply to any award granted pursuant to a director’s initial equity grant in accordance with the Company’s Non-Employee Director Compensation Policy or election to receive an award in lieu of cash retainer or other fees.

•	Mandatory Blackout Periods. The Company will not offer or grant awards during specified blackout periods, in accordance with HK Listing Rules.

•

Share Option Term and Cancellation. The term of each share option shall be fixed by the administrator, and no share option shall be exercisable more than ten years after the date the share option is granted. Any share option granted but not exercised by the end of its option term will automatically lapse and be cancelled.

•

Flexibility in designing equity compensation schemes. The 2022 Plan allows us to provide a broad array of equity incentives, including awards of share options, share appreciation rights, restricted shares, restricted share units, performance-based awards, unrestricted shares, dividend equivalent rights, and cash-based awards.

•

Repricing is not allowed. The exercise price of share options and share appreciation rights will not be decreased in any manner without shareholder approval, except in connection with a corporate transaction involving the Company.

•

No Current Dividends Paid for Unearned Performance-Based Awards. Dividends or dividend equivalents payable in connection with performance-based awards are subject to the same restrictions and risk of forfeiture as the underlying award. In this regard, we note that we currently do not pay dividends and do not anticipate doing so in the foreseeable future.

•

Broad-based eligibility for equity awards. We grant equity awards to a majority of our employees. By doing so, we align our employees’ interests with shareholder interests and motivate our employees to act as owners of the business.

This summary is subject to the specific provisions contained in the full text of the 2022 Plan set forth in Appendix B to this Proxy Statement.

Other Features of the 2022 Plan

The 2022 Plan provides us with flexibility to issue various equity-based incentive awards, as described below, to motivate and retain our workforce. The ordinary shares we issue pursuant to awards granted under the 2022 Plan are authorized but unissued ordinary shares or ordinary shares that we reacquire.

The 2022 Plan is administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to these selected individuals, and to determine the specific terms and conditions of each award, subject to the provisions of the 2022 Plan. Employees, directors and consultants as selected from time to time by the Compensation Committee are eligible to participate in the 2022 Plan. As of April 1, 2022, 8 non-employee directors and approximately 1999 employees and 30 consultants would be eligible to participate in the 2022 Plan. The Compensation Committee may delegate to the chairman of the Compensation Committee all or part of the Compensation Committee’s authority and duties with respect to granting awards and to our chief executive officer or chief financial officer the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act.

Under the 2022 Plan, the Compensation Committee may award share options, share appreciation rights, restricted shares, restricted share units, performance-based awards, unrestricted shares, dividend equivalent rights, and cash-based awards subject to such conditions and restrictions as it may determine. The Compensation Committee may also grant dividend equivalent rights that entitle the recipient to receive credits for dividends that would be paid if the recipient held a specified number of ordinary shares.

•

Share Options and SARs. The Compensation Committee may grant share options, including incentive stock options (ISOs) and share appreciation rights (SARs). A share option is a right entitling the holder to acquire shares upon payment of the applicable exercise price. A SAR is a right entitling the holder upon exercise to receive an amount (payable in cash or shares of equivalent value) equal to the excess of the fair market value of the shares subject to the right over the base value from which appreciation is measured. The exercise price of each share option, and the base value of each SAR, granted under our 2022 Plan shall be no less than 100% of the fair market value of a share on the date of grant (110% in the case of certain ISOs). Other than in connection with certain corporate transactions or changes to our capital structure, share options and SARs granted under our 2022 Plan may not be repriced or substituted for with new share options or SARs having a lower exercise price or base value, nor may any consideration be paid upon the cancellation of any share options or SARs that have a per share exercise or base price greater than the fair market value of a share on the date of such cancellation, in each case, without shareholder approval. Each share option and SAR will have a maximum term of not more than ten years from the date of grant (or five years, in the case of certain ISOs).

•

Restricted and unrestricted shares and share units. The Compensation Committee may grant awards of shares, share units, restricted shares and restricted share units. A share unit is an unfunded and unsecured promise, denominated in shares, to deliver shares or cash measured by the value of shares in the future, and a restricted share unit is a share unit that is subject to the satisfaction of specified performance or other vesting conditions. Restricted shares are shares that are subject to restrictions requiring that they be redelivered or offered for sale to the Company if specified conditions are not satisfied.

•	Performance awards. The Compensation Committee may grant performance awards, which are awards subject to performance criteria.

•	Other stock-based awards. The Compensation Committee may grant other awards that are convertible into or otherwise based on shares, subject to such terms and conditions as it determines.

•	Substitute awards. The Compensation Committee may grant substitute awards, which may have terms and conditions that are inconsistent with the terms and conditions of the 2022 Plan.

The 2022 Plan provides that, upon the effectiveness, of a “covered transaction,” as defined in the 2022 Plan, the successor entity may assume, continue or substitute for outstanding awards, as appropriately adjusted. To the extent that awards are not assumed, continued or substituted by the successor entity, all awards requiring exercise granted under the 2022 Plan may become exercisable, and the delivery of any shares remaining deliverable under any outstanding award of share units (including restricted share units and performance awards) may be accelerated.

The Board of Directors and the Compensation Committee may amend the 2022 Plan or any outstanding award granted under the 2022 Plan and may terminate the 2022 Plan as to any future grants of awards; provided, however, it may not, without the holder’s consent, alter the terms of an award so as to affect materially and adversely the holder’s rights under the award. Notwithstanding the foregoing, under the terms of the 2022 Plan, the Compensation Committee or the Board of Directors may at any time cancel outstanding options that have been granted but not yet exercised. Any amendments to the 2022 Plan will be conditioned upon shareholder approval only to the extent, if any, such approval is required by applicable laws (including the specific provisions of the 2022 Plan which relate to the matters set out in Rule 17.03 of the HK Listing Rules). In the event the 2022 Plan is terminated while any share option remains outstanding and unexercised, the provisions of the 2022 Plan shall remain in full force to the extent necessary to give effect to the exercise of any such share option.

This summary is subject to the specific provisions contained in the full text of the 2022 Plan set forth in Appendix B to this Proxy Statement.

Information Regarding Our Equity Incentive Program

The following table provides certain additional information regarding our equity incentive program.

As of December 31, 2021
Total number of outstanding awards under the 2015 Plan and 2017 Plan	90,582,950
Total number of outstanding awards under the 2015 Plan and 2017 Plan, as a percentage of the shares outstanding as of December 31, 2021	9.4%
Weighted-average exercise price of outstanding share options	$2.79
Weighted-average remaining term of outstanding share options	5.95 years

Rationale for Share Increase

Our 2017 Plan provides for an automatic annual increase to the number of shares reserved under the 2017 Plan between January 1, 2018 and January 1, 2027 equal to the lesser of 4% of the number of shares outstanding as of the close of business on the immediately prior December 31st or such number as approved by the Board on or prior to such date each year. The 2022 Plan does not include an “evergreen” feature and there will not be an automatic increase in the number of shares reserved on January 1, 2023 or in future years. The aggregate number of shares reserved and available for issuance under our 2017 Plan as of April 1, 2022 was 75,562,170. The aggregate number of 97,908,743 shares contemplated by the 2022 Plan reflects an increase of 22,346,573 shares reserved and available for issuance, which is equal to approximately 2.2% of the Company’s total shares outstanding as of the date hereof. Given our increased headcount and our continued efforts to motivate and retain our existing employees and to develop and commercialize our product portfolio, which will require further expansion of our organizational structure, we believe the share increase contemplated by the 2022 Plan is critical to our ongoing effort to build shareholder value.

Equity incentive awards are an important component of our executive and non-executive employee compensation. Our equity incentive program is broad-based, and we grant awards to a majority of our employees. By doing so, we link the interests of employees throughout the organization to the interests of our shareholders and motivate our employees to act as owners of the business. Our Compensation Committee and Board of Directors believe that we must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified employees necessary for our continued growth and success.

We attempt to manage our long-term shareholder dilution by limiting the number of equity incentive awards we grant annually. The Compensation Committee carefully monitors our annual burn rate, total dilution, and equity expense in order to maximize shareholder value by granting only the appropriate number of equity incentive awards that it believes is necessary to attract, reward, and retain employees.

As of April 25, 2022, the closing price of our ADSs on Nasdaq was US$[●]. Based solely on this and the maximum number of ordinary shares that would have been available for future awards under the 2022 Plan as of such date, the maximum aggregate market value of the ordinary shares that could potentially be issued under the 2022 Plan is US$[●]. The ordinary shares underlying any awards under the 2022 Plan that are forfeited, cancelled, held back upon exercise or settlement to satisfy the exercise price or tax withholding, reacquired prior to vesting, or are otherwise terminated (other than by exercise) will be added back to the ordinary shares available for issuance under the 2022 Plan.

We anticipate that, if the 2022 Plan is approved and becomes effective, the number of shares available for grant under the 2022 Plan upon adoption should be sufficient to provide equity incentives to attract, retain, and motivate our employees through at least the end of 2024, although it is possible that we will exhaust the share pool sooner if we expand our workforce to support our growing business at a rate higher than we currently expect.

NEW PLAN BENEFITS

Future awards under the 2022 Plan will be granted at the discretion of the Compensation Committee, and, therefore, the types, numbers, recipients, and other terms of such awards cannot be determined at this time. Information regarding our recent practices with respect to equity-based compensation under our 2015 Plan and 2017 Plan is presented elsewhere in this Proxy Statement. The following table sets forth the awards that were granted to our named executive officers, our executive officers as a group, our non-employee directors as a group, and our other employees (who are not executive officers) as a group under the 2017 Plan during the 2021 fiscal year.

Name and Position	Number of Share Options	Number of Restricted Share Unit Awards (excluding Performance-Based Restricted Share Unit Awards)		Number of Performance-Based Restricted Share Unit Awards (assuming target performance)(1)
Named Executive Officers
Samantha (Ying) Du, Chairwoman and Chief Executive Officer	870,000	170,000		631,750
Billy Cho, Chief Financial Officer	240,500	46,000		140,390
F. Ty Edmondson, Chief Legal Officer	220,000	41,500		350,970
Harald Reinhart, President, Head of Global Development, Neuroscience, Autoimmune and Infectious Diseases	266,500	350,500	(2)	350,970
Alan Bart Sandler, President, Head of Global Development, Oncology	280,000	53,000		350,970
All named executive officers as a group (** persons)	1,877,000	661,000		1,825,050
All non-employee directors, as a group (** persons)	—	355,170		—
All other employees, as a group	5,461,930	3,229,920		491,350

(1)	Award amounts for PSUs were determined based on the closing price of our ADSs on Nasdaq on the date of grant on December 1, 2021, which was $71.23.
(2)

Includes 50,500 RSUs as annual award and a one-time equity award of 300,000 RSUs made in connection with Dr. Reinhart’s promotion and in consideration of the total compensation of other named executive officers. 50% of the one-time equity award vests immediately and the other 50% vests on Dec 31, 2022.

Equity Compensation Plan Information

The following table contains information about our equity compensation plans as of December 31, 2021.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights			Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by security holders(1)	90,582,950	US$	2.79	(2)	59,391,830	(3)
Equity compensation plans not approved by security holders(4)	—	US$	—		—
Total	90,582,950	US$	2.79		59,391,830

(1)	Equity compensation plans approved by security holders include the 2015 Plan and the 2017 Plan.

(2)

The weighted-average exercise price is calculated based solely on the exercise price of outstanding options and does not take into account outstanding restricted stock units, which have no exercise price.

(3)

Represents the number of shares reversed and available for future issuance under the 2017 Plan. Our 2017 Plan provides for an automatic annual increase to the number of shares reserved under the 2017 Plan between January 1, 2018 and January 1, 2027 equal to 4% of the number of shares outstanding as of the close of business on the immediately prior December 31st or such number as approved by the Board on or prior to such date each year.

(4)	The Company does not have any equity compensation plans not approved by security holders.

Tax Aspects Under the U.S. Internal Revenue Code

The following is a summary of the principal U.S. federal income tax consequences of certain transactions under the 2022 Plan. It describes the consequences based on U.S. federal laws in effect as of the date of mailing of this proxy statement. This summary does not describe all U.S. federal tax consequences under the 2022 Plan, nor does it describe foreign, state or local tax consequences.

Share Options. No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the ordinary shares on the date of exercise, and the Company receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation in the exercised shares after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the ordinary shares have been held.

Other Awards. The Company generally will be entitled to a tax deduction in connection with an award under the 2022 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Internal Revenue Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Vote Required

The approval of Proposal 11 requires the favorable vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy. Broker non-votes and abstentions with respect to Proposal 11 will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS “VOTE” FOR APPROVAL OF THE ADOPTION OF THE ZAI LAB LIMITED 2022 EQUITY INCENTIVE PLAN, CONDITIONED ON AND SUBJECT TO THE DUAL-PRIMARY LISTING OF THE COMPANY ON THE MAIN BOARD OF THE STOCK EXCHANGE OF HONG KONG LIMITED BECOMING EFFECTIVE.

PROPOSAL 12

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Description of the Proposal

Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit our consolidated financial statements. Following a review process conducted by the Audit Committee, our Audit Committee has selected KPMG, an independent registered public accounting firm in the United States, as our independent registered public accounting firm for the fiscal year ending December 31, 2022 for the Company’s annual consolidated financial statements filed with the SEC and its internal controls over financial reporting in accordance with the Exchange Act. Our Audit Committee believes that the retention of KPMG to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2022 for the Company’s annual consolidated financial statements filed with the SEC and its internal controls over financial reporting in accordance with the Exchange Act is in the best interest of the Company and its shareholders.

Although shareholder approval of our Audit Committee’s selection of KPMG is not required, the Board of Directors believes that it is a matter of good corporate practice to solicit shareholder ratification of this selection. The Board of Directors recommends that shareholders vote for approval and ratification of this appointment. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider its appointment of KPMG. Even if the selection is ratified, our Audit Committee has the ability to change the engagement of KPMG if it considers that a change is in the Company’s best interest.

We expect a representative of KPMG to be available at the Annual Meeting in person or virtually and available to respond to appropriate questions. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Prior Year Auditors

Deloitte Touche Tohmatsu Certified Public Accountants LLP, an independent registered public accounting firm in China, and Deloitte Touche Tohmatsu, an independent registered public accounting firm in Hong Kong (together, “Deloitte”), were appointed as our independent registered public accounting firms for the fiscal year ending December 31, 2021. Additionally, Deloitte Touche LLP is U.S. firm that provides tax advisory services for our U.S. tax filings. Deloitte Touche Tohmatsu Certified Public Accountants LLP has audited our financial statements filed with the SEC for the fiscal years ended December 31, 2021, 2020 and 2019 and internal controls over financial reporting for the fiscal years ended December 31, 2021 and 2020. Deloitte Touche Tohmatsu was engaged in 2020 to audit our annual financial statements filed with the HKEx in accordance with the Hong Kong Listing Rules, following our secondary listing on HKEx.

On April 20, 2022, our Audit Committee notified Deloitte that Deloitte will be dismissed from auditing our annual consolidated financial statements, effective after Deloitte’s completion of its services as the Company’s independent registered public accounting firms for the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 and the Company’s receipt of the requisite approvals from the Hong Kong Stock Exchange and the Financial Reporting Council of Hong Kong for the appointment of KPMG LLP. Deloitte’s reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2020 and December 31, 2021 do not contain any adverse opinion or disclaimer of opinion, nor are qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2020 and December 31, 2021 and the subsequent interim period through the date of the filing of this proxy statement, the Company had (i) no disagreements with Deloitte in any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports for such years and interim period and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K. Additionally, there are no matters in respect of the change of the Company’s independent registered public accounting firm that need to be brought to the attention of the shareholders of the Company. We do not expect representatives of Deloitte Touche Tohmatsu Certified Public Accountants LLP or Deloitte Touche Tohmatsu to be available at the Annual Meeting in person or virtually and available to respond to appropriate questions.

In accordance with Item 304(a)(3) of Regulation S-K, the Company has provided Deloitte a copy of the disclosures contained herein prior to its filing with the SEC and requested that Deloitte furnish the Company with a letter addressed to the SEC stating whether Deloitte agrees with the above statements. A copy of that letter, dated [●], 2022, is filed as Exhibit 16.1 to the Amendment to Company’s Current Report on Form 8-K filed with the SEC on [●], 2022.

Auditors’ Fees

The following table summarizes the fees of Deloitte Touche Tohmatsu Certified Public Accountants LLP, Deloitte Touche Tohmatsu and Deloitte Touche LLP billed to the Company for each of the last two fiscal years (in thousands of U.S. Dollars).

	2021				2020
Fee Category	Deloitte Touche Tohmatsu Certified Public Accountants LLP	Deloitte Touche Tohmatsu	Deloitte Touche LLP	Total	Deloitte Touche Tohmatsu Certified Public Accountants LLP	Deloitte Touche Tohmatsu		Deloitte Touche LLP	Total
Audit Fees(1)	$1,070	$80	$0	$1,150	$1,056		$420	$—	$1,476
Tax Fees(2)	$11	$—	$77	$88	$1	$		$—	$1
All Other Fees(3)	$—	$—	$—	$—	$100	$		$—	$100
Total Fees	$1,081	$80	$77	$1,238	$1,157		$420	$—	$1,577

(1)

Audit fees consist of fees for the audit of our consolidated financial statements, reviews of our interim financial statements and the audit of the effectiveness of our internal control over financial reporting. Audit fees also include related services that are normally provided in connection with registration statements and securities offerings on Nasdaq in 2021 and 2020 and our Hong Kong listing in 2021 and 2020, and other statutory and regulatory filings.

(2)	Tax fees consist of fees incurred for tax advisory services.
(3)	All other fees consist of fees incurred for Hong Kong listing-related internal control compliance check service fees and other products and services other than the services described above.

Pre-approval Policies

The Board of Directors has adopted policies and procedures for the pre-approval of audit and non-audit services by the Audit Committee for the purpose of maintaining the independence of our independent auditors. The Audit Committee pre-approves all auditing services, internal control-related services and permitted non-audit services to be performed for the Company by its independent auditor. Consistent with any applicable SEC rules on auditor independence, the Audit Committee annually may establish ceilings on the level of fees and costs of generally pre-approved and sufficiently defined services that may be performed without seeking additional approval from the Committee. The Committee may delegate pre-approval authority to one or more of its members. The member (or members) to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Committee at its next regularly scheduled meeting. In accordance with Regulation S-X, Rule 2-01, paragraph (c)(7)(i), no fees for services in 2020, 2019 and 2018 were approved pursuant to any waivers of the pre-approval requirement.

The Audit Committee has reviewed an independence letter from KPMG to the Committee dated April 12, 2022, taken into consideration each of the factors addressed therein pertaining to the independence of KPMG and its affiliates and determined that KPMG has not provided any non-audit services and has determined that KPMG is independent with respect to the Company and its affiliates and in compliance with PCAOB Rule 3520.

Vote Required and Board of Directors’ Recommendation

Approval of Proposal 12 requires the favorable vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person, virtually or by proxy at the Annual Meeting. Broker non-votes and abstentions with respect to Proposal 12 will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the vote. We expect that there will be no broker non-votes on this proposal due to the discretionary authority granted to brokerage firms, banks and other financial institutions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022 FOR THE COMPANY’S ANNUAL CONSOLIDATED FINANCIAL STATEMENTS FILED WITH THE SEC AND ITS INTERNAL CONTROLS OVER FINANCIAL REPORTING IN ACCORDANCE WITH THE EXCHANGE ACT.

PROPOSAL 13

GENERAL MANDATE TO ISSUE SHARES

Description of the Proposal

In order to give the Company the flexibility to issue ordinary shares and/or ADSs if and when appropriate and in accordance with Rule 13.36 of the HK Listing Rules, the Company proposes an ordinary resolution at the Annual Meeting to approve the granting of a share issue mandate to the Board of Directors to issue, allot or deal with unissued ordinary shares and/or ADSs not exceeding 20% of the total number of issued ordinary shares of the Company as at the date of passing of such ordinary resolution (equal to a total of 195,817,486 ordinary shares as of April 22, 2022 on the basis that no further ordinary shares are issued or repurchased before the Annual Meeting) up to the next annual general meeting of the Company, conditioned on and subject to the dual-primary listing of the Company on the Main Board of The Stock Exchange of Hong Kong Limited becoming effective (the “General Mandate to Issue Shares”). The General Mandate to Issue Shares shall remain in force until:

•

the conclusion of the next annual general meeting of shareholders of the Company unless, by an ordinary resolution passed at that meeting, the General Mandate to Issue Shares is renewed, either unconditionally or subject to conditions; or

•	revoked or varied by an ordinary resolution of the shareholders in a general meeting, whichever occurs first.

Proposal 13 is being submitted for shareholder approval as required by the HKEx and/or in compliance with the HK Listing Rules.

Vote Required

Approval of Proposal 13 requires the favorable vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy at the Annual Meeting. Broker non-votes and abstentions with respect to Proposal 13 will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE GENERAL MANDATE TO ISSUE SHARES.

PROPOSAL 14

NON-BINDING, ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Description of the Proposal

Consistent with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are providing our shareholders with an opportunity to indicate whether they support our named executive officer compensation as described in detail in the “Compensation Discussion and Analysis” and the accompanying “Executive Compensation” section beginning on page 53 of this Proxy Statement. This non-binding advisory vote, commonly referred to as “say-on-pay,” is not intended to address any specific item of compensation, but instead relates to the “Compensation Discussion and Analysis,” the tabular disclosures regarding named executive officer compensation, and the narrative disclosure accompanying the tabular presentation. These disclosures allow you to view the trends in our executive compensation program and the application of our compensation philosophies for the years presented.

As discussed in detail in the “Compensation Discussion and Analysis” section of this proxy statement, our executive compensation guiding principles and structure are designed to attract and retain extraordinary leaders who can perform at high levels and succeed in a demanding business environment.

Specifically, our executive compensation program in 2021 was:

•

Mission Focused and Business Driven. Our executive compensation program focused on whether each named executive officer achieved his or her performance goals which support the annual and long-term objectives of our business which include the delivery of meaningful and innovative products to address unmet medical needs. Our objective is to provide an executive compensation program that contributes to building and sustaining a foundation for long-term success.

•

Market Advantages. While we consider the executive compensation programs of a peer group of biotechnology and pharmaceutical companies that we believe are representative of the companies we primarily compete with for talent in all the geographies where we do business, we do not benchmark our compensation, or its components, to a specific market percentile of compensation within such peer group. Broader market data, as further described below, is also considered in order to provide additional context for our executive compensation decisions. Peer group and market practices are among the many factors we take into account in developing an executive compensation program that we believe is effective in enabling us to recruit, retain and motivate our leadership team to achieve our business objectives and enhance shareholder value.

•

Performance Focused. We believe strongly in pay-for-performance and endeavor to provide our named executive officers with higher levels of compensation when our business goals and their personal performance objectives are met or exceeded and would correspondingly reduce compensation when performance does not meet our expectations and goals.

•

Aligned with Shareholders. We believe every employee contributes to our success and, as such, every employee has a vested interest in our success. For members of our executive team, including our named executive officers, who set and lead our future strategic direction, we ensure that a significant portion of their total pay opportunities are equity-based to maintain alignment between the interests of our executive officers and our shareholders.

•

Flexible. We are committed to providing flexible benefits designed to allow our diverse global workforce to have rewarding opportunities that meet their varied needs so that they are inspired to perform their very best on behalf of patients and shareholders each day.

The Compensation Committee actively reviews and assesses our executive compensation program in light of the highly competitive employment environment, the challenge of recruiting, motivating and retaining executives in an industry with longer business cycles than other commercial industries, significant risks associated with success in our industry and evolving compensation governance and best practices. In reconciling these considerations, the Compensation Committee strives to act in the long-term best interests of the Company and our shareholders and believes that our executive compensation program is strongly aligned with the long-term interests of our shareholders. In determining whether to approve this proposal, the Compensation Committee believes that shareholders should consider the following with respect to 2021 compensation:

•	Independent Compensation Committee. Executive compensation is reviewed and established by the Compensation Committee of the Board consisting solely of independent directors.

•	No personal benefits. Our executive officers are eligible for the same benefits as non-executive, salaried employees, and do not receive any personal benefits.

•	No tax gross-ups on compensation. None of our executive officers receive tax related gross-ups on any element of compensation.

•

Cash severance benefits only payable upon a qualifying termination of employment. Executive officer employment agreements require an actual or constructive termination of employment before any cash benefits are paid.

•	No retirement benefits. We do not offer any pension plans or health benefits during retirement.

We actively monitor our executive compensation practices in light of the industry in which we operate and the marketplace for talent in which we compete. We are focused on compensating our executive officers fairly and in a manner that incentivizes high levels of performance while providing the Company with tools to attract and retain the best talent.

Vote Required

Advisory approval of Proposal 14 requires the favorable vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy at the Annual Meeting. Broker non-votes and abstentions with respect to Proposal 14 will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the vote. The say-on-pay vote is advisory and therefore not binding on the Board of Directors, the Compensation Committee or our Company. However, the Board of Directors and the Compensation Committee value the opinion of our shareholders, and to the extent there is a significant vote against the compensation of our named executive officers as disclosed in this Proxy Statement, we will consider our shareholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 15

ADVISORY VOTE TO APPROVE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Description of the Proposal

We are also seeking a non-binding advisory vote on the frequency with which say-on-pay votes, like Proposal 14 in this Proxy Statement, should be held in the future. This advisory vote is commonly referred to as “say on frequency.” Under the Dodd-Frank Act, promulgated under the Exchange Act, shareholders may vote to indicate their preference for conducting a say-on-pay vote:

•	Every three years;

•	Every two years; or

•	Every year.

Shareholders may also abstain from voting on this proposal. In considering your vote, you may wish to review the information presented in connection with Proposal 14 in this Proxy Statement, as well as the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement, which provide a more detailed discussion of our executive compensation program and policies.

The Board of Directors has determined that holding a “say-on-pay” vote every three years is most appropriate for the Company and recommends that you vote to hold such advisory vote in the future every third year, for the following reasons:

•

Aligns the Company’s approach to executive compensation with underlying Compensation Committee philosophy. Our executive compensation program is designed to enhance the long-term growth of the Company and reward performance over a multi-year period. For example, our executive team has been granted stock option awards that vest over multi-year periods, typically over five years.

•

Encourages longer-term evaluation of compensation history and business results. The Board of Directors believes that there is some risk that an annual advisory vote on executive compensation could lead to a short-term shareholder perspective regarding executive compensation that does not align well with our Compensation Committee’s approach to incentivize long-term company performance through a higher emphasis on long-term compensation incentives. We believe a three-year cycle for the shareholder advisory vote will provide investors the most meaningful timing alternative through which to evaluate the effectiveness of our executive compensation strategies and their alignment with our company’s performance.

•

Provides adequate time to consider say-on-pay vote results and other shareholder input. A triennial “say-on-pay” vote allows the Board of Directors to respond to shareholder sentiment and effectively implement any desired changes to executive compensation policies, practices and programs. The Board of Directors believes that a triennial “say-on-pay” vote would not foreclose shareholder engagement on executive compensation during interim periods. Shareholders can currently provide input to the Board of Directors by communicating directly with the Board of Directors, its committees or individual directors as indicated in “Corporate of the Company—Shareholder Communications” below. Thus, we view the advisory vote on executive compensation as an additional, but not exclusive, opportunity for our shareholders to communicate their views on our executive compensation program.

The Board of Directors weighed the reasons set forth above against the arguments in support of conducting the advisory vote annually or biannually. In particular, the Board of Directors considered the value of the opportunity for shareholder input at each annual meeting, as well as the belief that annual votes would promote greater accountability on executive compensation. Although the Board of Directors believes that these and other positions put forth in favor of an annual “say-on-pay” vote are not without merit, on balance, the Board of Directors believes that a triennial approach is most appropriate for the Company and recommends that voting alternative to shareholders.

The Board of Directors intends to periodically reassess that view and, if it determines appropriate, may provide for an advisory vote on executive compensation on a more frequent basis.

Vote Required

For the reasons discussed above, the Board of Directors recommends that shareholders vote to hold the advisory vote on executive compensation every three years. Shareholders are not voting, however, to approve or disapprove of this particular recommendation. The proxy card provides for four choices and shareholders are entitled to vote on whether the advisory vote on executive compensation should be held every one, two or three years or to abstain from voting on this proposal.

Advisory approval of Proposal 15 requires the favorable vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy. Broker non-votes and abstentions with respect to Proposal 15 will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the vote. With respect to this proposal, if none of the frequency options (one year, two years or three years) receive a majority vote, we will consider the frequency that receives the highest number of votes cast by shareholders to be the frequency that has been recommended by shareholders. Proposal 15 is non-binding. Because this vote is advisory and not binding on us or the Board of Directors, the Board of Directors may decide that it is in our and our shareholders’ best interests to hold an advisory vote on executive compensation more or less frequently than the alternative approved by our shareholders. However, the Board of Directors does intend to take the results of the vote on this proposal into account in its decision regarding the frequency with which our Company submits say-on-pay proposals in the future.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL, ON AN ADVISORY BASIS, OF THE HOLDING OF AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY THREE YEARS.

TRANSACTION OF OTHER BUSINESS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting as of the date of this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the person(s) named in the accompanying proxy intend to vote on such matters in accordance with their best judgment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth certain information known to us regarding beneficial ownership of our share capital as of April 1, 2022 by:

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of any class of our voting securities;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership as set forth below is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities, except as otherwise provided. The beneficial ownership rules of the SEC differ from those of the SFO and the HK Listing Rules. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all securities shown as beneficially owned by them.

The beneficial ownership percentages in the table below are based on 964,087,430 ordinary shares outstanding as of April 1, 2022. Any options to purchase ordinary shares that are exercisable and RSUs that will vest within 60 days of April 1, 2022 are deemed to be beneficially owned by the persons holding these options for the purpose of computing the percentage ownership of such persons, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage.

Name of Beneficial Owner(1)	No. of Ordinary Shares(2)	Percent(3)
Directors and Named Executive Officers:
Samantha (Ying) Du(4)	45,347,660	4.56%
Kai-Xian Chen	310,160	*
John Diekman	487,820	*
Richard Gaynor, M.D.	89,120	*
Nisa Leung	—	*
William Lis	287,640	*
Scott Morrison	73,450	*
Leon O. Moulder, Jr.	216,150	*
Peter Wirth	3,506,150	*
Billy Cho(5)	3,577,300	*
F. Ty Edmondson(6)	162,460	*
Harald Reinhart(7)	985,250	*
Alan Bart Sandler(8)	196,180	*
All Directors and Executive Officers as a Group	55,239,340	5.53%
Beneficial Owners of 5% or More of our Ordinary Shares(14):
QM11 Limited(9)	79,229,320	8.2%
Invesco Advisers(10)	72,864,930	7.6%
Fidelity Management & Research Company LLC(11)	70,473,510	7.3%
Baillie Gifford & Co.(12)	56,589,010	5.9%

(1)	The business address of all directors and officers is 4560 Jinke Road, Bldg. 1, Fourth Floor, Pudong, Shanghai, China 201210.
(2)	One American Depositary Share of the Company represents ten Ordinary Shares.
(3)	Beneficial ownership representing less than 1% is denoted with an asterisk (*).

(4)

Includes 29,931,250 ordinary shares issuable upon exercise of vested options, options exercisable and RSUs eligible to vest within 60 days of April 1, 2022. Also includes 5,626,660 ordinary shares held by certain holders of ordinary shares, including the Company’s management and their affiliates, for which Dr. Du does not have any pecuniary interest but for which she may be deemed beneficial owner as these holders have granted Dr. Du the right to vote their shares .

(5)	Includes 3,068,100 ordinary shares issuable upon exercise of vested options, options exercisable and RSUs eligible to vest within 60 days of April 1, 2022.
(6)	Includes 119,500 ordinary shares issuable upon exercise of vested options, options exercisable and RSUs eligible to vest within 60 days of April 1, 2022.
(7)	Includes 886,640 ordinary shares issuable upon exercise of vested options, options exercisable and RSUs eligible to vest within 60 days of April 1, 2022.
(8)	Includes 150,000 ordinary shares issuable upon exercise of vested options, options exercisable and RSUs eligible to vest within 60 days of April 1, 2022.
(9)

Based on information provided in a Schedule 13G/A filed by Qiming Corporate GP IV, Ltd. on February 14, 2022. The address for QM 11 Limited is Units 4206-06 Gloucester Tower, The Landmark, Central, Hong Kong.

(10)

Based on information provided in a Schedule 13G/A filed by Invesco Ltd. on February 14, 2022. Invesco Ltd., in its capacity as a parent holding company to its investment advisers, may be deemed to beneficially own 7,286,493 ordinary shares which are held of record by clients of Invesco Ltd. The address for Invesco Ltd. is 1555 Peachtree Street NE, Suite 1800, Atlanta, GA 30309.

(11)

Based on information provided in a Schedule 13G/A filed by FMR LLC on February 9, 2022. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly-owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02110.

(12)

Based on information provided in a Schedule 13G filed by Baillie Gifford & Co. on January 27, 2022. Securities reported as being beneficially owned by Baillie Gifford & Co. are held by Baillie Gifford & Co. and/or one or more of its investment adviser subsidiaries, which may include Baillie Gifford Overseas Limited, on behalf of investment advisory clients, which may include investment companies registered under the Investment Company Act of 1940, employee benefit plans, pension funds or other institutional clients. The address for Baillie Gifford & Co. is Calton Square, 1 Greenside Row, Edinburgh EH1 3AN, Scotland, UK.

(13)	The beneficial ownership percentages are calculated based upon an aggregate of 964,087,430 Ordinary Shares outstanding as of April 1, 2022.

GOVERNANCE OF THE COMPANY

Composition of the Board of Directors

The following table sets forth the name, age and position of each of our directors as of April 1, 2022:

Name	Age	Position(s)	Director Since
Samantha (Ying) Du	57	Founder, Chief Executive Officer, Chairperson of the Board of Directors	2014
Richard Gaynor, M.D.	72	Director	2021
Kaixian Chen	76	Director	2018
John D. Diekman	79	Director	2017
Nisa Leung	51	Director	2014
William Lis	57	Director	2018
Leon O. Moulder Jr.	64	Director	2020
Peter Wirth	71	Director	2017
Scott Morrison	64	Director	2021

Election of Directors

The Board of Directors currently consists of nine members. The Current Articles provide that unless otherwise determined by the Company in a general meeting, the authorized number of directors shall be not less than one or more than ten. We are not subject to any contractual obligations regarding the election of our directors. Our Nominating and Corporate Governance Committee and Board of Directors may consider a broad range of factors relating to the qualifications and background of nominees, as further set forth below under “Director Nominations.”

Cayman law does not require an annual election of directors and the Current Articles provide that directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal.

The Current Articles provide that (1) the shareholders requisitioning a general meeting of shareholders may put forward resolutions to appoint or remove directors (with or without cause), and (2) at that meeting so convened, the affirmative vote of a simple majority of the issued shares as of the applicable record date may by ordinary resolution approve the removal of directors. Shareholders holding in aggregate not less than one-tenth of the voting rights of issued shares and entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders in accordance with the Current Articles. Additionally, the Current Articles provide that any vacancy on the Board of Directors, including a vacancy resulting from an enlargement of the Board of Directors, may be filled by ordinary resolution or by vote of a simple majority of our directors then in office.

Independence of Directors

The Board of Directors has determined that all members of the Board of Directors, except Samantha (Ying) Du, are independent, as determined in accordance with the Nasdaq listing rules; and that all members of the Board of Directors, except Samantha (Ying) Du, are independent, as determined in accordance with the HK Listing Rules. In making this independence determination, the Board of Directors considered the relationships that each such director has with us and all other facts and circumstances that the Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our share capital by each director. In considering the independence of the directors listed above, the Board of Directors considered the association of our directors with the holders of more than 5% of our share capital. We expect that the composition and functioning of the Board of Directors and each of our committees will continue to comply with all applicable requirements of the Nasdaq Stock Market, the rules and regulations of the SEC and the HK Listing Rules. There are no family relationships among any of our directors or executive officers.

Director Nominations

The Board of Directors will consider and approve from time to time the criteria that it deems necessary or advisable for director candidates. The Board of Directors has full authority to modify such criteria as it deems necessary or advisable. The Board of Directors has delegated to the Nominating and Corporate Governance Committee the responsibility for developing and recommending to the Board of Directors for its consideration and approval criteria for director candidates. The Company has adopted guidelines and procedures for director candidates. The Board of Directors may, however, rescind its delegation and assume the responsibilities it previously delegated to the Nominating and Corporate Governance Committee.

The Board of Directors has delegated to the Nominating and Corporate Governance Committee the responsibility to identify candidates for nomination to the Board of Directors (including candidates to fill vacancies) and assessing their qualifications in light of the principles in our Corporate Governance Guidelines and the Committee’s charter. The Nominating and Corporate Governance Committee will recommend director candidates for the Board of Directors’ consideration and review the candidates’ qualifications with the Board of Directors. The Board of Directors retains the authority to nominate a candidate for election by the shareholders as a director and to fill vacancies. From time to time, the Nominating and Corporate Governance Committee utilizes third-party search firms to identify director candidates. In identifying director candidates, the Nominating and Corporate Governance Committee may consider all facts and circumstances it deems appropriate, including, among other things, the skills of the candidate, his or her depth and breadth of business experience and other background characteristics, his or her independence and the needs of the Board of Directors.

Our Nominating and Corporate Governance Committee has not adopted a formal policy with respect to a fixed set of specific minimum qualifications for its candidates for membership on the Board of Directors. Our Nominating and Corporate Governance Committee and Board of Directors may therefore consider a broad range of factors relating to the qualifications and background of nominees. Our Nominating and Corporate Governance Committee’s and Board of Directors’ priority in selecting board members is the identification of persons who will further the interests of our shareholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape, and professional and personal experiences and relevant expertise.

Director Nominations by Shareholders

Any shareholder wishing to recommend a director candidate for consideration by the Nominating and Corporate Governance Committee should provide the following information within the time frame set forth for shareholder proposals and in accordance with our Articles of Association to Zai Lab Limited, 4560 Jinke Road, Bldg. 1, Fourth Floor, Pudong, Shanghai, China 201210, attention to Chief Legal Officer & Corporate Secretary: (a) the name and address of record of the shareholder; (b) a representation that the shareholder is a record holder of our securities or, if the shareholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act; (c) the candidate’s name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the past five years; (d) a description of the qualifications and background of the candidate that addresses the criteria for board membership approved by the Board of Directors; (e) a description of all arrangements or understandings between the shareholder and the candidate; (f) the consent of the candidate (i) to be named in the proxy statement for our next general meeting and (ii) to serve as a director, if elected at that meeting; and (g) and any other information regarding the candidate that is required to be included in a proxy statement filed pursuant to SEC rules and HK Listing Rules. The Nominating and Corporate Governance Committee may seek further information from or about the shareholder making the recommendation, the candidate, or any such other beneficial owner, including information about all business and other relationships between the candidate and the shareholder and between the candidate and any such other beneficial owner.

Shareholder Communications

The Board of Directors provides to every shareholder the ability to communicate with the Board of Directors, as a whole, and with individual directors on the Board of Directors through an established process for shareholder communication. For a shareholder communication directed to the Board of Directors as a whole, shareholders may send such communication to the attention of our Corporate Secretary via regular mail or expedited delivery service to: Zai Lab Limited, 4560 Jinke Road, Bldg. 1, Fourth Floor, Pudong, Shanghai, China 201210, attention Board of Directors c/o Corporate Secretary.

For a shareholder communication directed to an individual director in his or her capacity as a member of the Board of Directors, shareholders may send such communication to the attention of the individual director via Regular Mail or Expedited Delivery Service to: Zai Lab Limited, 4560 Jinke Road, Bldg. 1, Fourth Floor, Pudong, Shanghai, China 201210, Attention: [Name of Individual Director].

Communications will be distributed to the Board of Directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board of Directors may be excluded, such as junk mail and mass mailings, resumes and other forms of job inquiries, surveys and solicitations or advertisements.

Board Leadership Structure and Role in Risk Oversight

Our Founder and Chief Executive Officer, Samantha (Ying) Du, is the Chairperson of the Board of Directors. The Board of Directors believes that Dr. Du is the director best suited to identify strategic opportunities for the Company and the focus of the Board of Directors due to her extensive understanding of our business as a founder and our Chief Executive Officer. The Board of Directors also believes that the combined role of Chairperson and Chief Executive Officer can promote the effective execution of strategic initiatives and facilitate the flow of information between management and the Board of Directors.

The Board of Directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. The Board of Directors performs this oversight role by using several different levels of review. In connection with its reviews of our operations and corporate functions, the Board of Directors addresses the primary risks associated with those operations and corporate functions. In addition, the Board of Directors reviews the risks associated with our business strategies periodically throughout the year.

Each of the board committees also oversees the management of our risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our Chief Financial Officer reports to the Audit Committee and is responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its risk management role, our Audit Committee meets privately with representatives from our independent registered public accounting firms and our Chief Financial Officer. The Audit Committee oversees the operation of our risk management program, including the identification of the primary risks associated with our business and periodic updates to such risks, and reports to the Board of Directors regarding these activities.

Board Diversity

In accordance with Nasdaq Rule 5606, the below chart provides information on each of our director’s voluntary, self-identified characteristics.

Board Diversity Matrix (as of April 1, 2022)
Board Size:
Total Number of Directors	9
	Female	Male
Gender Identity
Directors	2	7
Demographic Background
Asian	2	1
White	0	5
Did not disclose demographic background	0	1

Board Meetings

The Board of Directors held six meetings and acted by unanimous written consent eight times during 2021. The independent directors ordinarily hold executive sessions at regularly scheduled meetings of the Board of Directors. Each of our other directors then in office attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees of the Board of Directors on which such director then served. Directors and director nominees are encouraged to attend the annual general meeting of shareholders, barring significant commitments or special circumstances.

Committees of the Board

During 2021, the Board of Directors had four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Research and Development Committee.

Audit Committee

John Diekman, Peter Wirth and Scott Morrison currently serve on the Audit Committee, which is chaired by John Diekman. The Board of Directors has determined that each member of the Audit Committee is “independent” for Audit Committee purposes as that term is defined in the rules of the SEC and the Nasdaq Stock Market. The Board of Directors has evaluated the background of Scott Morrison and, upon so doing, designated him as an “audit committee financial expert,” as defined in SEC rules. The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, assessing the qualification, independence and performance of and terminating or changing our independent auditor;

•	approving auditing and permitted non-audit services, and the terms of such services, to be provided by our independent auditor;

•	reviewing the internal audit department’s responsibilities, budget, staffing and any recommended changes in the planned scope of the internal audit with the independent auditor and management;

•

reviewing and discussing with management and the independent auditor our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of financial and accounting-related complaints and concerns;

•

recommending, based upon the Audit Committee’s review and discussions with management and the independent auditor, whether our audited financial statements shall be included in our Annual Report on Form 10-K and our annual results announcement filed with the SEC and HKEx;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•	preparing the Audit Committee report and other disclosures required by the SEC rules to be included in our annual proxy statement;

•	reviewing all related party transactions for potential conflict of interest situations and approving all such transactions; and

•	reviewing our earnings releases and unaudited financial statements to be included in our quarterly and interim filings with the SEC and HKEx.

The Audit Committee held seven meetings and acted by unanimous written consent three times during 2021. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC, the Nasdaq Stock Market and the HKEx. A copy of the Audit Committee charter is available on our website at https://www.zailaboratory.com/ under “Investors.”

Compensation Committee

Peter Wirth, Nisa Leung and Leon O. Moulder, Jr. currently serve on the Compensation Committee, which is chaired by Peter Wirth. The Board of Directors has determined that each member of the Compensation Committee is “independent” as that term is defined in the Nasdaq listing rules and the HKEx. The Compensation Committee’s responsibilities include:

•

reviewing the corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and recommending to the Board of Directors for approval our Chief Executive Officer’s compensation based on that evaluation;

•	reviewing and approving the compensation of our other executive officers;

•	approving our long-term compensation strategy for employees and directors and determining the types of shares and other compensation plans to be used by us and our affiliates;

•	overseeing the administration of our equity incentive plans;

•	evaluating and assessing legal counsel, compensation consultants and other advisors in accordance with the applicable requirements in the Nasdaq listing rules;

•	retaining and approving the compensation of any outside advisors to the Compensation Committee;

•	reviewing and approving the grant of equity-based awards;

•	reviewing and making recommendations to the Board of Directors with respect to director compensation;

•	preparing the compensation committee report required by SEC rules to be included in our annual proxy statement or Annual Report on Form 10-K; and

•	reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K.

The Compensation Committee held seven meetings and acted by unanimous written consent five times during 2021. The Compensation Committee operates under a written charter adopted by the Board of Directors, which is available on our website at https://www.zailaboratory.com/ under “Investors.”

Nominating and Corporate Governance Committee

Leon O. Moulder, Jr., John Diekman and William Lis currently serve on the Nominating and Corporate Governance Committee, which is chaired by Leon O. Moulder, Jr. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” as that term is defined in the Nasdaq listing rules and the HKEx. The Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying and recommending candidates for membership of the Board of Directors and committees to the Board of Directors in accordance with criteria approved by the Board of Directors;

•

recommending to the Board of Directors or to the appropriate committee thereto processes for annual evaluation of the performance of the Board of Directors, the Chairperson of the Board of Directors, the Chief Executive Officer and appropriate committees of the Board of Directors;

•	reviewing our practices and policies with respect to the Board of Directors and the functions, duties and composition of the committees thereto;

•	developing and recommending to the Board of Directors a set of corporate governance principles and reviewing the principles on an annual basis, or more frequently if appropriate; and

•	overseeing the maintenance and presentation of the Board of Directors or management’s plans for succession to our senior management positions.

The Nominating and Corporate Governance Committee held four meetings and acted by unanimous written consent once during 2021. The Nominating and Corporate Governance Committee operates pursuant to a written charter adopted by the Board of Directors, which is available on our website at https://www.zailaboratory.com/ under “Investors.”

Research and Development Committee

Richard Gaynor, M.D., Kai-Xian Chen, Samantha Du and William Lis currently serve on the Research and Development Committee, which is chaired by Richard Gaynor, M.D. The Research and Development Committee’s responsibilities include:

•

reviewing and discussing with management strategic research and development objectives and priorities for the Company, identifying opportunities for further research and development projects and assessing, informing and recommending to the Board of Directors such strategies and opportunities that it deems suitable for the Company;

•	overseeing, assessing and where applicable, approving any ongoing Company research and development programs;

•	providing feedback and advice to the Board of Directors regarding Company’s ongoing research and development programs and activities; and

•	identifying, retaining or terminating any specific advisor or consultant to be used to assist in the Company’s research and development programs and objectives.

The Research and Development Committee did not hold meetings and or act by unanimous written consent during 2021, as the inaugural meeting of this Committee was held in January 2022. The Research and Development Committee operates pursuant to a written charter adopted by the Board of Directors, which is available on our website at https://www.zailaboratory.com/ under “Investors.”

Environmental, Social and Governance Practices

We understand that to achieve our ambitious mission, we must continue to integrate environmental protection, social responsibility and governance practices (ESG) into the Company’s daily operations. In September 2021, the Company issued its first ESG report, aligned to industry appropriate standards set by the Sustainable Accountability Standards Board (SASB), with influence from other sources, including the United Nations Sustainable Development Goals (SDGs) and guidelines of Institutional Shareholders Services (ISS). The Company’s ESG program details are included in the 2021 ESG report. Key disclosures and highlights include:

Social

Access to/affordability of medicines. The Company has the goal of widespread access to treatments that deliver value for the societies that provide them and for patients in need, which will in turn allow our Company to continue discovering innovative solutions for serious unmet medical conditions. We aim to achieve universal or near-universal access to our products following these commitments:

•	Prior to the approval of products in the Greater China region (GCR), we support early access to the products after they are approved by the FDA.

•	Secure timely reimbursement through governmental programs as well as through commercial insurance plans.

•	Support Patient Assistant and Education Programs when and where appropriate, according to local laws and regulations.

Drug safety. One of the Company’s values is patient first. We monitor drug safety and quality at all stages of the drug development process because we care about patient safety. We have established formal standards and protocols to ensure the integrity and safety of all investigational compounds used in clinical studies, as well as commercial therapies provided to patients. This includes formal and rigorous standards and protocols for ensuring the quality and safety of all products throughout the manufacturing and distribution chain. We have not received any warning letters from regulators and have had no product recalls.

Clinical Trial Research and Transparency. We commit to conduct ethical, transparent and safe clinical trial research. In all clinical research conducted by or on behalf of the Company, we and our partners follow local laws and regulations. We follow the International Council for Harmonization Good Clinical Practice (ICH-GCP). Our clinical Quality Management System (QMS) covers clinical quality assurance, pharmacovigilance and clinical study life cycle management. The QMS consists of four Policies, 87 SOPs/Work Instructions and more than 240 associated templates or working forms. No clinical trials conducted by the Company resulted in a Voluntary Action Indicated or an Official Action Indicated, and no clinical trials conducted by the Company resulted in losses from legal proceedings.

Employee Recruitment, Development & Retention. We understand that the people who work with us are our most valuable asset. Our six corporate values: Entrepreneurship, Innovation, Patient First, Collaboration, Dedication and Integrity drive our commitment to our employees. Key aspects of our commitments include:

•

Equal opportunities in recruitment, internal transfer and promotion to candidates and employees regardless of their gender, nationality, marital status, disability and religious belief, a policy that is documented in our Code of Conduct.

•	Fair compensation to all employees based on a rigorous focus on salaries, benefits and retirement programs aligned with the norms of all societies where employees live and work.

•	Leadership Competency Model with specific behaviors that anchor all employees to perform successfully in their jobs and enhance career development

•	Talent Review Process to identify key individuals with consistent standards and build robust succession pipelines for critical positions.

Gender diversity, equity and inclusion. We understand that in order to be competitive in today’s environment, we must maintain a company culture where everyone can contribute and thrive. We are committed to providing equal opportunities to our workforce. The Company has established and maintains female representation in senior management, including the Founder/Chairperson/CEO and two out of nine members of the Board of Directors. Within the company overall, 58% of the workforce are women. Women hold 53.8% of management positions. We are proud that we have gender equity in management positions and that we have base salary pay equity at all levels of the organization.

Environmental

Energy, water and waste efficiency. We know our daily operations, where and how we work, matter in the fight against climate change. We are also aware of the threat of climate change on our business operations. We commit to reduce the environmental footprint of all business practices and work with our partners to encourage and support their efforts to do the same. Our internal environmental management system is set up according to the ISO14001 framework. We have procedures in place for Environmental Health and Safety (EHS) management, including an EHS Management System Manual, EHS Specifications and a Wastewater Management Procedure. The Environmental Management System manual contains sections on environmental strategy and emissions and waste reduction. We have procedures for assessing risk and measuring outcomes in the areas of greenhouse gas emissions, climate change, waste management, water use, packaging and environmental health and safety. Environmental key performance indicators 2019 and 2020 data is disclosed in our 2021 ESG report.

Governance

ESG. In 2021, the Company established the following governance for ESG matters. The Nominating and Governance Committee oversees all ESG matters for the Board of Directors. Led by our CEO and Founder, the executive team monitors the delivery of the business strategy, including the development and delivery of the ESG agenda. In 2021, the Company hired a Chief Sustainability Officer responsible for the day-to-day management of the enterprise ESG program. The Company is currently conducting its first materiality process review. The Company will engage key stakeholders including patients, employees, partners and investors to inform the company’s long-term ESG strategy with prioritized material topics, goals and timelines.

Code of Conduct and Ethics. The Audit Committee has oversight for all compliance and ethics matters. The Global Compliance Committee (GCC) is composed of the Chief Executive Officer, Chief Financial Officer, Chief Legal Officer and representatives from Internal Audit, R&D, Human Resources and Operations. The Chief Compliance Officer (CCO) chairs the GCC, reports organizationally to the Chief Legal Officer and functionally into the Audit Committee of the Board of Directors and is responsible for the day-to-day management of and staffing for the enterprise compliance program. The Company’s Code of Business Conduct and Ethics defines the Company’s culture and beliefs, how it conducts business worldwide, how it treats people and how it protects information and property. Everyone at the Company, including our CEO, completes the training. All employees are expected to incorporate its lessons into everything they do.

Interactions with Healthcare Professionals, Patient and Patient Organizations. Our actions and our words serve as the foundation of trust within our team, in our interactions with partners and customers and in the therapies we develop and market. Additional and full details of our principles of business behavior, policies and SOPs can be found in our Code of Conduct and Ethics, 2021 ESG report and in our Commitment to Ethical Marketing Practices Position Statement.

EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each of our executive officers as of April 1, 2022:

Name	Age	Position(s)
Samantha (Ying) Du	57	Founder, Chief Executive Officer, Chairperson of the Board of Directors
Billy Cho	44	Chief Financial Officer
F. Ty Edmondson	56	Chief Legal Officer
Harald Reinhart	70	President, Head of Global Development, Neuroscience, Autoimmune and Infectious Diseases
Alan Bart Sandler	65	President, Head of Global Development, Oncology

Biographical information for our executive officers as of April 1, 2022 is set forth below:

The biographical information of Samantha (Ying) Du, Ph.D. is set forth above under “Corporate Governance — Composition of The Board of Directors.”

Billy Cho, M.B.A., M.A. joined our Company as our Chief Financial Officer in March 2018. Prior to joining our Company, Mr. Cho served as Managing Director and Head of Asia Healthcare Investment Banking at Citigroup. Based in Hong Kong since 2011, Mr. Cho was responsible for healthcare client coverage at Citigroup across the Asia Pacific region and led many biopharma transactions in China, including Zai Lab’s U.S. initial public offering. Prior to this, he was based in New York in healthcare M&A investment banking and also spent time in corporate development for a pharmaceutical services company. Mr. Cho started his career at Ernst & Young performing financial audits of U.S.-based healthcare companies. Mr. Cho earned his M.B.A. from the Wharton School of the University of Pennsylvania in May 2011, M.S. in Accounting from the University of Virginia in 2001 and a B.S. in Business Administration from the University of Southern California’s Marshall School of Business in 2000.

F. Ty Edmondson joined our Company as Chief Legal Officer in August 2020. Mr. Edmondson has served in various legal and compliance roles during his tenure at Biogen Inc., a leading global biotech company where he has been from June 2014 through August 2020, including Senior Vice President, Chief Corporation Counsel and Assistant Secretary. During his time at Biogen, he also served as the Chief Compliance Officer, Chief Commercial Counsel and Chief International Counsel of the company. Prior to Biogen, Mr. Edmondson served as Vice President, Associate General Counsel and Corporate Secretary for Sepracor Inc., as well as in various senior legal and compliance positions in Japan and China after Sepracor’s acquisition by Sumitomo Dainippon Pharma Co., Ltd. Before Sumitomo, Mr. Edmondson served in various roles with life sciences companies with a focus on international and U.S. FDA work, including Eisai, Inc., Boston Scientific and Bristol-Myers Squibb.

Before his work in the life sciences industry, he was an associate with the admiralty law firm, Royston Rayzor in Houston, Texas. Mr. Edmondson received a BA degree in History from Washington & Lee University in June 1988 and received a J.D. from the Widener University School of Law in May 1993.

Harald Reinhart. M.D. joined our Company in May 2017 and currently serves as President, Head of Global Development, Neuroscience, Autoimmune and Infectious Diseases. He is Adjunct Clinical Professor of infectious diseases at Yale School of Medicine. Prior to joining the Company, Dr. Reinhart worked at Shionogi US as Head of Clinical Development and Medical Affairs, directing a broad portfolio of antibiotics, diabetes, allergy and pain medications. He guided several compounds through regulatory meetings and obtained approval for ospemifene. Between 2003 and 2011, he held senior roles at Novartis where he oversaw successful filings of SNDAs and NDAs for Coartem, Famvir, Sebivo and Cubicin, managed clinical development groups for infectious disease, immunity, transplantation and renal disease. He supervised the transitioning of research projects into clinical development. In the years before, he was International Clinical Project Manager in charge of ciprofloxacin and acarbose at Bayer Corp., with several successful SNDAs and approvals. Dr. Reinhart holds a medical degree from the University of Würzburg in Germany where he trained in anesthesiology. He completed his medical specialty training in the United States with board-certifications in internal medicine and infectious diseases.

Alan Bart Sandler, M.D. has been our President, Head of Global Development, Oncology since December 2020. Dr. Sandler brings nearly 30 years of oncology and drug development experience across industry and academia. Prior to joining Zai Lab, he was the Senior Vice President and Global Head of Product Development Oncology at Genentech, a member of the Roche Group. During his tenure at Genentech/Roche, he led the teams responsible for the global development and regulatory approval of several innovative medicines, most recently Tecentriq®. Prior to joining Genentech/Roche, Dr. Sandler served as Professor and Chief of Hematology/Oncology at Oregon Health and Science University. Previously, he served on the faculties of the medical schools of Indiana University and Vanderbilt University. Dr. Sandler holds a Doctor of Medicine degree from Rush Medical College. He completed his training in internal medicine and a fellowship in medical oncology at Yale-New Haven Medical Center. He has published over 300 peer-reviewed publications, articles, abstracts and book chapters.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Other than compensation arrangements, we describe below any transactions and series of similar transactions, since January 1, 2021 to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers or holders of more than 5% of our share capital or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. Compensation arrangements for our directors and named executive officers are described in the sections of this Proxy Statement titled “Director Compensation” and “Executive Compensation.”

MEDx Research Agreement

MEDx (Suzhou) Translational Medicine Co., Ltd., or MEDx, provides product research and development services to us. We paid MEDx for services rendered $680,000 for the year ended December 31, 2021, and from January 1 to April 1, 2022, $74,000. Mr. Zhang, the Founder, Chief Executive Officer and Board member of MEDx is an immediate family member of Dr. Samantha (Ying) Du, our Founder, Chairperson and CEO.

Employment Agreements

For more information regarding employment agreements with our named executive officers, see “Executive Compensation — Employment Agreements.”

Indemnification Agreements

Cayman law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as providing indemnification against civil fraud or the consequences of committing a crime. Our articles provide that each director and officer shall be indemnified and secured harmless out of the assets and funds of our Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him or her in connection with the execution or discharge of his or her duties, powers, authorities or discretions as a director or officer of our Company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him or her in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

In addition, we have entered into indemnification agreements to indemnify our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our articles. These agreements, among other things, indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

Registration Rights

Pursuant to a shareholders agreement, as amended and restated, certain holders of our registrable shares are entitled to rights with respect to the registration of these shares under the Securities Act of 1933, as amended, the Securities Act, including demand registration rights, short-form registration rights and piggyback registration rights. All fees, costs and expenses of underwritten registrations will be borne by us and all selling expenses, including underwriting discounts and selling commissions, will be borne by the holders of the shares being registered. The shareholders agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify such holders of registrable securities in the event of material misstatements or omissions in the registration statement or any violation of applicable securities laws by us (except for such misstatement, omission or violation that are attributable to such holders), and such holders are obligated to indemnify us for material misstatements or omissions in the registration statement or any violation of applicable securities laws by us that are attributable to them. The registration rights granted under the shareholders agreement will terminate upon the earlier of (i) the date of completion of a deemed liquidation event, (ii) the fifth anniversary of the completion of our initial public offering (September 22, 2022) and (iii) the date such holder may sell all its registrable shares under Rule 144 of the Securities Act in any ninety-day period.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee has at any time during 2021 been an officer or employee of the Company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Board of Directors or the Compensation Committee.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our officers and directors and persons who beneficially own more than 10% of our ordinary shares (collectively, “Reporting Persons”) to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such reports received or written representations from certain Reporting Persons during the fiscal year ended December 31, 2021, we believe that all Reporting Persons complied with all Section 16(a) reporting requirements, with the exception of one late Form 4 filed for Harald Reinhart filed on December 27, 2021 to report a transaction that occurred on December 21, 2021; one late Form 4 filed for Frazor Titus Edmondson III filed on December 3, 2021 to report a transaction that occurred on August 17, 2021; two late Form 4 filed for Tao Fu, one filed on September 27, 2021 to report a transaction that occurred on September 15, 2021 and another filed on July 19, 2021 to report a transaction that occurred on July 15, 2021; and one late Form 4 filed for Kai-Xian Chen filed on March 30, 2021 to report a transaction that occurred on March 12, 2021.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

The Audit Committee operates under a written charter approved by the Board of Directors, which provides that its responsibilities include the oversight of the quality of our financial reports and other financial information and its compliance with legal and regulatory requirements; the appointment, compensation, and oversight of our independent registered public accounting firms for the fiscal year ended December 31, 2021, Deloitte Touche Tohmatsu Certified Public Accountants LLP and Deloitte Touche Tohmatsu, and our independent registered public accounting firm for the fiscal year ended December 31, 2022, KPMG LLP, including reviewing their independence; reviewing and approving the planned scope of our annual audit; reviewing and pre-approving any non-audit services that may be performed by Deloitte Touche Tohmatsu Certified Public Accountants LLP and Deloitte Touche Tohmatsu or by KPMG LLP; the oversight of our internal audit function; reviewing with management and our independent registered public accounting firm the adequacy of internal financial controls; and reviewing our critical accounting policies and estimates and the application of accounting principles generally accepted in the United States.

Deloitte Touche Tohmatsu Certified Public Accountants LLP is responsible for auditing our annual consolidated financial statements for the fiscal year ended December 31, 2021 filed with the SEC and internal control over financial reporting in accordance with the Exchange Act, and Deloitte Touche Tohmatsu is responsible for auditing our annual financial statements for the fiscal year ended December 31, 2021 filed with the HKEx in accordance with the HK Listing Rules. Deloitte Touche Tohmatsu Certified Public Accountants LLP and Deloitte Touche Tohmatsu are members of the global Deloitte Touche Tohmatsu Limited firm.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for our internal controls, financial reporting process, and compliance with laws and regulations and ethical business standards. Deloitte Touche Tohmatsu Certified Public Accountants LLP is responsible for performing an independent audit of our consolidated financial statements for the fiscal year ended December 31, 2021 in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee’s main responsibility is to monitor and oversee this process.

The Audit Committee reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2021. The Audit Committee discussed with Deloitte Touche Tohmatsu Certified Public Accountants LLP the matters required to be discussed by Public Company Accounting Oversight Board (the “PCAOB”), Auditing Standard No. 1301, Communications with Audit Committees, and SEC Regulation S-X Rule 207, Communications with Audit Committees. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firms required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firms their independence.

The Audit Committee considered any fees paid to Deloitte Touche Tohmatsu Certified Public Accountants LLP and Deloitte Touche Tohmatsu for the provision of non-audit related services and does not believe that these fees compromise Deloitte Touche Tohmatsu Certified Public Accountants LLP’s or Deloitte Touche Tohmatsu’s independence in performing the audit.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on March 1, 2022.

AUDIT COMMITTEE
John Diekman, Chair

Peter Wirth

Scott Morrison

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (CD&A) describes our compensation strategy, philosophy, and practices with respect to our executive compensation program for 2021. It also provides information regarding the compensation decisions made with respect to our named executive officers for 2021 and gives context for the information included in the tables that follow this discussion. For 2021, our named executive officers were:

•	Samantha (Ying) Du, our Founder, Chairwoman, and Chief Executive Officer;

•	Billy Cho, our Chief Financial Officer;

•	F. Ty Edmondson, our Chief Legal Officer and Corporate Secretary;

•	Harald Reinhart, our President, Head of Global Development, Neuroscience, Autoimmune and Infectious Diseases; and

•	Alan Bart Sandler, our President, Head of Global Development, Oncology.

The Compensation Committee of our Board of Directors (our “Compensation Committee”), either on its own, or, as appropriate, together with the Board of Directors, reviews and approves the Company’s compensation structure, including all forms of compensation relating to our directors and executive officers, including our named executive officers.

2021 Business Highlights

2021 marked another year of strong growth and outstanding execution for Zai Lab in all areas of our business.

Since January 2021, we have had 13 positive data readouts, of which six were in registrational or potentially pivotal clinical trials. Our/our partners’ product candidates received six breakthrough therapy designations from the US FDA or the China CDE.

We achieved regulatory submissions and approvals, including our first non-oncology approval with NUZYRA®. We were successful in having ZEJULA included in the National Reimbursement Drug List (NRDL) for first-line ovarian cancer maintenance treatment, and we expect that ZEJULA can become the leading PARP inhibitor in ovarian cancer in China, given its unique label for ovarian cancer patients regardless of biomarker status.

We significantly expanded our portfolio of potential first-in-class and/or best-in-class assets through eight strategic partnerships. We deepened our world-class gastric and lung cancer franchises with four additional promising drug candidates; bolstered our autoimmune franchise with efgartigimod, a pipeline-in-a-product opportunity; and expanded into neuroscience with an exciting anchor asset KarXT. We also made meaningful advances with our pipeline of assets with global rights, including achieving proof of concept for ZL-1102, our internally developed anti-IL-17A Humabody® for chronic plaque psoriasis.

Our portfolio now includes 28 innovative product candidates, including 21 in clinical development, four of which have global rights. Seventeen of these 28 product candidates were in-licensed from third parties and 11 were internally developed and have global rights. With this robust product pipeline, we are on target to have at least 15 products approved and marketed in more than 30 indications by 2025.

Our commercial operations continued to drive strong momentum behind our four products marketed in greater China. Our revenues for the full year of 2021 were $144.1 million, compared to $49.0 million in 2020, representing 194% growth.

To sustain our growth, we expanded our talented global team both in the United States and China, building a solid foundation for continuing growth and excellent execution.

Our executive compensation programs for 2021 were aligned with shareholder interests as compensation was closely linked to each individual executive’s performance achievements. The Compensation Committee also considered how each executive’s performance assisted us in achieving our 2021 goals.

As summarized in the “2021 Corporate Goals” table, we achieved or exceeded the vast majority of our corporate goals during 2021, and, accordingly, certain payouts to our named executive officers for 2021 reflected such achievements.

About Our 2021 Executive Compensation Program

From our listing on Nasdaq in 2017 through the end of 2020, we were classified as a foreign private issuer under applicable SEC and Nasdaq rules and maintained an executive compensation program with incentive metrics that were broadly aligned with similar companies. As of June 30, 2020, more than half of our investors were U.S.-based and, as a result, on January 1, 2021, we became a domestic issuer under SEC and Nasdaq rules. Our executive compensation program is designed to support our pay-for-performance culture, reflect the competitive market for skilled executives in both China and the U.S., meet the unique characteristics of our Company, and have strong alignment with the interests of our shareholders.

Because we became a domestic issuer under SEC and Nasdaq rules effective January 1, 2021, our shareholders will have their first opportunity to cast a non-binding advisory vote to approve our executive compensation program at our 2022 annual meeting. The Compensation Committee will review and consider the results of the shareholder advisory vote from the annual meeting when making future compensation decisions.

Compensation Practices and Policies

The following are key features of our 2021 executive compensation program:

•	Offer market-competitive benefits for our executives;

•	Calibrate executive compensation based on the success of corporate objectives as well as each executive’s achievement of his or her performance goals;

•	Evaluate how each executive assisted the Company in achieving its corporate goals;

•	Maintain an updated industry-specific peer group for benchmarking pay;

•	Consult with an independent compensation advisor on peer group analysis and benchmarking; and

•

Consider peer group compensation when determining target pay for our executive officers to the extent such a comparison accounts for the competitive market dynamics unique to us and is consistent with our corporate goals and objectives.

Roles and Responsibilities

Role of Compensation Committee. The Compensation Committee reviews, on an annual basis, our executive compensation program in light of our business goals and objectives and the business highlights and corporate performance goals we achieved for the year in order to establish the compensation for our named executive officers. The Compensation Committee may, in its discretion, adopt or recommend to the Board the adoption of, new or amended elements of our executive compensation program, to the extent our business goals and objectives have changed. The Compensation Committee currently consists of three independent directors, Peter Wirth (Chair), Nisa Leung, and Leon O. Moulder, Jr.

In making executive compensation decisions, the Compensation Committee reviews a variety of factors and compensation-related data, including information obtained from our peer group companies, and compensation surveys comprising companies with a similar size, complexity, and industry focus as us. The Committee also considers our Company’s performance and whether we achieved or exceeded our annual corporate performance goals as well as the individual performance of each named executive officer, including the appropriate amount of total compensation that should be paid, or in the case of equity-based compensation, granted to each executive based on its assessment of these factors and data. In addition, our Compensation Committee reviews our annual bonus plan and our equity incentive plan, assesses the business achievements relevant to granting awards under these plans and makes recommendations to our Board with respect to the Company’s overall compensation policies and practices as well as the specific compensation to be awarded to our CEO.

Our Compensation Committee retains the right to hire outside advisors as needed to assist it in reviewing and making modifications to our executive compensation program. The Compensation Committee works closely with our independent compensation consultants, as well as with management, to examine the effectiveness of the Company’s executive compensation program throughout the year. The duties and responsibilities of our Compensation Committee are documented in our Compensation Committee’s written charter adopted by our Board, which can be found on our website, www.zailaboratory.com, under the “Corporate Governance” subsection of the “Investors” section of the website. The Compensation Committee also serves, along with the Board, as the administrator of our equity incentive plans.

Role of the Independent Compensation Consultant. Our Compensation Committee believes that independent advice is important in developing and overseeing our executive compensation program. From our initial public offering in 2017 through September 2020, the Compensation Committee engaged the services of Radford as its independent compensation consultant, and Radford provided consulting services with respect to our 2020 compensation determinations. Beginning in October 2020, the Compensation Committee engaged the services of Pearl Meyer to provide consulting services in relation to executive and director compensation decisions for 2021. Pearl Meyer does not provide any other services to us other than such other matters as needed and as directed solely by our Compensation Committee. Reporting directly to our Compensation Committee, Pearl Meyer provides guidance on trends in CEO, executive and non-employee director compensation, the development of the specific components of our executive compensation program and the composition of our compensation peer group.

For our 2021 CEO compensation, Pearl Meyer prepared a report that compared each element of our CEO’s compensation (base salary, target annual bonus, and target long-term incentive value) to that of CEOs at companies in our peer group. Using this and other compensation and performance information described above, our Compensation Committee recommended the elements and target levels of our CEO’s compensation for Board approval and the Board subsequently approved such recommendation.

Our Compensation Committee has assessed the independence of both Radford and Pearl Meyer in accordance with applicable SEC and Nasdaq rules and confirmed that neither firm’s work raised any conflicts of interest and that Pearl Meyer remains independent under applicable rules.

Role of our CEO. Each year, our CEO provides an assessment of the prior year’s performance of each named executive officer, other than herself, as well as an assessment of the company’s performance relative to its corporate goals, and recommends to our Compensation Committee the compensation to be paid or awarded to each named executive officer, other than herself. Our Compensation Committee makes the final determinations regarding the compensation of our named executive officers (other than our CEO, whose compensation is determined by our Board with recommendation from the Compensation Committee). Our CEO’s recommendations are based on numerous factors, including:

•	Company, team and individual performance;

•	internal pay comparisons;

•	potential for future contributions;

•	leadership competencies;

•	external market competitiveness; and

•	any other factors deemed relevant.

Our Compensation Committee also considers our CEO’s compensation recommendations and assessment of the Company’s performance when assessing the CEO’s performance. The Compensation Committee makes a recommendation to the Board of Directors for the compensation to be paid or awarded to our CEO, and the Board of Directors makes the final determination regarding our CEO’s compensation. Our CEO does not participate in any deliberations regarding her own compensation.

Principal Objectives of Our 2021 Compensation Program

Our executive compensation program is designed to drive the creation of long-term shareholder value by awarding compensation that is competitive with companies in our peer group in order to attract and retain extraordinary leaders who can perform at high levels and succeed in a demanding business environment. Specifically, our executive compensation program in 2021 was:

•

Mission Focused and Business Driven. Our executive compensation program focused on whether each named executive officer achieved his or her performance goals which support the annual and long-term objectives of our business, including the delivery of meaningful and innovative products to address unmet medical needs. Our objective is to provide an executive compensation program that contributes to building and sustaining a foundation for long-term success.

•

Market Advantage. While we consider the executive compensation programs of our peer group of biotechnology and pharmaceutical companies that we believe are representative of the companies we primarily compete with for talent in all the geographies where we do business, we do not benchmark our compensation, or its components, to a specific market percentile of compensation within such peer group. Broader market data, as further described below, is also considered in order to provide additional context for our executive compensation decisions. Peer group and market practices are among the many factors we take into account in developing an executive compensation program that we believe enable us to recruit, retain and motivate our leadership team to achieve our business objectives and enhance shareholder value.

•

Performance Focused. We believe strongly in pay-for-performance and endeavor to provide our named executive officers with higher levels of compensation when our business goals and their personal performance objectives are met or exceeded and with lower levels when such performance does not meet our expectations and goals.

•

Aligned with Shareholders. We believe every employee contributes to our success and, as such, every employee has a vested interest in our success. For members of our executive team, including our named executive officers, who set and lead our future strategic direction, a significant portion of their total pay opportunities are equity-based to promote alignment between the interests of our executive officers and our shareholders.

•

Flexible. We are committed to providing flexible benefits designed to allow our diverse global workforce to have rewarding opportunities that meet their varied needs so that they are inspired to maximize their performance on behalf of patients and shareholders.

Key Performance Factors in Determining Executive Compensation

The Compensation Committee (and, in the case of our CEO, the Board of Directors) considered the following performance factors in determining executive compensation: (i) whether we achieved our annual corporate goals,

(ii) whether each individual executive met or exceeded his or performance goals, (iii) our CEO’s review and evaluation of our executive officers’ performance (other than herself), and (iv) the Compensation Committee’s assessment of our CEO’s performance, all of which are critical components in determining the compensation for our executive officers. Each factor was weighted separately in determining whether the target bonus had been achieved. Please see “Compensation Discussion & Analysis–Annual Incentive Awards” below for more discussion on this matter.

External Market Competitiveness and Peer Group

We consider market practices and trends when determining executive compensation levels and making compensation program design decisions. We do not target a specific market percentile or simply replicate market practice, but we make compensation decisions based on competitive ranges for each position. Instead, we review external market practices as a reference point to assist us in designing an executive compensation program that is tailored to the unique characteristics of our Company and is intended to attract, retain, and inspire talented leaders. To understand the external market competitiveness of the compensation for our named executive officers, our CEO and our Compensation Committee review a report analyzing publicly-available information and surveys prepared by our independent compensation consultant which, for 2021 compensation decisions, was Pearl Meyer. These reports compare the compensation of each executive officer to data available for comparable positions at companies in our peer group and, in certain circumstances, the broader market, by compensation element. The determination of our 2021 peer group was based on a search for comparable companies that approximate (i) our scope of business, including revenues and market capitalization, (ii) our global geographical reach, (iii) our research-based business with multiple marketed products, and (iv) a comparable pool of talent for which we compete. In 2020, the Compensation Committee, with support from our independent compensation consultant, conducted an analysis to determine the appropriate peer group in the context of the Company’s 2021 market capitalization. The purpose of the peer group analysis was to enable the Company to use the appropriate comparator group and third-party data sources for our annual assessment of executive compensation. For 2021, following an extensive review, the Compensation Committee determined that our peer group should be updated to reflect the Company’s evolution over the prior year and better approximate the current size and scope of our business. The 29 comparator companies below compose the peer group for 2021:

Acceleron Pharmaceuticals	Ultragenyx Pharmaceutical
Agios Pharmaceuticals	Arena Pharmaceuticals
Alnylam Pharmaceuticals	bluebird bio
Amicus Therapeutics	BridgeBio Pharma
BeiGene	Fate Therapeutics
Biohaven Pharmaceutical	IGM Biosciences
Blueprint Medicines	Iovance Biotherapeutics
Deciphera Pharmaceuticals	Mirati Therapeutics
Exelixis	Turning Point Therapeutics
FibroGen	Xencor
Global Blood Therapeutics	CanSino Biologics
Hutchison China MediTech	CStone Pharmaceuticals
Insmed	Innovent Biologics
Sarepta Therapeutics	Shanghai Junshi Biosciences Co.
TG Therapeutics

For each of the companies in our peer group, we analyze available data to identify comparable executive officers. We then compile and analyze the data for each comparable position. Our competitive analysis includes the structure and design of the executive compensation programs as well as the targeted value of the compensation under these programs. For our executive officers, we may supplement the data from our peer group with published compensation surveys.

Principal Elements of Compensation

Our compensation objectives are achieved through the following principal elements of pay:

Pay Element	How It’s Paid	Purpose
Annual Base Salary	Cash (Fixed)	Provide a competitive base salary rate relative to similar positions in the market to enable the Company to attract and retain critical executive talent.

Annual Incentives (Bonus)	Cash (Variable)	Reward executives for delivering on annual strategic goals and individual contributions that drive our business strategy and contribute to long-term value creation.

Long-Term Equity Incentives	Equity (Variable)	Provide incentives for executives to execute on longer-term goals that drive the creation of shareholder value and support the Company’s retention strategy.

Annual Base Salary

We pay our named executive officers an annual base salary. Our Compensation Committee seeks to maintain salaries at competitive levels, but this fixed component of executive compensation constitutes a relatively small percentage of the executive’s total compensation. The majority of their total compensation is reserved for variable elements that depend on the achievement of both corporate and individual performance goals, thus promoting alignment between the interests of our executive officers and our shareholders.

For 2021, our Board of Directors reviewed the base salaries of chief executive officers in our peer group relative to Dr. Du’s compensation and considered Dr. Du’s capabilities, performance, and future expected contributions. Based on this analysis, the Compensation Committee adjusted Dr. Du’s base salary to better align with the market. Our Compensation Committee undertook a similar, individualized review of each executive’s performance and base salary, as well as considering peer group compensation data, when approving the base salaries for our other named executive officers. Below is a summary of the changes in annual base salary from 2020 to 2021 for our named executive officers.

Name	2020 Base Salary (effective as of April 1, 2020)	Percentage Increase	2021 Annual Base (effective as of April 1, 2021)
Samantha (Ying) Du	$697,221	14.74%	$800,000
Billy Cho	$424,360	13.11%	$480,000
F.Ty Edmondson	$510,000	3.00%	$525,300
Harald Reinhart	$424,360	13.11%	$480,000
Alan Sandler(1)	$540,000	0.00%	$540,000

(1)	Dr. Sandler joined the Company on December 1, 2020 and was awarded a base salary of $540,000. He did not receive a base salary increase during 2021.

Annual Incentive Awards (Bonus)

Our annual bonus program is designed to motivate and reward our named executive officers for achievement of performance that supports short- and long-term value creation for the Company. Target annual bonus opportunities are based on a percentage of the named executive officer’s base salary and actual awards are determined based on the Compensation Committee’s assessment of corporate and individual performance.

Our CEO’s annual incentive award is weighted 75% for corporate performance and 25% for individual performance. The other named executive officers’ incentive awards are weighed 60% for corporate performance and 40% for individual performance.

Our Compensation Committee reviewed our Company’s performance with respect to our 2021 corporate goals and concluded that the Company had achieved and in some cases exceeded its 2021 corporate goals. The Compensation Committee then determined that the company multiplier for purposes of corporate performance is 130%. The table below shows the Company’s progress and achievement of its 2021 corporate goals.

2021 Corporate Goals	Achievements	Weight (Target)	Weight (Actual)
Clinical Development/Regulatory		35%	40%
• Initiate key clinical trials	ZEJULA
• Execute key regulatory milestones, including new approvals and NDA filings	• Positive topline data of PRIME trial announced

• Phase 1b combination gastric cancer trial expanded into basket trial

• Review of life cycle management strategy completed

TTFields
• First patient dosed in gastric cancer, LUNAR, PANOVA, and METIS trials

• Enrollment of gastric cancer trial completed

QINLOCK
• 4L GIST indication approved by NMPA ahead of schedule

• Enrollment in 2L GIST trial completed ahead of schedule

Odronextamab
• First patient in global Phase 2 registrational trial dosed despite delay from partial clinical hold

• New enrollment completion plan aligned with global timeline

Repotrectinib
• First patient in China portion of TRIDENT-1 trial dosed and enrollment completed, cohort for registration enrolled ahead of schedule

Margetuximab
• Pharmacokinetic study in China completed

• Enrollment of China bridging study and clinical study report completed

2021 Corporate Goals	Achievements	Weight (Target)	Weight (Actual)

• NDA (New Drug Application) in breast cancer submitted to, and accepted by, the CDE (Center for Drug Evaluation)

Bemarituzumab
• Registrational study to be initiated in 2022

ZL-1201
• Clinical trial application (CTA) approval and dosing of first patient in Phase 2b/3 study in hormone-refractory myelodysplastic syndrome after RP2D

ZL-1102
• Positive topline data in proof-of-concept (POC) study achieved

NUZYRA
• Approval by NMPA achieved

Sulbactam/Durlobactam
• China enrollment of ATTACK trial completed ahead of schedule, positive topline data reported

Efgartigimod
• CTAs for five indications submitted and first patients dosed in each study

Research		5%	10%

• Achieve POC in global project	• POC achieved in one project

• Complete an IND (Investigation New Drug Application) -enabling study	• One IND filed

• Select new clinical product candidates	• One project progressed into lead optimization with several new candidates selected

Business Development		20%	30%

• Establish strategic relationships, including additional in-licensed transactions	• Licensing collaborations completed for eight programs with argenx, Mirati, Turning Point, MacroGenics, Schrödinger, Blueprint, Karuna

2021 Corporate Goals	Achievements	Weight (Target)	Weight (Actual)
Commercial Launch		20%	25%
• Achieve new commercial product launches in China	• Target revenue goal achieved within range • ZEJULA included in the updated National Reimbursement Drug List as first-line maintenance therapy for patients with advanced and recurrent ovarian cancer

• Achieve product revenue goals	• NUZYRA successfully launched in China

Financing, Strategy, HR, IT, and Legal and Compliance		20%	25%

• End year with sufficient cash and access to additional cash resources	• Year end cash of $1.4 billion in cash, cash equivalents, and short-term investments

• Operate within the approved Company budget	• Completed a $858 million follow-on offering on the Nasdaq Global Market and The Stock Exchange of Hong Kong Limited

• Secure new investors	• Operating expenses within budget achieved

• Achieve other corporate, financial, strategic, HR, IT, and legal and compliance objectives	• All reporting and auditing requirements for Nasdaq and Hong Kong exchanges met; transition to domestic issuer completed successfully;

• Functional teams’ human resources needs, including key hires, met

• IT infrastructure built out and enhanced

Upon review of each executive officer’s individual performance, the Board and Compensation Committee agreed that individual performance goals had been met and, in some cases, exceeded for the 2021 performance year.

Bonuses were then determined based on the individual performance ratings. Individual performance ratings were determined by the Board for our CEO, in consideration of the recommendation from the Compensation Committee, and by the Compensation Committee for the other named executive officers, in consideration of the recommendation from our CEO. As a result, actual award payouts ranged between approximately 120% and 138% of target.

The table below shows the 2021 target annual bonus for each named executive officer and the actual bonuses earned by each named executive officer.

Name	Target Percentage	Target Amount	Actual Amount
Samantha (Ying) Du	80%	$640,000.00	$864,000.00
Billy Cho	45%	$216,000.00	$254,880.00
F. Ty Edmondson	45%	$236,385.00	$302,572.80
Harald Reinhart	40%	$192,000.00	$264,960.00
Alan Sandler	50%	$270,000.00	$345,600.00

Equity Incentive Compensation

Equity compensation directly aligns the interests of the named executive officers with those of our shareholders. We granted equity incentive compensation (EIC) awards during 2021 using a mix of time-based share options, restricted share units (RSUs) and performance-based restricted share units (PSUs).

Equity Vehicle	What It Does	Design Details
Time-Based Share Options	Rewards for stock appreciation	Exercise price per Share: $13.096 Vesting: 20% per year on the anniversary of the date of the grant Exercise term: 10 years

Restricted Share Units (RSUs)	Supports leadership retention objectives	Vesting: 20% per year on the anniversary of the date of the grant

Performance-Based Restricted Share Units (PSUs)	Rewards achievement of pre-determined goals measured over a specified performance period

Performance Period: 12/1/2021-12/31/2025

Performance Metrics: Product advancement milestones that are key to the long-term success of the company and our shareholders as we advance products through our research and development pipeline. Progress against goals will be evaluated at each quarter-end during the Performance Period and certified by the Compensation Committee in its sole discretion.

Vesting: Vesting is directly linked to achieving milestone goals. Up to 100% of the PSUs can be earned for maximum performance; 50% for threshold performance; 0% for below threshold performance. Any unearned awards at the end of the Performance Period will be forfeited.

The equity incentive awards granted during 2021 to our named executive officers are set forth in the table below:

Name	Number of Shares Subject to Option Award	Grant Date Fair Value ($)	Number of Shares Subject to RSU Award		Grant Date Fair Value ($)(1)	Number of Shares Subject to PSU Award	Grant Date Fair Value ($)
Samantha (Ying) Du	870,000	$6,946,588	170,000		$2,226,320	631,750	$4,499,955
Billy Cho	240,500	$1,920,292	46,000		$602,416	140,390	$999,998
F. Ty Edmondson	220,000	$1,756,608	41,500		$543,484	350,970	$2,499,959
Harald Reinhart	266,500	$2,127,892	350,500	(2)	$2,738,248	350,970	$2,499,959
Alan Bart Sandler	280,000	$2,235,684	53,000		$694,088	350,970	$2,499,959

(1)	Award amounts for PSUs were determined based on the closing price of our ADSs on Nasdaq on the date of grant on December 1, 2021, which was $71.23.
(2)

Includes 50,500 RSUs as annual award and a one-time equity award of 300,000 RSUs made in connection with Dr. Reinhart’s promotion and in consideration of the total compensation of other named executive officers. 50% of the one-time equity award vests immediately and the other 50% vests on Dec 31, 2022.

In determining the aggregate equity incentive compensation (“EIC”) awarded to our executive officers in 2021, our Compensation Committee considered the EIC awards granted to comparable executive officers of our peer group companies and, in certain circumstances, broader market data, as well as the retentive value of outstanding equity. In general, EIC awards constitute the largest component of our executive compensation program in order to better align the interests of our executives with those of our shareholders.

Employment Agreements

We have entered into employment agreements with each of our named executive officers that govern the terms and conditions of their service relationship with us, including the compensation and benefits to which they are entitled. Dr. Du is employed by Zai Lab Limited, pursuant to an amended and restated employment agreement that became effective on December 1, 2018. Dr. Du also is a party to an employment agreement with Zai Lab (Shanghai) Co., Ltd. In addition, Dr. Du has entered into an agreement with our U.S. subsidiary, Zai Lab (US) LLC, pursuant to which a portion of her base salary is paid by Zai Lab (US) LLC based on the level of services that she provides to this entity. Mr. Cho is employed by Zai Lab (Hong Kong) Limited pursuant to an amended and restated employment agreement dated March 22, 2019. Mr. Edmondson and Drs. Sandler and Reinhart are each employed by Zai Lab (US) LLC pursuant to agreements that became effective on August 15, 2020, December 1, 2020 and December 1, 2018, respectively.

Each of our named executive officers is afforded severance protection through his or her employment agreement. These severance protections are described in more detail below under “Potential Payments Upon Termination or Change in Control.”

Other Benefits and Perquisites

We provide standard group health and welfare benefits, including medical, life, and disability insurance to our employees located in the United States, including our named executive officers, as applicable. We also provide benefits required by statute to our employees, including our named executive officers, located outside of the United States. In addition, Drs. Du, Reinhart and Sandler and Mr. Edmondson participate in our tax-qualified 401(k) plan, a broad-based, defined contribution retirement plan in which all of our employees who are United States taxpayers and who meet certain age and service requirements are eligible to participate. We make a matching contribution equal to 50% of the first 5% of the employee’s elective contributions under the plan, up to 2.5% of an employee’s eligible compensation. We also provide required Mandatory Provident Fund payments for our employees located in Hong Kong, including our named executive officers, as applicable. The annual value of the contributions to our retirement plan for 2021 for each NEO is reflected in the “All Other Compensation” column of the Summary Compensation Table below. We do not maintain a defined benefit pension plan or supplemental executive retirement plan.

During fiscal year 2021, we did not provide our named executive officers with any perquisites.

CEO to Median Employee Pay Ratio

We determined that the 2021 annual total compensation of the median of all our employees who were employed as of December 31, 2021, other than our CEO, Samantha (Ying) Du, was $94,930. Dr. Du’s 2021 annual total compensation was $15,315,579, and the ratio of these amounts was 1 to 161.

To identify the median compensated employee, we used cash compensation consisting of base salary paid with respect to 2021 (annualized for those individuals who were not employed for the full year), and annual bonus or incentives paid with respect to 2021. We then identified the employee closest to the median that had been employed for the full year to serve as our median compensation individual for purposes of this analysis.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Share Ownership Guidelines

On April 1, 2021, we adopted a policy with share ownership guidelines for our executive officers to strengthen and reinforce the link our compensation programs create between our executive officers and our shareholders. A summary of our share ownership guidelines is set forth below.

Level	Number of Shares Equal in Value to:
CEO	6x base salary
Section 16 Officers	2x base salary

Executive officers have five years from their initial appointment to comply with this policy. Only shares beneficially owned which are vested are included in the share ownership calculation of share ownership. Shares underlying unvested options or RSUs are not included in the calculation. All of our named executive officers currently meet the applicable share ownership guideline or are still within the five-year period to meet such guideline. Once an executive officer’s level of share ownership satisfies the applicable guideline, the executive officer is expected to continue to comply with the guideline amount for as long as the individual is subject to this policy. Future declines in share price will not affect the covered person’s compliance with this policy as long as the covered person holds the number of shares he or she had at the time he or she achieved compliance.

Policies on Clawback and Recovery of Compensation

We do not currently have a formal policy that provides us with the right to recover amounts paid on the basis of financial results that are subsequently restated. Under the provisions of the Sarbanes-Oxley Act, the chief executive officer and chief financial officer of a public company may be required to forfeit certain equity- or incentive-based compensation in the event of an accounting restatement due to the material noncompliance of the issuer, as a result of misconduct, with respect to one or more reporting requirements under the securities laws. These Sarbanes-Oxley requirements would be enforced as a matter of law if the circumstances arose that warranted it.

Hedging and Pledging Prohibitions

In November 2020, we adopted an Amended and Restated Insider Trading Material Non-Public Information Policy which prohibits our executive officers from engaging in pledging or hedging transactions with respect to our shares.

Compensation Risk Management

Our Compensation Committee has reviewed our compensation policies and practices and does not believe that these policies and practices create risks that are reasonably likely to have a material adverse effect on us.

Tax and Accounting Treatment

The Compensation Committee believes that shareholder interests are best served if the Committee retains the discretion to approve compensation arrangements that support our corporate objectives, even if an arrangement does not qualify for full or partial tax deductibility under U.S. or other tax law or results in adverse accounting consequences to the Company.

…

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with management. Based upon such review and discussion, the Compensation Committee recommended to the Board of Directors that such section be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on March 1, 2022.

THE COMPENSATION COMMITTEE
Peter Wirth (Chair)
Leon O. Moulder, Jr.
Nisa Leung

COMPENSATION TABLES

Summary Compensation Table

The following table sets forth the compensation paid to, received by or earned during each of the fiscal years set forth below by our named executive officers:

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)		Stock Awards ($)(2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Samantha (Ying) Du, Chairwoman and Chief Executive Officer	2021	$774,305	—		$6,726,276	$6,946,588	$864,000	$4,410	$15,315,579
	2020	$688,921	—		—	$7,160,000	$683,060	$4,055	$8,536,036
	2019	$656,115	—		—	$7,569,000	$650,740	$1,338	$8,877,194
Billy Cho, Chief Financial Officer	2021	$466,090	—		$1,602,414	$1,920,292	$254,880	—	$4,243,676
	2020	$421,270	—		—	$859,200	$203,693	—	$1,484,163
	2019	$409,000	—		—	—	$164,800	—	$573,800
F. Ty Edmondson, Chief Legal Officer	2021	$521,475	—		$3,043,443	$1,756,608	$302,573	$4,955	$5,629,054
	2020	$192,262	—		$2,000,625	$1,970,173	$244,800	$1,068	$4,408,928
Harald Reinhart President, Head of Global Development, Neuroscience, Autoimmune and Infectious Diseases.	2021	$466,090	$107,640	(5)	$5,238,208	$2,127,892	$264,960	$7,250	$8,212,040
Alan Bart Sandler, President, Head of Global Development, Oncology	2021	$540,000	$300,000		$3,194,047	$2,235,684	$345,600	$6,708	$6,622,039
	2020	$45,000	$500,000		$3,267,900	$3,250,990	—	—	$7,063,890

(1)	Reflects the sign-on bonus awarded to the applicable named executive officer in connection with his commencement of employment.
(2)

Reflects the aggregate grant date fair value of restricted share awards, restricted share unit awards, performance share unit awards and stock options granted during the applicable fiscal year, computed in accordance with ASC Topic 718, disregarding the effects of estimated forfeitures. The underlying valuation assumptions for equity awards granted during 2021 are further discussed in Note 16 to our audited financial statements filed with our Annual Report on Form 10-K for 2021.

(3)	Reflects amounts earned by each of the named executive officers under our annual bonus plan for the applicable fiscal year.
(4)	Reflects the value of company matching contributions to the Zai Lab US 401(k) Plan.
(5)	Reflects a one-time discretionary bonus payment awarded in connection with Dr. Reinhart’s promotion.

Grants of Plan-Based Awards

The following table reports potential payouts for awards made under our annual cash bonus plan, stock options, restricted share units awards and performance based restricted share units, in each case that were granted during 2021 to our named executive officers:

Name and Award (Type)	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards ($)(1)				Estimated Future Payouts Under Equity Incentive Plan Awards ($)(3)		All Other Stock Awards: No of Shares of Stock or Units	All Other Option Awards: No. of Securities Underlying Options	Exercise or Base: Price of Option Awards ($)		Grant Date Fair Value of Stock and Option Awards ($)(2)
		Threshold	Target		Maximum	Threshold	Target
Samantha (Ying) Du		—	$		—					$		$
Annual Bonus	—	—		$640,000	—			—	—		$—		$—
Stock Options	4/1/2021	—		$—	—			—	870,000		$13.096		$6,946,588
Restricted Share Units	4/1/2021	—	$		—			170,000		$			$2,226,320
Performance Share Units	12/1/2021	—	$		—	315,875	631,750			$			$4,499,955
Billy Cho		—	$		—					$		$
Annual Bonus	—	—		$216,000	—			—	—		$—		$—
Stock Options	4/1/2021	—		$—	—			—	240,500		$13.096		$1,920,292
Restricted Share Units	4/1/2021	—	$		—			46,000		$			$602,416
Performance Share Units	12/1/2021	—	$		—	70,195	140,390			$			$999,998
F. Ty Edmondson		—	$		—					$		$
Annual Bonus	—	—		$236,385	—			—	—		$—		$—
Stock Options	4/1/2021	—		$—	—			—	220,000		$13.096		$1,756,608
Restricted Share Units	4/1/2021	—		$—	—			41,500	—		$—		$543,484
Performance Share Units	12/1/2021	—	$		—	175,485	350,970			$			$2,499,959
Harald Reinhart		—	$		—					$		$
Annual Bonus	—	—		$192,000	—			—	—		$—		$—
Stock Options	4/1/2021	—		$—	—			—	266,500		$13.096		$2,127,892
Restricted Share Units	4/1/2021	—		$—	—			50,500	—		$—		$661,348
	12/21/2021	—		$—	—			300,000	—		$—		$2,076,900
Performance Share Units	12/1/2021	—	$		—	175,485	350,970			$			$2,499,959
Alan Bart Sandler		—	$		—					$		$
Annual Bonus	—	—		$270,000	—			—	—		$—		$—
Stock Options	4/1/2021	—		$—	—			—	280,000		$13.096		$2,235,684
Restricted Share Units	4/1/2021	—		$—	—			53,000	—		$—		$694,088
Performance Share Units	12/1/2021	—	$		—	175,485	350,970			$			$2,499,959

(1)

Non-Equity Incentive Plan amounts above reflect short-term cash incentive opportunities granted under our annual bonus plan, which is discussed in more detail in “Compensation Discussion & Analysis–Annual Incentive Awards.” Actual amounts earned by each of the named executive officers under our annual bonus plan for 2021 are disclosed above in the Summary Compensation Table.

(2)

Amounts reflect the aggregate grant date fair value of restricted share unit awards, performance based restricted share units and stock options granted during 2021, computed in accordance with ASC Topic 718, disregarding the effects of estimated forfeitures. The underlying valuation assumptions for equity awards granted during 2021 are further discussed in Note 16 to our audited financial statements filed with our Annual Report on Form 10-K for 2021.

(3)	Reflects the threshold and maximum number of performance share unit awards which may be earned based on Company achievement versus product advancement milestones”

Each of our named executive officers has entered into an employment agreement that governs the terms and conditions of their service relationship with us, including the compensation and benefits to which they are entitled. Among other items, the employment agreements set out the annual bonus targets, as a percentage of base salary, for each of our named executive officers. Please see “Compensation Discussion & Analysis–Annual Incentive Awards” above for the 2021 bonus targets applicable to our named executive officers.

Outstanding Equity Awards at December 31, 2021

The following table provides information on the outstanding stock options, restricted share units and performance share units, in each case held as of December 31, 2021 by our named executive officers:

		Option Awards					Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable(1)		Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(3)	Market value of shares or units of stock that have not vested ($)(4)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested (#)(5)	Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not vested ($)4)
Ying (Samantha) Du	10/22/2015	8,891,650	(2)	—	$0.06	10/21/2025
	3/9/2016	6,043,760		—	$0.12	3/8/2026
	8/25/2016	9,221,840		—	$0.174	8/24/2026
	3/28/2018	2,100,000		1,400,000	$2.09	3/27/2028
	3/8/2019	1,200,000		1,800,000	$3.893	3/7/2029
	3/12/2020	500,000		2,000,000	$4.494	3/11/2030
	4/1/2021	—		870,000	$13.096	3/31/2031
	4/1/2021						170,000	$1,068,450
	12/1/2021								631,750	$3,970,549
Billy Cho	3/2/2018	2,100,000		1,600,000	$2.184	3/1/2028
	3/2/2018						400,000	$2,514,000
	3/12/2020	60,000		240,000	$4.494	3/11/2030
	4/1/2021	—		240,500	$13.096	3/31/2031
	4/1/2021						46,000	$289,110
	12/1/2021								140,390	$882,351
F. Ty Edmondson	8/17/2020	75,500		302,000	$8.25	8/16/2030
	8/17/2020						194,000	$1,219,290
	4/1/2021	—		220,000	$13.096	3/31/2031
	4/1/2021						41,500	$260,828
	12/1/2021								350,970	$2,205,846
Harald Reinhart	5/12/2017	133,340		0	$0.3	5/11/2027
	9/20/2017	200,000		200,000	$1.8	9/19/2027
	3/28/2018	200,000		400,000	$2.09	3/27/2028
	11/16/2018	100,000		200,000	$1.799	11/15/2028
	4/1/2021			266,500	$13.096	3/31/2031
	4/1/2021						50,500	$317,393
	12/1/2021								350,970	$2,205,846
	12/21/2021						150,000	$942,750
Alan Bart Sandler	12/1/2020	94,000		376,000	$10,893	11/30/2030
	12/1/2020						240,000	$1,508,400
	4/1/2021	—		280,000	$13.096	3/31/2031
	4/1/2021						53,000	$333,105
	12/1/2021								350,970	$2,205,846

(1)

Unless otherwise noted, all option awards have a maximum term of ten years from the grant date and vest in equal annual installments over five years, beginning on the first anniversary of the grant date, subject to the executive remaining in continuous service with us on each such vesting date.

(2)

Option has a maximum term of ten years from the grant date and vested as to 20% of the number of shares subject to the option on the first anniversary of the date of grant, with the remaining portion of the award vesting over 48 months in equal monthly installments.

(3)

Other than the one-time equity award made to Dr. Reinhart, restricted share awards and restricted share unit awards vest in equal annual installments over five years, beginning on the first anniversary of the grant date, subject to the executive remaining in continuous service with us on each such vesting date.

(4)	Market values reflect the closing price of our ADSs on Nasdaq on December 31, 2021, which was $62.85.
(5)

Performance based share units vest based on the satisfaction of specified product advancement milestones over the performance period beginning December 1, 2021 and ending on December 31, 2025. Please see “—Equity Incentive Compensation” above for additional detail.

Options Exercised and Shares Vested During 2021

The following table provides information relating to stock option exercises and stock award vesting for our named executive officers during the year ended December 31, 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(2)
Ying (Samantha) Du	6,666,670	$103,183,900	—	—
Billy Cho	—	—	200,000	$2,960,200
Ty Edmondson	—	—	48,500	$680,407
Harald Reinhart	1,000,000	$13,922,725	150,000	$1,038,450
Alan Bart Sandler	—	—	60,000	$427,380

(1)	Represents the price of our ADSs on Nasdaq at exercise minus the stock option exercise price multiplied by the number of ADSs acquired on exercise.
(2)

Represents the fair market value of the shares on the vesting date, calculated as the closing price of our ADSs on Nasdaq Global Select Market on the vesting date (or the previous business day if vesting occurred during a weekend) multiplied by the number of shares vesting.

Potential Payments Upon Termination or Change of Control

Name	Benefit Type	Termination due to death or disability ($)			Termination without Cause or for Good Reason ($)		Termination without Cause or for Good Reason in connection with a Change of Control ($)
Ying (Samantha) Du	Severance		$66,667			$1,840,000	$2,889,369
	Benefits Continuation		$1,561			$28,106	$28,106
	Value of Equity Acceleration		$18,799,599			$18,799,599	$18,799,599
Billy Cho	Severance		$40,000			$480,000	$696,000
	Benefits Continuation		$534			$6,413	$6,413
	Value of Equity Acceleration	$	N/A		$	N/A	$10,676,901
F. Ty Edmondson	Severance		$43,775	(1)		$761,685	$893,010
	Benefits Continuation		$3,661	(1)		$43,927	$54,908
	Value of Equity Acceleration	$	N/A	(1)		$3,685,964	$3,685,964
Harald Reinhart	Severance		$40,000			$672,000	$672,000
	Benefits Continuation		$2,015			$24,175	$24,175
	Value of Equity Acceleration	$	N/A		$	N/A	$6,938,189
Alan Bart Sandler	Severance		$45,000			$810,000	$810,000
	Benefits Continuation		$3,668			$44,014	$44,014
	Value of Equity Acceleration	$	N/A		$	N/A	$4,047,351

(1)	Death only. Disability termination is treated the same as termination without cause.

Each of our named executive officers is entitled to receive certain benefits upon a qualifying termination of employment, including following a change in control of the Company, or in the event of a termination of employment due to the executive’s death or disability, in each case as described below.

Under the terms of their respective employment agreements, in the event of a termination of employment, each of our named executive officers will be entitled to receive any accrued but unpaid base salary, reimbursement for unpaid business expenses incurred prior to termination and any additional compensation as may be expressly required under applicable law, including accrued but unused vacation time (the “Final Compensation”).

In addition to the Final Compensation, upon termination of the named executive officer’s employment by us without “cause” or by the executive for “good reason” (each as defined in the respective employment agreement and collectively, a “qualifying termination”), the named executive officer will be entitled to receive the following severance benefits, subject to the executive’s timely execution of a separation agreement and a general release of claims in a form reasonably satisfactory to the Company: (i) an amount equal to 12 months’ (18 months, in the case of Dr. Du, and for Mr. Cho, six months in the event he experiences a qualifying termination prior to March 2, 2021) base salary and 12 months (18 months, in the case of Dr. Du, and for Mr. Cho, six months in the event he experiences a qualifying termination prior to March 2, 2021) of the Company’s portion of monthly premiums with respect to health, dental and vision coverage or COBRA continuation coverage, as applicable, and in each case payable as salary continuation over the 12 months (18 months, in the case of Dr. Du, and for Mr. Cho, six months in the event he experiences a qualifying termination prior to March 2, 2021) following the effective date of the qualifying termination (collectively, “Base Severance”) and (ii) for each executive other than Mr. Cho, a pro-rated bonus based on the number of days that the executive worked in the year of termination, payable at the same time as bonuses are paid to other senior executives of the Company (the “Pro-Rated Bonus”). In the event of a qualifying termination, Dr. Du and Mr. Edmondson will also receive full accelerated vesting of any then-outstanding unvested stock options, restricted share or other equity awards held by the executive (“Equity Acceleration”).

In the event of a qualifying termination within 12 months following a change in control (a “change in control termination”), in addition to the Final Compensation, the Base Severance and the Equity Acceleration but in lieu of the Pro-Rated Bonus, Dr. Du will receive a payment equal to the sum of (x) six months’ base salary, (y) two times the executive’s target bonus and (z) six months of the Company’s portion of monthly premiums payable immediately prior to the effective date of such termination with respect to health, dental, and vision insurance coverage (the “CiC Payment”). In the event of a change in control termination and in addition to the Final Compensation, Mr. Cho, Dr. Sandler and Dr. Reinhart will receive Base Severance over a 12-month period, the Pro-Rated Bonus and the Equity Acceleration; Mr. Edmondson will receive Base Severance over a 15-month period, the Pro-Rated Bonus and the Equity Acceleration.

In addition to the Final Compensation, upon termination of an executive’s employment as a result of her or his death or disability, each executive, other than Mr. Edmondson, will be entitled to receive an amount equal to one months’ base salary and one month of the Company’s portion of monthly premiums with respect to health, dental and vision coverage or COBRA continuation coverage, as applicable. Mr. Edmondson would receive these same benefits in the event of a termination of his employment as a result of his death, but a termination due to his disability would be treated in the same manner as a qualifying termination, as described above. In addition, upon termination of Dr. Du’s employment as a result of her death or disability, she would be entitled to the Equity Acceleration.

DIRECTOR COMPENSATION

For 2021, each member of our Board of Directors who is not an employee of the Company or one of our affiliates were entitled to the following compensation under our non-employee director compensation policy:

•	Annual cash retainer of $50,000 for each non-employee director;

•	Additional annual cash retainer of $20,000 for the Audit Committee chair;

•	Additional annual cash retainer of $10,000 for each Audit Committee member;

•	Additional annual cash retainer of $15,000 for the Compensation Committee chair;

•	Additional annual cash retainer of $7,500 for each Compensation Committee member;

•	Additional annual cash retainer of $10,000 for the Nominating Committee chair;

•	Additional annual cash retainer of $5,000 for each Nominating Committee member;

•	Additional annual cash retainer of $10,000 for the Research and Development Committee chair;

•	Additional annual cash retainer of $5,000 for each Research and Development Committee member; and

•	An annual grant of restricted shares under our 2017 Equity Plan.

Our non-employee director compensation policy provides that each non-employee director will receive an annual grant of a number of shares of Restricted Stock (as defined in the 2017 Equity Incentive Plan) equal to $500,000 divided by the closing price of the Company’s ADS on Nasdaq on the date of grant (or on the next succeeding business day if the Nasdaq stock market is not open for trading on the date of grant), rounded down to the nearest whole number, which vests in full on the first anniversary of the date of grant, subject to continued service as a member of our board of directors through such date.

Our non-employee directors are also reimbursed by the Company for reasonable and customary expenses incurred in connection with attendance at board of director and committee meetings, in accordance with the Company’s policies. Dr. Du and Ms. Leung do not receive separate compensation for their service as directors.

The following table provides information concerning compensation for our non-employee directors for 2021:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1) (2)	All Other Compensation ($)	Total ($)
Kai-Xian Chen	$50,584	$499,913	$—	$550,497
John Diekman	$75,000	$499,913	$—	$574,913
Richard Gaynor, M.D. (3)	$7,011	$749,944	$—	$756,955
Nisa Leung	$—	$—	$—	$—
William Lis	$65,591	$499,913	$—	$565,504
Scott Morrison (3)	$13,043	$749,998	$—	$763,041
Leon Moulder, Jr.	$67,500	$499,913	$—	$567,413
Peter Wirth	$75,000	$499,913	$—	$574,913

(1)

Reflects the grant date fair value of restricted share awards granted during 2021 in accordance with ASC Topic 718, disregarding the effects of estimated forfeitures. The underlying valuation assumptions for equity awards granted during 2021 are further discussed in Note 16 to our audited financial statements filed with our Annual Report on Form 10-K for 2021.

(2)

As of December 31, 2021, our non-employee directors held the following number of shares subject to outstanding restricted share awards: Mr. Chen 3852 shares; Mr. Diekman 3852 shares; Ms. Leung 0 shares; Mr. Lis 3852 shares; Mr. Moulder 3852 shares; Mr. Wirth 3852 shares; Dr. Gaynor 8912 shares; and Mr. Morrison 7345 shares.

(3)	Messrs. Gaynor and Morrison were appointed to the board on Nov 19, 2021 and Oct 13, 2021, respectively, and their annual cash retainers reflect a partial year of board service.

ADDITIONAL INFORMATION

DELIVERY OF PROXY MATERIALS

The Company may satisfy SEC rules regarding delivery of proxy materials, including this Proxy Statement, by delivering a single set of proxy materials to an address shared by two or more Company shareholders. This delivery method can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company may deliver only a single set of proxy materials to multiple shareholders who share an address, unless contrary instructions are received prior to the mailing date. Similarly, if you share an address with another shareholder and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of the proxy materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy materials, as requested, to a shareholder at a shared address to which a single copy of the proxy materials was delivered. If you hold ordinary shares as a record shareholder in Hong Kong or Cayman Islands and prefer to receive separate copies of proxy materials either now or in the future, please contact Zai Lab Limited at 4560 Jinke Road, Bldg. 1, Fourth Floor, Pudong, Shanghai, China 201210, Attention Corporate Secretary, +86 21 6163 2588 or +1 (786) 250-1886. If you hold ordinary shares in the form of ADSs issued by Citibank (the depositary of our ADSs), or hold ordinary shares through a brokerage firm or bank and you prefer to receive separate copies of proxy materials either now or in the future, please contact Citibank (the depositary of our ADSs), or your brokerage firm or bank, as applicable.

Shareholder Communications

Generally, shareholders who have questions or concerns should contact our Investor Relations department at 4560 Jinke Road, Bldg. 1, Fourth Floor, Pudong, Shanghai, China 201210. However, shareholders who wish to communicate directly with the Board of Directors, or any individual director, should direct questions in writing to our Chief Legal Officer & Corporate Secretary. Communications addressed in this manner will be forwarded directly to the Board of Directors or named individual director(s).

EACH SHAREHOLDER IS URGED TO COMPLETE, DATE, SIGN

AND

PROMPTLY RETURN THE ENCLOSED FORM OF PROXY

ZAI LAB LIMITED

(Stock Code: Nasdaq: ZLAB | HKEX: 9688)

(the “Company”)

FORM OF PROXY

I/We

Please Print Name(s)

of

Please Print Address(es)

being (a) shareholder(s) of the Company, hereby appoint the Chairperson of the meeting (or, should the Chairperson not attend the Annual Meeting (as defined below), F. Ty Edmondson) or of
Please Print Name		Please Print Address

as my/our proxy and attorneys-in-fact to vote all of my/our ordinary shares or                  ordinary shares for me/us and on my/our behalf at the annual general meeting of the shareholders of the Company (the “Annual Meeting”) to be held on June 1, 2022 at 8:00 p.m. (Shanghai and Hong Kong Time) / 8:00 a.m. (U.S. Eastern Time), at 4560 Jinke Road, Bldg. 1, Fourth Floor, Pudong, Shanghai, China 201210, and at any adjournment of the Annual Meeting.

The Board of Directors of the Company (the “Board of Directors”) recommends a vote FOR resolutions 1 to 15 and a vote for “3 Years” to resolution 16.

My/Our proxy is instructed to vote on the resolutions specified below:

	For	Against	Abstain
Resolution 1 — Ordinary Resolution THAT, Samantha (Ying) Du is hereby elected to serve as a director.	☐	☐	☐
Resolution 2 — Ordinary Resolution THAT, Kai-Xian Chen is hereby elected to serve as a director.	☐	☐	☐
Resolution 3 — Ordinary Resolution THAT, John D. Diekman is hereby elected to serve as a director.	☐	☐	☐
Resolution 4 — Ordinary Resolution THAT, Richard Gaynor, M.D. is hereby elected to serve as a director.	☐	☐	☐
Resolution 5 — Ordinary Resolution THAT, Nisa Leung is hereby elected to serve as a director.	☐	☐	☐
Resolution 6 — Ordinary Resolution THAT, William Lis is hereby elected to serve as a director.	☐	☐	☐
Resolution 7 — Ordinary Resolution THAT, Scott Morrison is hereby elected to serve as a director.	☐	☐	☐
Resolution 8 — Ordinary Resolution THAT, Lonnie Moulder is hereby elected to serve as a director.	☐	☐	☐
Resolution 9 — Ordinary Resolution THAT, Peter Wirth is hereby elected to serve as a director.	☐	☐	☐

	For	Against	Abstain

Resolution 10 — Special Resolution

THAT the adoption of the Sixth Amended and Restated Memorandum and Articles of Association of the Company in the form annexed hereto as Appendix A as described in this Proxy Statement, conditioned on and subject to the dual-primary listing of the Company on the Main Board of The Stock Exchange of Hong Kong Limited is hereby approved.

	☐	☐	☐

Resolution 11 — Ordinary Resolution

THAT the Zai Lab Limited 2022 Equity Incentive Plan is hereby approved and adopted, conditioned on and subject to the dual-primary listing of the Company on the Main Board of The Stock Exchange of Hong Kong Limited becoming effective.

	☐	☐	☐

Resolution 12 — Ordinary Resolution

THAT the appointment of KPMG LLP as the Company’s independent registered public accounting firms for the fiscal year ending December 31, 2022 for the Company’s annual consolidated financial statements filed with the SEC and its internal controls over financial reporting in accordance with the Exchange Act be and is hereby ratified and confirmed.

	☐	☐	☐

Resolution 13 — Ordinary Resolution

THAT within the parameters of Rule 13.36 of the HK Listing Rules, the granting of a share issue mandate to the Board of Directors to issue, allot or deal with unissued ordinary shares and/or American Depositary Shares not exceeding 20% of the total number of issued ordinary shares of the Company as of the date of passing of such ordinary resolution up to the next annual general meeting of shareholders of the Company, subject to the dual-primary listing of the Company on the Main Board of The Stock Exchange of Hong Kong Limited and other conditions described in this Proxy Statement is hereby approved.

	☐	☐	☐
Resolution 14 — Ordinary Resolution THAT, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement, be and is hereby approved.	☐	☐	☐

1 Year	2 Years	3 Years	Abstain

Resolution 15 — Ordinary Resolution

THAT, on a non-binding, advisory basis, future advisory votes on the compensation of the Company’s named executive officers will be held at the frequency hereby approved.

☐	☐	☐	☐

Please tick to indicate your voting preference. This proxy, when properly executed, will be voted in the manner directed herein. If you do not complete this section, your proxy will: (i) vote in the manner recommended by the Board of Directors on the above matters presented in the proxy statement (the “Proxy Statement”) dated on or about May 2, 2022 provided with this form of proxy; and (ii) vote or abstain at his/her discretion with respect to any other matters properly presented at the Annual Meeting.

Signed:	Date:	2022

Name:

NOTES

1.

This proxy is solicited by the Board of Directors. A proxy need not be a shareholder of the Company. A member may appoint a proxy of his/her own choice. If you wish to appoint someone else, please delete the words “the Chairperson of the meeting (or, should the Chairperson not attend the Annual Meeting, F. Ty Edmondson) or” and insert the name of the person whom you wish to appoint in the space provided. The Chairperson of the meeting or F. Ty Edmondson will act as your proxy, whether or not such deletion is made, if no other name is inserted. If you wish to vote less than all of the ordinary shares held by you, please delete the words “all of my/our ordinary shares” and insert the number of the ordinary shares that you wish to vote. If you wish to use less than all your votes, or to cast some of your votes “FOR” and some of your votes “AGAINST” a particular resolution and some of your votes “ABSTAIN” from voting on a particular resolution, you must write the number of votes in the relevant box(es).

2.

If this form is returned without an indication as to how the proxy shall vote, the proxy will (i) vote in the manner recommended by the Board of Directors on the above matters presented in the Proxy Statement and (ii) vote or abstain at his/her discretion with respect to any other matters properly presented at the Annual Meeting.

3.

If you mark the box “abstain,” it will mean that your proxy will abstain from voting and, accordingly, your vote will not be counted either for or against the relevant resolution. Abstentions will be counted for the purpose of determining the presence or absence of a quorum.

4.

This form of proxy is for use by shareholders only. If the appointor is a corporate entity, this form of proxy must either be under its seal or under the hand of an officer or attorney duly authorized for that purpose.

5.

To be valid, this form must be properly executed, dated and lodged (together with a duly signed and dated power of attorney or other authority (if any) under which it is executed (or a notarized certified copy of such power of attorney or other authority)) Shareholders of record of our ordinary shares registered on our Hong Kong register or Cayman Islands register as of the record date must submit their proxy through www.proxyvote.com no later than 8:00 a.m. (U.S. Eastern Time) on May 30, 2022 or if you received printed proxy materials, you may submit your vote by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than June 15, 2022, to be voted at the Annual Meeting.

6.	Any alterations made to this form must be initialed by you.

7.	You may revoke a previously submitted proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy through the Internet.

•	You may send a timely written notice that you are revoking your proxy to Zai Lab Limited, 4560 Jinke Road, Bldg. 1, Fourth Floor, Pudong, Shanghai, China 201210, Attention: Corporate Secretary.

•	You may attend the Annual Meeting and vote electronically. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or Internet proxy is the one that is counted.

8.

The completion and return of this form will not prevent you from attending the Annual Meeting and voting in person or virtually should you so wish, although attendance at the Annual Meeting will not in and of itself revoke this proxy.

9.

In the case of joint holders, signature of any one holder will be sufficient, but the names of all the joint holders should be stated. The vote of the senior holder (according to the order in which the names stand in the register of members in respect of the holding) who tenders a vote in person, virtually or by proxy will be accepted to the exclusion of the vote(s) of the other joint holder(s).

PERSONAL INFORMATION COLLECTION STATEMENT

Your supply of your and your proxy’s (or proxies’) name(s) and address(es) is on a voluntary basis for the purpose of processing your request for the appointment of a proxy (or proxies) and your voting instructions for the Annual Meeting of the Company (the “Purposes”). We may transfer your and your proxy’s (or proxies’) name(s) and address(es) to our agent, contractor, or third party service provider who provides administrative, computer and other services to us for use in connection with the Purposes and to such parties who are authorized by law to request the information or are otherwise relevant for the Purposes and need to receive the information. Your and your proxy’s (or proxies’) name(s) and address(es) will be retained for such period as may be necessary to fulfil the Purposes. Request for access to and/or correction of the relevant personal data can be made in accordance with the provisions of the Personal Data (Privacy) Ordinance and any such request should be in writing by mail to Zai Lab Limited, 4560 Jinke Road, Bldg. 1, Fourth Floor, Pudong, Shanghai, China 201210, Attention: Chief Legal Officer & Corporate Secretary.

Appendix A

THE COMPANIES ~~LAW (2020 REVISION~~ACT (REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

~~FIFTH~~SIXTH AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

ZAI LAB LIMITED

(Adopted by a Special Resolution passed on ~~4 September 2020~~[    ] 2022)

1.	The name of the Company is ~~ZAI LAB LIMITED~~Zai Lab Limited.

2.

The registered office of the Company shall be at the offices of International Corporation Services Ltd., Harbour Place 2nd Floor, 103 South Church Street, P.O. Box 472, George Town, Grand Cayman KYI-1106, Cayman Islands~~, British West Indies~~ or at such other place as the Directors may from time to time decide.

3.

The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies ~~Law (2020 Revision~~Act (Revised) or as the same may be revised from time to time, or any other law of the Cayman Islands.

4.	The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

5.

The authorized share capital of the Company is US$30,000.00 divided into ~~500,000,000~~5,000,000,000 shares of a nominal or par value of US$~~0.00006~~0.000006 each. The Company has the power to redeem or purchase any of its shares and to increase or reduce the said capital subject to the provisions of the Companies ~~Law (2020 Revision~~Act (Revised) and the Articles of Association and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained.

6.

The Company has the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7.	Capitalized terms that are not defined in this Memorandum of Association bear the same meaning as those given in the Articles of Association of the Company.

THE COMPANIES ACT (REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

~~FIFTH~~SIXTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

ZAI LAB LIMITED

(Adopted by a Special Resolution passed on ~~June 24, 2021~~[            ] 2022)

INTERPRETATION

1.	In these Articles, Table A in the Schedule in the Companies Act does not apply and unless otherwise defined, the defined terms shall have the meanings assigned to them as follows:

“Articles”	these Articles of Association of the Company as altered or added to, from time to time.

“Board” or “Board of Directors”	the board of Directors for the time being of the Company.

“Business Day”	a day (excluding Saturdays or Sundays), on which banks in Hong Kong, Beijing and New York are open for general banking business throughout their normal business hours.

“~~Chairman~~Chairperson”	the ~~Chairman~~Chairperson appointed pursuant to Article 82.

“Commission”	Securities and Exchange Commission of the United States of America or any other federal agency for the time being administering the Securities Act.

“Companies Act”	the Companies Act (Revised) of the Cayman Islands and any statutory amendment or re-enactment thereof. Where any provision of the Companies Act is referred to, the reference is to that provision as amended by any law for the time being in force.

“Companies Ordinance”	the Companies Ordinance (Cap. 622 of the Laws of Hong Kong) as in force from time to time.

“Company”	Zai Lab Limited, a Cayman Islands company limited by shares.

“Company’s Website”	the website of the Company, the address or domain name of which has been notified to Members.

“Designated Stock Exchange”	the Global Market of The Nasdaq Stock Market, The New York Stock Exchange, The Stock Exchange of Hong Kong Limited or any other internationally recognized stock exchange where the Company’s securities are traded.

“Directors”	the directors of the Company for the time being, or as the case may be, the Directors assembled as a Board or as a committee thereof.

“electronic”	the meaning given to it in the Electronic Transactions Act (Revised) of the Cayman Islands and any amendment thereto or re-enactments thereof for the time being in force and includes every other law incorporated therewith or substituted therefore.

“electronic communication”	electronic posting to the Company’s Website, transmission to any number, address or internet website or other electronic delivery methods as otherwise decided and approved by not less than two-thirds of the vote of the Board.

“HKSCC”	means the Hong Kong Securities Clearing Company Limited including, where the context so requires, its agents, nominees, representatives, officers and employees.

“in writing”	includes writing, printing, lithograph, photograph, type-writing and every other mode of representing words or figures in a legible and non-transitory form and, only where used in connection with a notice served by the Company on Members or other persons entitled to receive notices hereunder, shall also include a record maintained in an electronic medium which is accessible in visible form so as to be useable for subsequent reference.

“Listing Rules”	The Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited.

“Member”	the meaning given to it in the Companies Act.

“Memorandum of Association”	the Memorandum of Association of the Company, as amended and re-stated from time to time.

“month”	calendar month.

“Ordinary Resolution”	a resolution:

(a)   passed by a simple majority of votes cast by such Members as, being entitled to do so, vote in person or, in the case of any Member being an organization, by its duly authorized representative or, where proxies are allowed, by proxy at a general meeting of the Company; or

(b)   approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments if more than one, is executed.

“paid up”	paid up as to the par value and any premium payable in respect of the issue of any shares and includes credited as paid up.

“Register of Members”	the register to be kept by the Company in accordance with the Companies Act.

“seal”	the Common Seal of the Company (if adopted) including any facsimile thereof.

“Securities Act”	the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“share”	any share in the capital of the Company and includes a fraction of a share.

“signed”	includes a signature or representation of a signature affixed by mechanical means or an electronic symbol or process attached to or logically associated with an electronic communication and executed or adopted by a person with the intent to sign the electronic communication.

“Special Resolution”	~~the meaning given to it in the Companies Act and includes a unanimous written resolution.~~a resolution:

(a)   passed by a majority of not less than two-thirds (or, in those instances flagged in these Articles as requiring a Super-Majority Resolution, three-fourths) of such Members as, being entitled to do so, vote in person or, in the case of such Members being corporations, by their respective duly authorized representatives or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a Special Resolution (or a Super-Majority Resolution) has been duly given in accordance with these Articles and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Member is entitled; or

(b)  approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the adoption date of the Special Resolution shall be the date on which the instrument or the last of such instruments if more than one, is executed.

“Super-Majority Resolution”	a type of Special Resolution but where the requisite majority shall be not less than three-fourths of such Members as, being entitled to do so, vote as above, and includes a unanimous written resolution.

“Statutes”	the Companies Act and every other laws and regulations of the Cayman Islands for the time being in force concerning companies and affecting the Company.

“year”	calendar year.

2.	In these Articles, save where the context requires otherwise:

(a)	words importing the singular number shall include the plural number and vice versa;

(b)	words importing the masculine gender only shall include the feminine gender;

(c)	words importing persons only shall include companies or associations or bodies of persons, whether corporate or not;

(d)	“MAY” shall be construed as permissive and “SHALL” shall be construed as imperative;

(e)	a reference to a dollar or dollars (or $) is a reference to dollars of the United States;

(f)	references to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force;

(g)

any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms; and

(h)	~~Section~~Sections 8 and 19(3) of the Electronic Transactions Act (Revised) shall not ~~reply~~apply.

3.	Subject to the last two preceding Articles, any words defined in the Companies Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

PRELIMINARY

4.	The business of the Company may be conducted as the Directors see fit.

5.

The registered office of the Company shall be at such address in the Cayman Islands as the Directors shall from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

ISSUE OF SHARES

6.

Subject to the provisions, if any, in the Memorandum of Association, these Articles and to any direction that may be given by the Company in a general meeting, the Directors may, in their absolute discretion and without approval of the existing Members, issue shares, grant rights over existing shares or issue other securities in one or more series as they deem necessary and appropriate and determine designations, powers, preferences, privileges and other rights, including dividend rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers and rights associated with the shares held by existing Members, at such times and on such other terms as they think proper. The Company shall not issue shares in bearer form.

7.

The Directors may provide, out of the unissued shares, for series of preferred shares. Before any preferred shares of any such series are issued, the Directors shall fix, by resolution or resolutions, the following provisions of the preferred shares thereof:

(a)	the designation of such series, the number of preferred shares to constitute such series and the subscription price thereof if different from the par value thereof;

(b)	whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

(c)

the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of any other class or any other series of preferred shares;

(d)	whether the preferred shares of such series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption;

(e)

the amount or amounts payable upon preferred shares of such series upon, and the rights of the holders of such series in, a voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Company;

(f)

whether the preferred shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the preferred shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(g)

whether the preferred shares of such series shall be convertible into, or exchangeable for, shares of any other class or any other series of preferred shares or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h)

the limitations and restrictions, if any, to be effective while any preferred shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the existing shares or shares of any other class of shares or any other series of preferred shares;

(i)

the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional shares, including additional shares of such series or of any other class of shares or any other series of preferred shares; and

(j)	any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

Without limiting the foregoing and subject to Article 82, the voting powers of any series of preferred shares may include the right, in the circumstances specified in the resolution or resolutions providing for the issuance of such preferred shares, to elect one or more Directors who shall serve for such term and have such voting powers as shall be stated in the resolution or resolutions providing for the issuance of such preferred shares. The term of office and voting powers of any Director elected in the manner provided in the immediately preceding sentence of this Article 7 may be greater than or less than those of any other Director or class of Directors.

8.

The powers, preferences and relative, participating, optional and other special rights of each series of preferred shares, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of preferred shares shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

REGISTER OF MEMBERS AND SHARE CERTIFICATES

9.

The Company shall maintain a Register of its Members and a Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates (if any) shall specify the share or shares held by that person and the amount paid up thereon, provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all. All certificates for shares shall be delivered personally or sent through the post addressed to the Member entitled thereto at the Member’s registered address as appearing in the register.

10.	All share certificates shall bear legends required under the applicable laws, including the Securities Act.

11.

Any two or more certificates representing shares of any one class held by any Member may at the Member’s request be cancelled and a single new certificate for such shares issued in lieu on payment (if the Directors shall so require) of US$1.00 or such smaller sum as the Directors shall determine.

12.

If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued to the relevant Member upon request subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in connection with the request as the Directors may think fit.

13.	In the event that shares are held jointly by several persons, any request may be made by any one of the joint holders and if so made shall be binding on all of the joint holders.

TRANSFER OF SHARES

14. (a)

Shares are transferable subject to the approval of the Board or the written consent of a Director authorized by the Board in writing to approve share transfers (excluding shares that are listed on a Designated Stock Exchange) and the Board may, in its sole discretion, decline to register any transfer of any share which is not fully paid up or on which the Company has a lien.

(b)	The Directors may also decline to register any transfer of any share unless:

(i)

the instrument of transfer is lodged with the Company, accompanied by the certificate for the shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

(ii)	the instrument of transfer is in respect of only one class of shares;

(iii)	the instrument of transfer is properly stamped, if required;

(iv)	in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four;

(v)	the shares conceded are free of any lien in favor of us; or

(vi)	a fee of such maximum sum as the Designated Stock Exchange(s) may determine to be payable, or such lesser sum as the Board may from time to time require, is paid to the Company in respect thereof.

(c)

If the Directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

(d)

Notwithstanding Articles 14(a) to (c) above, transfers of shares which are listed on The Stock Exchange of Hong Kong Limited may be effected by any method of transferring or dealing in securities permitted by the Listing Rules and which has been approved by the Board for such purpose.

15.

The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as the Board may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

16.

The instrument of transfer of any share shall be in writing and executed by or on behalf of the transferor (and if the Directors so require, signed by the transferee). The transferor shall be deemed to remain a holder of the share until the name of the transferee is entered in the Register of Members.

17.	All instruments of transfer that shall be registered shall be retained by the Company.

REDEMPTION AND PURCHASE OF OWN SHARES

18.	Subject to the provisions of the Statutes and these Articles, the Company may:

(a)

issue shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Member and the redemption of shares shall be effected on such terms and in such manner as the Board may, before the issue of such shares, determine;

(b)

purchase its own shares (including any redeemable shares) provided that the manner of purchase have been approved by the ~~board~~Board of Directors or by Ordinary Resolution of the Members or the manner of purchase is in accordance with the Articles 19 and 20 (this authorization is in accordance with section 37(2) of the Statutes or any modification or re-enactment thereof for the time being in force); and

(c)	the Company may make a payment in respect of the redemption or purchase of its own shares in any manner permitted by the Statutes, including out of capital.

19.

Purchase of shares listed on a Designated Stock Exchange: the Company is ~~authorised~~authorized to purchase any share listed on a Designated Stock Exchange in accordance with the following manner of purchase:

(a)	the maximum number of shares that may be repurchased shall be equal to the number of issued and outstanding shares less one share; and

(b)	the repurchase shall be at such time; at such price and on such other terms as determined and agreed by the Board in their sole discretion provided however that:

(i)	such repurchase transactions shall be in accordance with the relevant code, rules and regulations applicable to the listing of the shares on the Designated Stock Exchange; and

(ii)	at the time of the repurchase, the Company is able to pay its debts as they fall due in the ordinary course of its business.

20.

Purchase of shares not listed on a Designated Stock Exchange: the Company is ~~authorised~~authorized to purchase any shares not listed on a Designated Stock Exchange in accordance with the following manner of purchase:

(a)

the Company shall serve a repurchase notice in a form approved by the Board on the Member from whom the shares are to be repurchased at least two Business Days prior to the date specified in the notice as being the repurchase date;

(b)	the price for the shares being repurchased shall be such price agreed between the Board and the applicable Member;

(c)	the date of repurchase shall be the date specified in the repurchase notice; and

(d)	the repurchase shall be on such other terms as specified in the repurchase notice as determined and agreed by the Board and the applicable Member in their sole discretion.

21.

The redemption or purchase of any share shall not be deemed to give rise to the redemption or purchase of any other share and the Company is not obligated to purchase any other share other than as may be required pursuant to applicable law and any other contractual obligations of the Company.

22.

The holder of the shares being purchased shall be bound to deliver up to the Company the certificate(s) (if any) thereof for cancellation and thereupon the Company shall pay to him/her the purchase or redemption monies or consideration in respect thereof.

VARIATION OF RIGHTS ATTACHING TO SHARES

23.

If at any time the share capital is divided into different classes or series of shares, the rights attaching to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may, subject to these Articles, be varied or abrogated with the consent in writing of the holders of ~~two-thirds~~three-fourths of the ~~issued shares~~voting rights of the holders of that class or series or with the sanction of a ~~Special~~Super-Majority Resolution passed at a general meeting of the holders of the shares of that class or series, and the quorum for such a general meeting shall be the Members holding not less than an aggregate of one-third of the issued shares of the relevant class or series of the Company in issue, present in person or by proxy and entitled to vote.

24.	The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class or series of shares except the following:

(a)	separate general meetings of the holders of a class or series of shares may be called only by (i) the ~~Chairman~~Chairperson of the Board, or (ii) a majority of the entire Board of Directors (unless otherwise specifically provided by the terms of issue of the shares of such class or series). Nothing in this Article 24 or Article 23 shall be deemed to give any Member or Members the right to call a class or series meeting.

(b)

the necessary quorum shall be one or more persons holding or representing by proxy at least ~~one-tenth~~one-third of the issued shares of the class or series and that any holder of shares of the class or series present in person or by proxy may demand a poll.

25.

The rights conferred upon the holders of the shares of any class or series shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking in priority thereto or pari passu therewith.

COMMISSION ON SALE OF SHARES

26.

The Company may in so far as the Statutes from time to time permit pay a commission to any person in consideration of his/her subscribing or agreeing to subscribe whether absolutely or conditionally for any shares of the Company. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

NON-RECOGNITION OF TRUSTS

27.

No person shall be ~~recognised~~recognized by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to ~~recognise~~recognize (even when having notice thereof) any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statutes) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

LIEN ON SHARES

28.

The Company shall have a first and paramount lien and charge on all shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his/her estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such share shall operate as a waiver of the Company’s lien (if any) thereon. The Company’s lien (if any) on a share shall extend to all dividends or other monies payable in respect thereof.

29.

The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of 14 calendar days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the persons entitled thereto by reason of his/her death or bankruptcy.

30.

For giving effect to any such sale the Directors may ~~authorise~~authorize some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer and he/she shall not be bound to see to the application of the purchase money, nor shall his/her title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

31.

The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the date of the sale.

CALLS ON SHARES

32.

Subject to the terms of allotment, the Directors may from time to time make calls upon the Members in respect of any money unpaid on their shares, and each Member shall (subject to receiving at least 14 calendar days notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on his/her shares. A call shall be deemed to have been made at the time when the resolution of the Directors ~~authorising~~authorizing such call was passed.

33.	The joint holders of a share shall be jointly and severally liable to pay calls in respect thereof.

34.

If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest upon the sum at the rate of eight percent per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

35.

The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the amount of the share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

36.	The Directors may make arrangements on the issue of shares for a difference between the Members, or the particular shares, in the amount of calls to be paid and in the times of payment.

37.

The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the monies uncalled and unpaid upon any shares held by him/her, and upon all or any of the monies so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight percent per annum) as may be agreed upon between the Member paying the sum in advance and the Directors. No such sum paid in advance of calls shall entitle the Member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

FORFEITURE OF SHARES

38.

If a Member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him/her requiring payment of such much of the call or instalment as is unpaid, together with any interest which may have accrued.

39.

The notice shall name a further day (not earlier than the expiration of 14 calendar days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

40.

If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

41.

A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

42.

A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all monies which at the date of forfeiture were payable by him/her to the Company in respect of the shares, but his/her liability shall cease if and when the Company receives payment in full of the fully paid up amount of the shares.

43.

A certificate in writing under the hand of a Director of the Company, which certifies that a share has been forfeited on a date stated in the certificate, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share or any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he/she shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his/her title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

44.

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a share becomes due and payable, whether on account of the amount of the share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

REGISTRATION OF EMPOWERING INSTRUMENTS

45.

The Company shall be entitled to charge a fee not exceeding one dollar (US$1.00) on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, notice in lieu of distringas, or other instrument.

TRANSMISSION OF SHARES

46.

The legal personal representative of a deceased sole holder of a share shall be the only person ~~recognised~~recognized by the Company as having any title to the share. In the case of a share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only person ~~recognised~~recognized by the Company as having any title to the share.

47.

Any person becoming entitled to a share in consequence of the death or bankruptcy of a Member shall upon such evidence being produced as may from time to time be properly required by the Directors, have the right either to be registered as a Member in respect of the share or, instead of being registered himself/herself, to make such transfer of the share as the deceased or bankrupt person could have made. If the person so becoming entitled shall elect to be registered himself/herself as holder he/she shall deliver or send to the Company a notice in writing signed by him/her stating that he/she so elects.

48.

A person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he/she would be entitled if he/she were the registered holder of the share, except that he/she shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company, provided however, that the Directors may at any time give notice requiring any such person to elect either to be registered himself/herself or to transfer the share, and if the notice is not complied with within 90 calendar days, the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

ALTERATION OF CAPITAL

49.	The Company may by Ordinary Resolution:

(a)	increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

(b)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(c)

sub-divide its existing shares or any of them into shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived;

(d)

cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

50.

Subject to the provisions of the Statutes and these Articles as regards to the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorized by law.

51.

All new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

52.

For the purpose of determining those Members that are entitled to receive notice of, attend, speak or vote at any meeting of Members or any adjournment thereof, or those Members that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Member for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period but not to exceed in any case 30 calendar days. If the Register of Members shall be so closed for the purpose of determining those Members that are entitled to receive notice of, attend, speak or vote at a meeting of Members such register shall be so closed for at least 10 calendar days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members.

53.

In lieu of or apart from closing the Register of Members, the Directors may fix in advance a date as the record date for any such determination of those Members that are entitled to receive notice of, attend, speak or vote at a meeting of the Members and for the purpose of determining those Members that are entitled to receive payment of any dividend, the Directors may, at or within 90 calendar days prior to the date of declaration of such dividend fix a subsequent date as the record date of such determination.

54.

If the Register of Members is not so closed and no record date is fixed for the determination of those Members entitled to receive notice of, attend, speak or vote at a meeting of Members or those Members that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of those Members that are entitled to receive notice of, attend, speak or vote at a meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

GENERAL MEETINGS

55.	All general meetings of the Company other than annual general meetings shall be called extraordinary general meetings.

56. (a)

The Company shall hold an annual general meeting ~~every~~in each financial year and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall determine, provided that ~~not more than 15 months should elapse between the date of one~~the annual general meeting ~~of the Company and the next~~shall occur within 6 months after the end of the Company’s financial year end (or such longer period as the relevant Designated Stock Exchanges may authorize).

(b)	At these meetings the report of the Directors (if any) shall be presented.

57. (a)	The Directors may call general meetings, and they shall on a Members requisition forthwith proceed to convene an extraordinary general meeting of the Company.

(b)

A Members requisition is a requisition of Members of the Company holding at the date of deposit of the requisition not less than one-tenth of the share capital of the Company as at that date carries the right of voting at general meetings of the Company.

(c)

The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the principal place of business of the Company (with a copy forwarded to the registered office), and may consist of several documents in like form each signed by one or more requisitionists.

(d)

If the Directors do not within 21 calendar days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further 21 calendar days, the requisitionists, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the second said 21 calendar days.

(e)	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

58.

At least 14 calendar days’ notice shall be given for any extraordinary general meeting, and at least 21 calendar days’ notice shall be given for any annual general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of these Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of an annual general meeting by all the Members (or their proxies) entitled to attend, speak and vote thereat; and

(b)

in the case of an extraordinary general meeting by a majority in number of the Members (or their proxies) having a right to attend, speak and vote at the meeting, being a majority together holding not less than ninety five percent in par value of the shares giving that right.

59.	The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Member shall not invalidate the proceedings at any meeting.

PROCEEDINGS AT GENERAL MEETINGS

60.

No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. One or more Members holding not less than an aggregate of one-tenth of all voting share capital of the Company in issue present in person or by proxy and entitled to vote shall be a quorum for all purposes.

61.

If provided for by the Company, a person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

62.

If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the meeting shall be dissolved.

63.	The ~~Chairman~~Chairperson of the Board of Directors shall preside as ~~chairman~~chairperson at every general meeting of the Company.

64.

If at any meeting the ~~Chairman~~Chairperson of the Board of Directors is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as ~~chairman~~chairperson, the Directors present shall elect one of their members to be ~~chairman~~chairperson of the meeting, or, if no Director is so elected and willing to be ~~chairman~~chairperson of the meeting, the Members present shall choose a ~~chairman~~chairperson of the meeting.

65.

The ~~chairman~~chairperson may with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn a meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 10 calendar days or more, not less than 14 calendar days’ notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

66.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by one or more Members present in person or by proxy entitled to vote, and unless a poll is so demanded, a declaration by the ~~chairman~~chairperson that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

67.

If a poll is duly demanded it shall be taken in such manner as the ~~chairman~~chairperson directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand for a poll may be withdrawn.

68.

In the case of an equality of votes, whether on a show of hands or on a poll, the ~~chairman~~chairperson of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

69.

A poll demanded on the election of a ~~chairman~~chairperson or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the ~~chairman~~chairperson of the meeting directs.

VOTES OF MEMBERS

70.

Where any ~~member~~Member is, under the Listing Rules, required to abstain from voting on any particular resolution or restricted to voting only for or only against any particular resolution, any votes cast by or on behalf of such ~~member~~Member whether by proxy or, as the case may be corporate representative in contravention of such requirement whether or restriction shall not be counted.

71.

Subject to any rights and restrictions for the time being attached to any class or classes of shares, every Member present in person and every person representing a Member by proxy at a general meeting of the

Company (i) shall have one vote for each share registered in his/her name in the Register of Members and (ii) shall have the right to speak at any such general meeting.

72.

In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

73.

A Member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his/her committee, or other person in the nature of a committee appointed by that court, and any such committee or other person, may on a poll, vote by proxy.

74.	No Member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him/her in respect of shares in the Company have been paid.

75.	On a poll, votes may be given either personally or by proxy.

76.

The instrument appointing a proxy shall be in writing under the hand of the appointor or of his/her attorney duly authorized in writing or, if the appointor is a corporation, either under seal or under the hand of an officer or attorney duly authorized. A proxy need not be a Member of the Company.

77.

An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

78.

The instrument appointing a proxy shall be deposited at the registered office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company:

(a)	not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

(b)

in the case of a poll taken more than 48 hours after it is demanded, be deposited as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

(c)

where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the ~~chairman~~chairperson or to the secretary or to any Director;

provided that the Directors may in the notice convening the meeting, or in an instrument of proxy sent out by the Company, direct that the instrument appointing a proxy may be deposited (no later than the time for holding the meeting or adjourned meeting) at the registered office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company. The ~~chairman~~chairperson may in any event at his/her discretion direct that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted shall be invalid.

79.

Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETING

80.

Any corporation which is a Member may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of

Members, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he/she represents as that corporation could exercise if it were an individual Member.

CLEARING HOUSES

81.

If a clearing house (or its nominee) is a Member of the Company it may, by resolution of its directors or other governing body or by power of attorney~~, authorise~~ or by proxy, authorize such person or persons as it thinks fit to act as its representative or representatives at any general meeting of the Company or at any general meeting of any class of Members of the Company provided that, if more than one person is so authorized, the ~~authorisation~~authorization shall specify the number and class of shares in respect of which each such person is so authorized. A person so authorized pursuant to this provision shall be entitled to exercise the same powers on behalf of the clearing house (or its nominee) which he/she represents as that clearing house (or its nominee) could exercise if it were an individual Member of the Company holding the number and class of shares specified in such ~~authorisation~~authorization.

81A. As long as the HKSCC remains a Member of the Company, it is entitled to appoint proxies or corporate representatives to attend the Company’s general meetings and creditors meetings and those proxies or corporate representatives will enjoy rights equivalent to the rights of other Members, including the right to speak and vote at that general meeting or creditors meeting. Where the Statutes prohibits HKSCC from appointing proxies or corporate representatives enjoying the rights described by this article, the Company will use its best efforts to make the necessary arrangements with HKSCC to ensure that Hong Kong investors holding shares through HKSCC enjoy the right to vote, attend (in person or by proxy) and speak at general meetings.

DIRECTORS

82. (a)

Unless otherwise determined by the Company in general meeting, the number of Directors shall not be less than one or more than ten Directors. The Directors shall be elected or appointed in the first instance by the subscribers to the Memorandum of Association or by a majority of them and thereafter by the Members at general meeting.

(b)

Commencing at, and following on from, the annual general meeting of the Company in 2022, each Director shall be elected annually for terms expiring at the next annual general meeting of the Company, at which he or she may be eligible for re-election, until his or her earlier death, resignation or removal.

(c)

The Board of Directors shall have a ~~Chairman~~Chairperson (the “~~Chairman~~Chairperson”) elected and appointed by a majority of the Directors then in office. The Directors may also elect a ~~Co-Chairman or a Vice-Chairman~~Co-Chairperson or a Vice-Chairperson of the Board of Directors (the “~~Co-Chairman~~Co-Chairperson”). The ~~Chairman~~Chairperson shall preside as ~~chairman~~chairperson at every meeting of the Board of Directors. To the extent the ~~Chairman~~Chairperson is not present at a meeting of the Board of Directors, the ~~Co-Chairman~~Co-Chairperson, or in his/her absence, the attending Directors may choose one Director to be the ~~chairman~~chairperson of the meeting. The ~~Chairman’s~~Chairperson’s voting right as to the matters to be decided by the Board of Directors shall be the same as other Directors.

(d)

The Company may by Ordinary Resolution elect any person to be a Director either to fill a casual vacancy on the Board or as an addition to the existing Board. Any Director so appointed shall hold office only until the first annual general meeting of the Company after his/her appointment and shall then be eligible for re-election at that meeting.

(e)

The Directors by the affirmative vote of a simple majority of the remaining Directors present and voting at a Board meeting or the sole remaining Director, shall have the power from time to time and at any time to appoint any person nominated by a unanimous decision of the nominating committee of the Board to serve as a Director to fill a casual vacancy on the Board or as an addition to the existing Board, subject to the Company’s compliance with director nomination procedures required under applicable corporate governance rules of the Designated Stock Exchange(s), as long as the Company’s securities are traded on a Designated Stock Exchange.

83.	Subject to Article 82, a Director may be removed from office by Ordinary Resolution or by the Board at any time before the expiration of his/her term.

84.

A vacancy on the Board created by the removal of a Director under the provisions of Article 83 above may be filled by the election or appointment by Ordinary Resolution at the meeting at which such Director is removed or by the affirmative vote of a simple majority of the remaining Directors present and voting at a Board meeting, provided that any such individual appointed to fill such vacancy has been nominated by a unanimous decision of the nominating committee of the Board.

85.

The Board may, from time to time, and except as required by applicable law or the listing rules of the Designated Stock Exchange(s) where the Company’s securities are traded, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives, which shall be intended to set forth the policies of the Company and the Board on various corporate governance related matters as the Board shall determine by resolution from time to time.

86.

A Director shall not be required to hold any shares in the Company by way of qualification. A Director who is not a Member of the Company shall nevertheless be entitled to receive notice of and to attend and speak at general meetings of the Company and all classes of shares of the Company.

DIRECTORS’ FEES AND EXPENSES

87.

The Directors may receive such remuneration as the Board may from time to time determine. The Directors may be entitled to be repaid all travelling, hotel and incidental expenses reasonably incurred or expected to be incurred by him/her in attending meetings of the Board or committees of the Board or general meetings or separate meetings of any class of shares or of debentures of the Company or otherwise in connection with the discharge of his/her duties as a Director.

88.

Any Director who, by request, goes or resides abroad for any purpose of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine and such extra remuneration shall be in addition to or in substitution for any ordinary remuneration provided for by or pursuant to any other Article.

ALTERNATE DIRECTOR

89.

Any Director may in writing appoint another person to be his/her alternate to act in his/her place at any meeting of the Directors at which he/she is unable to be present. Every such alternate shall be entitled to notice of meetings of the Directors and to attend and vote thereat as a Director when the person appointing him/her is not personally present and, where he/she is a Director, to have a separate vote on behalf of the Director he/she is representing in addition to his/her own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by him/her. Such alternate shall be deemed for all purposes to be a Director and shall not be deemed to be the agent of the Director appointing him/her. An alternate Director shall cease to be an alternate Director if his/her appointor ceases to be a Director.

90.

Any Director may appoint any person, whether or not a Director, to be the proxy of that Director to attend and vote on his/her behalf, in accordance with instructions given by that Director, or in the absence of such instructions at the discretion of the proxy, at a meeting or meetings of the Directors which that Director is unable to attend personally. The instrument appointing the proxy shall be in writing under the hand of the appointing Director and shall be in any usual or common form or such other form as the Directors may approve, and must be lodged with the ~~chairman~~chairperson of the meeting at which such proxy is to be used, or first used, prior to the commencement of the meeting.

POWERS AND DUTIES OF DIRECTORS

91.

Subject to the provisions of the Companies Act, these Articles and to any resolutions made in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. No resolution made by the Company in a general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been made.

92.

Subject to these Articles, the Directors may from time to time appoint any person, whether or not a Director of the Company, to hold such office in the Company as the Directors may think necessary for the administration of the Company, including without prejudice to the foregoing generality, the office of the Chief Executive Officer, Chief Operating Officer, Chief Technology Officer, Chief Financial Officer, one or more Vice Presidents, Manager or Controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. The Directors may also appoint one or more of their body (but not an alternate Director) to the office of Managing Director upon like terms, but any such appointment shall ipso facto determine if any Managing Director ceases from any cause to be a Director, or if the Company by Ordinary Resolution resolves that his/her tenure of office be terminated.

93.

The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

94.

The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also ~~authorise~~authorize any such attorney to delegate all or any of the powers, authorities and discretion vested in him/her.

95.

The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

96.

The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any of the aforesaid.

97.

The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may ~~authorise~~authorize the members for the time being of any such local board, or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

98.	Any such delegates as aforesaid may be ~~authorised~~authorized by the Directors to sub-delegate all or any of the powers, authorities, and discretions for the time being vested to them.

99.

The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

DISQUALIFICATION OF DIRECTORS

100.	Notwithstanding anything in these Articles, the office of Director shall be vacated, if the Director:

(a)	dies, becomes bankrupt or makes any arrangement or composition with his/her creditors;

(b)	is found to be or becomes of unsound mind;

(c)	resigns his/her office by notice in writing to the Company; or

(d)	shall be removed from office pursuant to Articles 82 or 83 or the Statutes.

PROCEEDINGS OF DIRECTORS

101.	The Directors may meet together (whether within or outside the Cayman Islands) for the dispatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit.

102.

A Board meeting may be called by a Director by giving notice in writing to the Board specifying a date, time and agenda for such meeting. The Board shall upon receipt of such notice give a copy of such notice of such meeting to all Directors and their respective alternates (if any).

103. (a)

At least ~~one (1) Business Day~~14 calendar days notice shall be given to all Directors and their respective alternates (if any) for ~~a~~regular Board ~~meeting~~meetings, provided that such notice period may be reduced or waived with the consent of all the Directors or their respective alternates (if any).

(b)

An agenda identifying in reasonable detail the issues to be considered by the Directors at any such meeting and copies (in printed or electronic form) of any relevant papers to be discussed at the meeting together with all relevant information shall be provided to and received by all Directors and their alternates (if any) at least one (1) Business Day prior to the date for such meeting. The agenda for each meeting shall include any matter submitted to the Company by any Director at least one (1) Business Day prior to the date for such meeting.

(c)	Unless approved by all Directors (whether or not present or represented at such meeting), matters not set out in the agenda need not be considered at a Board meeting.

104.

A Director or Directors may participate in any meeting of the Board of Directors, or of any committee appointed by the Board of Directors of which such Director or Directors are members, by means of conference telephone, video conference or similar communication equipment by way of which all persons participating in such meeting can hear each other and such participation shall be deemed to constitute presence in person at the meeting.

105.

The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed shall be a majority of the members of the Board of Directors, provided that a Director and his/her appointed alternate Director shall be considered only one person for this purpose.

106.

If a quorum is not present at a Board meeting within thirty (30) minutes following the time appointed for such Board meeting, the relevant meeting shall be adjourned for a period of at least three (3) Business Days and the presence of any three (3) Directors shall constitute a quorum at such adjourned meeting. A meeting of the Directors at which a quorum is present when the meeting proceeds to business shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

107.

Questions arising at any meeting of the Directors shall be decided by a majority of votes and each Director shall be entitled to one (1) vote in deciding matters deliberated at any meeting of the Directors.

108.

A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract ~~with~~, business or arrangement in which the Company or its affiliates is a party or becomes a party to, shall declare the nature of his/her interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he/she is a member of any specified company or firm and is to be regarded as interested in any contract or transaction which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made~~. A~~ or transaction so consummated. Subject to the Designated Stock Exchange Rules and disqualification by the Chairperson (if any) at the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement or transaction notwithstanding that he/she may be interested therein and if he/she does so his/her vote shall be counted and he/she may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement or transaction shall come before the meeting for consideration.

109.

A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his/her office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his/her office from contracting with the Company either with regard to his/her tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding his/her interest, may be counted in the quorum present at any meeting whereat he/she or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he/she may vote on any such appointment or arrangement.

110.

Any Director may act by himself/herself or his/her firm in a professional capacity for the Company, and he/she or his/her firm shall be entitled to remuneration for professional services as if he/she were not a Director; provided that nothing herein contained shall ~~authorise~~authorize a Director or his/her firm to act as auditor to the Company.

111.	The Directors shall cause minutes to be made in books or loose-leaf folders provided for the purpose of recording:

(a)	all appointments of officers made by the Directors;

(b)	the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)	all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

112.

When the ~~chairman~~chairperson of a meeting of the Directors signs the minutes of such meeting, the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

113.

A resolution signed by all the Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and constituted and when signed, a resolution may consist of several documents each signed by one or more of the Directors.

114.

The continuing Directors may act, notwithstanding any vacancy in their body, but if their number is reduced below the number fixed pursuant to these Articles as the necessary quorum of Directors, then the continuing Directors may act only to increase the number or to summon a general meeting of the Company, but for no other purpose.

115.

A committee appointed by the Directors may elect a ~~chairman~~chairperson of its meetings. If no such ~~chairman~~chairperson is elected, or if at any meeting the ~~chairman~~chairperson is not present within five minutes after the time appointed for holding the same, the members present may choose one of their number to be ~~chairman~~chairperson of the meeting.

116.

A committee appointed by the Directors may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the ~~chairman~~chairperson shall have a second or casting vote.

117.

All acts done by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

PRESUMPTION OF ASSENT

118.

A Director who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his/her dissent shall be entered in the minutes of the meeting or unless he/she shall file his/her written dissent from such action with the person acting as the ~~chairman~~chairperson or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

119.

Subject to any rights and restrictions for the time being attached to any class or classes of shares and these Articles, the Directors may from time to time declare dividends (including interim dividends) and other distributions on shares in issue and ~~authorise~~authorize payment of the same out of the funds of the Company lawfully available therefor.

120.

Subject to any rights and restrictions for the time being attached to any class or classes of shares and these Articles, the Company by Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

121.

The Directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for meeting contingencies, or for equalising dividends or for any other purpose to which those funds may be properly applied and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company) as the Directors may from time to time think fit.

122.

Any dividend may be paid by cheque or wire transfer to the registered address of the Member or person entitled thereto, or in the case of joint holders, to any one of such joint holders at his/her registered address or to such person and such address as the Member or person entitled, or such joint holders as the case may be, may direct. Every such cheque shall be made payable to the order of the person to whom it is sent or to the order of such other person as the Member or person entitled, or such joint holders as the case may be, may direct.

123.	The Directors when paying dividends to the Members in accordance with the foregoing provisions may make such payment either in cash or in specie.

124.	No dividend shall be paid otherwise than out of profits or, subject to the restrictions of the Companies Act, the share premium account.

125.

Subject to the rights of persons, if any, entitled to shares with special rights as to dividends, all dividends shall be declared and paid according to the amounts paid or credited as fully paid on the shares, but if and so long as nothing is paid up on any of the shares in the Company dividends may be declared and paid according to the amounts of the shares. No amount paid on a share in advance of calls shall, while carrying interest, be treated for the purposes of this Article as paid on the share.

126.	If several persons are registered as joint holders of any share, any of them may give effectual receipts for any dividend or other monies payable on or in respect of the share.

127.	Any dividend unclaimed after a period of six years from the date of declaration of such dividend may be forfeited by the Board of Directors and, if so forfeited, shall revert to the Company.

128.	No dividend shall bear interest against the Company.

BOOK OF ACCOUNTS

129.	The books of account relating to the Company’s affairs shall be kept in such manner as may be determined from time to time by the Directors.

130.	The books of account shall be kept at such place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

131.

The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors, and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorized by the Directors or by the Company by Ordinary Resolution.

132.

Subject to the requirements of applicable law and the listing rules of the Designated Stock Exchange(s), the accounts relating to the Company’s affairs shall be audited in such manner and with such financial year end as may be determined from time to time by the Company by Ordinary Resolution or failing any such determination by the Directors or failing any determination as aforesaid shall not be audited.

ANNUAL RETURNS AND FILINGS

133.	The Board shall make the requisite annual returns and any other requisite filings in accordance with the Companies Act.

AUDIT

~~134.~~	~~The Directors may appoint an Auditor of the Company who shall hold office until removed from office by a resolution of the Directors and may fix his or their remuneration.~~

134.

The appointment and removal of an auditor of the Company shall be approved by a majority of the Members or other body that is independent of the Board in accordance with the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited. The removal of an auditor of the Company before the expiration of its period of office shall require the approval of an Ordinary Resolution. The remuneration of the auditor of the Company shall be approved by a majority of the Members or other body that is independent of the Board.

135.

Every ~~Auditor~~auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

136.

Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next special meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any time during their term of office, upon request of the Directors at any general meeting of the Members.

THE SEAL

137.

The Seal of the Company shall not be affixed to any instrument except by the authority of a resolution of the Board of Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. The Seal shall be affixed in the presence of any one or more persons as the Directors may appoint for the purpose and every person as aforesaid shall sign every instrument to which the Seal of the Company is so affixed in their presence.

138.

The Company may maintain a facsimile of its Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Board of Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixings of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such person or persons as the Directors shall for this purpose appoint, and such person or persons as aforesaid shall sign every instrument to which the facsimile Seal of the Company is so affixed in their presence.

139.

Notwithstanding the foregoing, a Director shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

OFFICERS

140.

Subject to Article 92, the Company may have Chief Executive Officer, Chief Operating Officer, Chief Technology Officer, Chief Financial Officer, Company Secretary one or more Vice Presidents, Manager or Controller, appointed by the Directors. The Directors may also from time to time appoint such other officers as they consider necessary, all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time subscribe.

CAPITALISATION OF PROFITS

141.	Subject to the Statutes and these Articles, the Board may, with the authority of an Ordinary Resolution:

(a)

resolve to capitalise an amount standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution;

(b)

appropriate the sum resolved to be capitalised to the Members in proportion to the nominal amount of shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i)	paying up the amounts (if any) for the time being unpaid on shares held by them respectively; or

(ii)	paying up in full unissued shares or debentures of a nominal amount equal to that sum,

and allot the shares or debentures, credited as fully paid, to the Members (or as they may direct) in those proportions, or partly in one way and partly in the other, but the share premium account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued shares to be allotted to Members credited as fully paid;

(c)

make any arrangements it thinks fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where shares or debentures become distributable in fractions the Board may deal with the fractions as it thinks fit;

(d)	~~authorise~~authorize a person to enter (on behalf of all the Members concerned) an agreement with the Company providing for either:

(i)	the allotment to the Members respectively, credited as fully paid, of shares or debentures to which they may be entitled on the capitalisation, or

(ii)

the payment by the Company on behalf of the Members (by the application of their respective operations of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing shares, an agreement made under the authority being effective and binding on all those Members; and

(e)	generally do all acts and things required to give effect to the resolution.

NOTICES

142.

Except as otherwise provided in these Articles, any notice or document may be served by the Company or by the person entitled to give notice to any Member either personally, by facsimile or by sending it through the post in a prepaid letter or via a ~~recognised~~recognized courier service, fees prepaid, addressed to the Member at his/her address as appearing in the Register of Members or, to the extent permitted by all applicable laws and regulations, by electronic means by transmitting it to any electronic number or address or website supplied by the Member to the Company or by placing it on the Company’s Website. In the case of joint holders of a share, all notices shall be given to that one of the joint holders whose name stands first in the Register of Members in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

143.	Notices posted to addresses outside the Cayman Islands shall be forwarded by prepaid airmail.

144.

Any Member present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

145.	Any notice or other document, if served by:

(a)

post, shall be deemed to have been served five calendar days after the time when the letter containing the same is posted (in proving such service it shall be sufficient to prove that the letter containing the notice or document was properly addressed and duly posted);

(b)	facsimile, shall be deemed to have been served upon confirmation of receipt;

(c)

~~recognised~~recognized courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service and in proving such service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly delivered to the courier; or

(d)

electronic means as provided herein shall be deemed to have been served and delivered on the day following that on which it is successfully transmitted or at such later time as may be prescribed by any applicable laws or regulations.

146.

Any notice or document delivered or sent to any Member in accordance with the terms of these Articles shall notwithstanding that such Member be then dead or bankrupt, and whether or not the Company has notice of his/her death or bankruptcy, be deemed to have been duly served in respect of any share registered in the name of such Member as sole or joint holder, unless his/her name shall at the time of the service of the notice or document, have been removed from the Register of Members as the holder of the share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him/her) in the share.

147.	Notice of every general meeting shall be given to:

(a)	all Members who have supplied to the Company an address for the giving of notices to them;

(b)	every person entitled to a share in consequence of the death or bankruptcy of a Member, who but for his/her death or bankruptcy would be entitled to receive notice of the meeting; and

(c)	each Director and Alternate Director.

No other person shall be entitled to receive notices of general meetings.

INFORMATION

148.

No Member shall be entitled to require discovery of any information in respect of any detail of the Company’s trading or any information which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Board would not be in the interests of the Members of the Company to communicate to the public.

149.

The Board shall be entitled to release or disclose any information in its possession, custody or control regarding the Company or its affairs to any of its members including, without limitation, information contained in the Register of Members and transfer books of the Company.

150.

If applicable, any branch Register of Members maintained in Hong Kong shall be open for inspection by a Member without charge, and shall be open to such other persons on payment of a fee of such amount not exceeding the maximum amount as may from time to time be permitted under the Listing Rules as the Board may determine for each inspection. The Company may be permitted to close the branch Register of Members on terms equivalent to Section 632 of the Companies Ordinance.

INDEMNITY

151.

~~150.~~ Every Director (including for the purposes of this Article any Alternate Director appointed pursuant to the provisions of these Articles) and officer of the Company for the time being and from time to time shall be indemnified and secured harmless out of the assets and funds of the Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him/her in connection with the execution or discharge of his/her duties, powers, authorities or discretions as a Director or officer of the Company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him/her in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

152.	~~151.~~ No such Director or officer of the Company shall be liable to the Company for any loss or damage unless such liability arises through the willful neglect or default of such Director or officer.

FINANCIAL YEAR

153.	~~152.~~ Unless the Directors otherwise prescribe, the financial year of the Company shall end on December 31st in each year and shall begin on January 1st in each year.

WINDING UP

154.

~~153.~~ Subject to these Articles, if the Company shall be wound up the liquidator may, with the sanction of an Ordinary Resolution of the Company, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as ~~he~~it deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

155.	The Company may be wound up voluntarily if the Members in any general meeting resolve by Super-Majority Resolution that the Company be wound up voluntarily.

AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION AND NAME OF COMPANY

156.

~~154.~~ The Company may at any time and from time to time, by ~~Special~~Super-Majority Resolution, resolve to alter or amend these Articles or the Memorandum of Association of the Company, in whole or in part, or change the name of the Company.

REGISTRATION BY WAY OF CONTINUATION

157.

~~155.~~ The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

Appendix B

ZAI LAB LIMITED

2022 EQUITY INCENTIVE PLAN

1. DEFINED TERMS

The following terms, when used in the Plan (as defined below), have the meanings and are subject to the provisions set forth below:

(a) “Accounting Rules”: Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor provision.

(b) “Administrator”: The Compensation Committee, except with respect to such matters that are not delegated to the Compensation Committee by the Board (whether pursuant to committee charter or otherwise). The Compensation Committee (or the Board, with respect to such matters over which it retains authority under the Plan or otherwise) may delegate (i) to one or more of its members (or one or more other members of the Board, including the full Board) such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant Awards; and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate, in each case, to the extent permitted by Applicable Laws. For purposes of the Plan, the term “Administrator” will include the Board, the Compensation Committee, and the person or persons delegated authority under the Plan to the extent of such delegation, as applicable.

(c) “ADS”: An American Depository Share representing Ordinary Shares on deposit with a U.S. banking institution selected by the Company and which are registered pursuant to a Form F-1.

(d) “Applicable Laws”: means the legal requirements relating to the Plan and the Awards under applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders, and the rules of any applicable stock exchange or national market system, of any jurisdiction applicable to Awards.

(e) “Associate”: has the meaning ascribed to it in the Listing Rules.

(f) “Award”: Any or a combination of the following:

(i) Share Options;

(ii) SARs;

(iii) Restricted Shares;

(iv) Unrestricted Shares;

(v) Share Units, including Restricted Share Units;

(vi) Performance Awards; and

(vii) Awards (other than Awards described in (1) through (6) above) that are convertible into or otherwise based on Shares.

(g) “Board”: The Board of Directors of the Company.

(h) “Cause”: In the case of any Participant who is party to an employment or severance-benefit agreement with the Company or any of its affiliates that contains a definition of “Cause,” the definition set forth in such agreement applies with respect to such Participant for purposes of the Plan for so long as such agreement is in effect. In every other case, “Cause” means, as determined by the Administrator, (i) a substantial failure of the Participant to perform the Participant’s duties and responsibilities to the Company or any of its affiliates or substantial negligence in the performance of such duties and responsibilities; (ii) the commission by the Participant of a felony (or similar crime) or a crime involving moral turpitude; (iii) the commission by the Participant of theft, fraud, embezzlement, material breach of trust or any material act of dishonesty involving the Company or any of its affiliates; (iv) a significant violation by the Participant of the code of conduct of the Company or any of its affiliates of any material policy of the Company or any of its affiliates, or of any statutory or common law duty of loyalty to the Company or any of its subsidiaries; (v) material breach of any of the terms of the Plan or any Award made under the Plan, or of the terms of any other agreement between the Company or any of its affiliates and the Participant; or (vi) other conduct by the Participant that could be expected to be harmful to the business, interests or reputation of the Company or any of its affiliates.

(i) “Code”: The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect.

(j) “Compensation Committee”: The Compensation Committee of the Board.

(k) “Company”: Zai Lab Limited, a company with limited liability under the Companies Law, Cap 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands.

(l) “Core Connected Persons”: has the meaning ascribed to it in the Listing Rules.

(m) “Covered Transaction”: Following the Trading Date, any of (i) a consolidation, merger or similar transaction or series of related transactions, including a sale or other disposition of Shares, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then-outstanding Shares by a single person or entity or by a group of persons and/or entities acting in concert; (ii) a sale or transfer of all or substantially all the Company’s assets; or (iii) a dissolution or liquidation of the Company.

(n) “Date of Adoption”: The earlier of the date the Plan was approved by the Company’s shareholders or adopted by the Board, as determined by the Administrator.

(o) “Director”: A member of the Board who is not an Employee.

(p) “Employee”: Any person who is employed by the Company or any of its affiliates.

(q) “Employment”: A Participant’s employment or other service relationship with the Company or any of its affiliates. Employment will be deemed to continue, unless the Administrator otherwise determines at the time of grant of an Award or thereafter, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to, the Company or any of its affiliates. If a Participant’s employment or other service relationship is with any affiliate of the Company and that entity ceases to be an affiliate of the Company, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an affiliate of the Company unless the Participant transfers Employment to the Company or any of its remaining affiliates. Notwithstanding the foregoing, in construing the provisions of any Award relating to the payment of “nonqualified deferred compensation” (subject to Section 409A) upon a termination or cessation of Employment, references to termination or cessation of employment, separation from service, retirement or similar or correlative terms will be construed to require a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations. The Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a “separation from service” has occurred. Any such written election will be deemed a part of the Plan.

(r) “Fair Market Value”: As of a particular date, unless otherwise required by applicable law or regulation, (i) higher of (x) the per-share closing price of the Company’s ADS on Nasdaq on the date of grant, which must be a Nasdaq trading day; and (y) the average per-share closing price of the Company’s ADSs on Nasdaq for the five Nasdaq trading days immediately preceding the date of grant, in each case of (x) and (y), multiplied by the applicable conversion ratio from an ADS to Ordinary Shares, or (ii) in the event that no Share or ADS is traded on a national securities exchange, the fair market value of a Share determined by the Administrator consistent with the rules of Section 422 and Section 409A to the extent applicable.

(s) “HK Listing Rules” or “Listing Rules”: means the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited.

(t) “HK Stock Exchange” means The Stock Exchange of Hong Kong Limited.

(u) “ISO”: A Share Option intended to be an “incentive stock option” within the meaning of Section 422. Each Share Option granted pursuant to the Plan will be treated as providing by its terms that it is to be an NSO unless, as of the date of grant, it is expressly designated as an ISO. “NSO”: A Share Option that is not intended to be an “incentive stock option” within the meaning of Section 422.

(v) “Ordinary Share”: means one ordinary share of the Company, par value $0.000006 per share.

(w) “Participant”: A person who is granted an Award under the Plan.

(x) “Performance Award”: An Award subject to performance criteria as the Administrator determines in its sole discretion.

(y) “Plan”: This Zai Lab Limited 2022 Equity Incentive Plan, as from time to time amended and in effect.

(z) “Restricted Share”: A Share subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified service or performance-based conditions are not satisfied.

(aa) “Restricted Share Unit”: A Share Unit that is, or as to which the delivery of Shares or cash in lieu of Shares is, subject to the satisfaction of specified performance or other vesting conditions.

(bb) “SAR”: A right entitling the holder upon exercise to receive an amount (payable in cash or in Shares of equivalent value) equal to the excess of the Fair Market Value of the Shares subject to the right over the base value from which appreciation under the SAR is to be measured.

(cc) “Section 409A”: Section 409A of the Code and the regulations thereunder.

(dd) “Section 422”: Section 422 of the Code and the regulations thereunder.

(ee) “Share”: An Ordinary Share or, for so long as there are ADSs available, the number of ADSs equal to an Ordinary Share. If the ratio of ADSs to Ordinary Shares is changed following the Date of Adoption, then (i) all adjustments made pursuant to Section 7; and (ii) all Awards designated as Awards over Ordinary Shares will automatically be adjusted to reflect the ratio of the ADSs to Ordinary Shares, as reasonably determined by the Administrator.

(ff) “Share Option”: An option entitling the holder to acquire Shares upon payment of the exercise price.

(gg) “Share Unit”: An unfunded and unsecured promise, denominated in Shares, to deliver Shares or cash measured by the value of Shares in the future.

(hh) “Substantial Shareholder”: has the meaning ascribed to it in the Listing Rules.

(ii) “Substitute Awards”: Awards issued under the Plan in substitution for equity awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition.

(jj) “Trading Date”: The closing of the first sale to the general public of the ADSs representing Ordinary Shares pursuant to an effective registration statement under Applicable Laws, which results in the ADS being publicly-traded on one or more established stock exchanges or national market systems.

(kk) “Unrestricted Share”: A Share not subject to any restrictions under the terms of the Award.

2. PURPOSE

The Plan provides for the grant of Awards consisting of, or based on, Shares. The purposes of the Plan are to attract, retain and reward key Employees and Directors of, and consultants and advisors to, the Company and its subsidiaries, to incentivize them to generate shareholder value, to enable them to participate in the growth of the Company and to align their interests with the interests of the Company’s shareholders.

3. ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; determine the form of settlement of Awards (whether in cash, Shares, other Awards, or other property); designate whether an Award will be over or with respect to Ordinary Shares or ADSs; prescribe forms, rules and procedures relating to the Plan and Awards; and otherwise do all things necessary or desirable to carry out the purposes of the Plan. Determinations of the Administrator made under the Plan are conclusive and bind all persons.

4. LIMITS ON AWARDS UNDER THE PLAN

(a) Number of Shares. Subject to adjustment as provided in Section 7(b), the maximum number of Shares that may be delivered in satisfaction of Awards under the Plan is 97,908,743 Shares (which, for the avoidance of doubt, may be issued in the form of Ordinary Shares or ADSs representing Ordinary Shares); provided that the number of Shares which may be issued upon exercise of all Share Options to be granted under this Plan and any other schemes or plans of the Company shall not in aggregate exceed 10% of the issued share capital of the Company as of the Date of Adoption. At any time, the maximum number of Shares which may be issued and/or transferred upon the vesting or exercise of all outstanding Share Options which have been granted and have yet to vest or be exercised under the Plan and any options granted under any other share award schemes of the Company shall not exceed 30% of the Shares in issue from time to time.

Up to the total number of Shares set forth in the preceding sentence may be delivered in satisfaction of ISOs, but nothing in this Section 4(a) will be construed as requiring that any, or any fixed number of, ISOs be awarded under the Plan. For purposes of this Section 4(a), no Share shall be treated as delivered under the Plan unless and until, and to the extent, it is actually issued and delivered to a Participant. Without limiting the generality of the foregoing, any Shares withheld by the Company in payment of the exercise price or purchase price of an Award or in satisfaction of tax withholding requirements with respect to an Award and any Shares underlying any portion of an Award that is settled or that expires, becomes unexercisable, terminates or is forfeited to or repurchased by the Company, in each case, without the delivery of Shares shall not be treated as delivered in satisfaction of an Award under the Plan. The limits set forth in this Section 4(a) will be construed to comply with Section 422 to the extent applicable.

(b) Substitute Awards. The Administrator may grant Substitute Awards under the Plan. To the extent consistent with the applicable requirements of Section 422, the regulations thereunder and other Applicable Laws, Shares delivered under Substitute Awards will be in addition to and will not reduce the number of Shares available for Awards under the Plan set forth in Section 4(a), but, notwithstanding anything in Section 4(a) to the contrary, if any Substitute Award is settled in cash or expires, becomes unexercisable, terminates or is forfeited to or repurchased by the Company, in each case, without the delivery of Shares, the Shares previously subject to such Award will not be available for future grants under the Plan. The Administrator will determine the extent to which the terms and conditions of the Plan apply to Substitute Awards, if at all.

(c) Type of Shares. Subject to Applicable Laws, Shares delivered by the Company under the Plan in connection with, or in satisfaction of, an Award, may be authorized but unissued Ordinary Shares, previously issued Ordinary Shares acquired by the Company or ADSs, as determined in the discretion of the Administrator. No fractional Shares or ADSs will be delivered under the Plan.

(d) Individual Limits.

(i) Notwithstanding the foregoing limits, the maximum grant date fair value of Awards granted to any Director in any calendar year calculated in accordance with the Accounting Rules, assuming a maximum payout, may not exceed $500,000, subject to Section 4(d)(ii), Section 4(f) and any Applicable Laws. The limitations in this Section 4(d)(i) will not apply to any Award or Shares granted pursuant to a Director’s election to receive an Award or Shares in lieu of cash retainers or other fees (to the extent such Award or Shares have a fair value equal to the value of such cash retainers or other fees).

(ii) Notwithstanding anything to the contrary in this Plan, unless approved by the Company’s shareholders in general meeting, the total number of Shares issued and to be issued upon the exercise of Share Options granted and to be granted under this Plan and any other plan of the Company to any person within any 12-month period shall not exceed 1% of the Shares in issue at the date of any grant.

(e) Restrictions on grant of Awards

No Awards shall be offered or granted:

(a) to any Participant after inside information has come to the Company’s knowledge until (and including) the trading day after the Company has announced the information; or

(b) to any Participant during the period commencing one month immediately before the earlier of:

(i) the date of the Board meeting (as such date is first notified to the HK Stock Exchange under the HK Listing Rules) for approving the results of the Company for any year, half-year, quarterly or any other interim period (whether or not required under the HK Listing Rules); and

(ii) the deadline for the Company to announce its results for any year or half-year under the HK Listing Rules, or quarterly or any other interim period (whether or not required under the HK Listing Rules), and ending on the date of the results announcement. No Award shall be granted during any period of delay in publishing a results announcement.

Furthermore, no Awards shall be granted to any Participant who is a Director (i) during the period of 60 days immediately preceding the publication date of the annual results of our Company or if shorter, the period from the end of the relevant financial year up to the publication date of such results; and (ii) during the period of 30 days immediately preceding the publication date of the half-year results of our Company or if shorter, the period from the end of the relevant half-year period up to the publication date of such results.

(f) Grant of Share Options to Director, Chief Executive or Substantial Shareholder.

(i)

The approval of independent non-executive Directors of the Company (excluding any independent non-executive Director of the Company who is intended to be a Participant of the Share Option) will be required for each grant of Share Options to a Director, chief executive, or Substantial Shareholder of the Company or any of their respective Associates.

(ii)

If a grant of Share Option(s) to a Substantial Shareholder or an independent non-executive Director of the Company or their respective Associates will result in the total number of Shares issued and to be issued upon exercise of all the Share Options granted and to be granted (including options exercised, cancelled and outstanding) to such person under the Plan and any other scheme in the 12-month period up to and including the date of such grant:

(a) representing in aggregate over 0.1% of the Shares in issue from time to time; and

(b) having an aggregate value, based on the closing price of the Shares as stated in the HK Stock Exchange’s daily quotations sheet at the date of each grant, in excess of HK$5 million,

such further grant of Share Option(s) must be approved by the shareholders of the Company, voting by way of poll. In this case the Board shall procure that all the requirements of the HK Listing Rules relating to sending a circular to shareholders are complied with. The grantee, his Associates and all Core Connected Persons of the Company shall abstain from voting in favor of the resolution at such general meeting.

5. ELIGIBILITY AND PARTICIPATION

The Administrator shall select Participants from among key Employees and Directors of, and consultants and advisors to, the Company and its subsidiaries. Eligibility for ISOs is limited to individuals described in the first sentence of this Section 5 who are employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code. Eligibility for Share Options, other than ISOs, and SARs is limited to individuals described in the first sentence of this Section 5 who are providing direct services on the date of grant of the Award to the Company or to a subsidiary of the Company that would be described in the first sentence of Section 1.409A-1(b)(5)(iii)(E) of the Treasury Regulations.

6. RULES APPLICABLE TO AWARDS

(a) All Awards.

(i) Award Provisions. The Administrator shall determine the terms of all Awards (including but not limited to the amount, if any, payable on acceptance of a Share Option), subject to the limitations provided herein. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant will be deemed to have agreed to the terms of the Award and the Plan. No amount shall be payable on application or acceptance of an Award. Notwithstanding any provision of the Plan to the contrary, Substitute Awards may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(ii) Term of Plan. The term of this Plan will expire ten years from the Date of Adoption. After the term, no Awards may be made under this Plan, but previously granted Awards may continue beyond that date in accordance with their terms and the terms hereof.

(iii) Transferability. Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 6(a)(iii), other Awards may be transferred other than by will or by the laws of descent and distribution. During a Participant’s lifetime, ISOs and, except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 6(a)(iii), SARs and NSOs may be exercised only by the Participant. The Administrator may permit the transfer of Awards other than ISOs, subject to applicable securities and other laws and such limitations as the Administrator may impose.

(iv) Vesting, etc. The Administrator shall determine the time or times at which an Award vests or becomes exercisable and the terms (including performance criteria to be satisfied) on which a Share Option or SAR remains exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration. Any holder of Share Options shall have the rights of a shareholder only as to Shares acquired upon exercise of a Share Option and not as to unexercised Share Options. Accordingly, such holder shall not have any voting rights, or rights to participate in any dividends or distributions (including those arising on a liquidation of the Company) declared or recommended or resolved to be paid to the shareholders on the register of members of the Company on a date prior to the name of such holder being registered on such register. Unless the Administrator expressly provides otherwise, however, the following rules will apply if a Participant’s Employment ceases:

(A) Except as provided in (B) and (C) below, immediately upon the cessation of the Participant’s Employment each Share Option and SAR that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate and all other Awards that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited.

(B) Subject to (C) and (D) below, all vested and unexercised Share Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (1) a period of three months or (2) the period ending on the latest date on which such Share Option or SAR could have been exercised without regard to this Section 6(a)(iv), and will thereupon immediately terminate.

(C) Subject to (D) below, all vested and unexercised Share Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment due to his or her death, to the extent then exercisable, will remain exercisable for the lesser of (1) the one (1)-year period ending with the first anniversary of the Participant’s death or (2) the period ending on the latest date on which such Share Option or SAR could have been exercised without regard to this Section 6(a)(iv), and will thereupon immediately terminate.

(D) All Share Options and SARs (whether or not vested or exercisable) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation of Employment if the termination is for Cause or occurs in circumstances that in the determination of the Administrator would have constituted grounds for the Participant’s Employment to be terminated for Cause.

(v) Recovery of Compensation. The Administrator may provide in any case that any outstanding Award (whether or not vested or exercisable) and the proceeds from the exercise or disposition of any Award or Shares acquired under any Award will be subject to forfeiture and disgorgement to the Company, with interest and other related earnings, if the Participant to whom the Award was granted violates (A) a non-competition, non-solicitation, confidentiality or other restrictive covenant by which he or she is bound or (B) any Company policy applicable to the Participant that provides for forfeiture or disgorgement with respect to incentive compensation that includes Awards under the Plan. In addition, the Administrator may require forfeiture and disgorgement to the Company of any outstanding Award and the proceeds from the exercise or disposition of any Award or Shares acquired under any Award, with interest and other related earnings, to the extent required by law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Securities Exchange Act of 1934, as amended, and any applicable Company policy. Each Participant, by accepting or being deemed to have accepted an Award under the Plan, agrees to cooperate fully with the Administrator, and to cause any and all permitted transferees of the Participant to cooperate fully with the Administrator, to effectuate any forfeiture or disgorgement required hereunder. Neither the Administrator nor the Company nor any other person, other than the Participant and his or her permitted transferees, if any, will be responsible for any adverse tax or other consequences to a Participant or his or her permitted transferees, if any, that may arise in connection with this Section 6(a)(v).

(vi) Taxes. The delivery, vesting and retention of Shares, cash or other property under an Award are conditioned upon full satisfaction by the Participant of all tax withholding requirements with respect to the Award under Applicable Laws. The Administrator shall prescribe such rules for the withholding of taxes with respect to any Award as it deems necessary. Subject to Applicable Laws, the Administrator may hold back Shares from an Award or permit a Participant to tender previously owned Shares in satisfaction of tax withholding requirements (but not in excess of the maximum withholding amount consistent with the award being subject to equity accounting treatment under the Accounting Rules).

(vii) Dividend Equivalents, etc. The Administrator may provide for the payment of amounts (on terms and subject to conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to Shares subject to an Award whether or not the holder of such Award is otherwise entitled to share in the actual dividend or distribution in respect of such Award. Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the requirements of Section 409A. Dividends or dividend equivalent amounts payable in respect of Awards that are subject to restrictions may be subject to such limits or restrictions as the Administrator may impose.

(viii) Rights Limited. Nothing in the Plan may be construed as giving any person the right to be granted an Award or to continued employment or service with the Company or any of its subsidiaries, or any rights as a shareholder except as to Shares actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or any of its subsidiaries to the Participant.

(ix) Coordination with Other Plans. Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or any of its subsidiaries. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or any of its subsidiaries may be settled in Shares (including, without limitation, Unrestricted Shares) under the Plan if the Administrator so determines, in which case the Shares delivered will be treated as awarded under the Plan (and will reduce the number of Shares thereafter available under the Plan in accordance with the rules set forth in Section 4).

(x) Section 409A.

(A) Without limiting the generality of Section 11(b) hereof, to the extent applicable, each Award will contain such terms as the Administrator determines and will be construed and administered, such that the Award either qualifies for an exemption from the requirements of Section 409A or satisfies such requirements.

(B) If a Participant is deemed on the date of the Participant’s termination of Employment to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B), then, with regard to any payment that is considered nonqualified deferred compensation under Section 409A, to the extent applicable, payable on account of a “separation from service”, such payment will be made or provided on the date that is the earlier of (1) the expiration of the six-month period measured from the date of such “separation from service” and (2) the date of the Participant’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 6(a)(11)(B) (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such delay) will be paid on the first business day following the expiration of the Delay Period in a lump sum and any remaining payments due under the Award will be paid in accordance with the normal payment dates specified for them in the applicable Award agreement.

(C) For purposes of Section 409A, each payment made under the Plan will be treated as a separate payment.

(xi) Jurisdictions. In order to assure the viability of Awards granted to Participants employed in various jurisdictions, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom applicable in the jurisdiction in which a Participant resides or is employed. Moreover, the Administrator may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the Share limitations contained in Section 4 of the Plan.

(xii) Cancellation of Share Options. The Administrator may at any time cancel Share Options previously granted to, but not yet exercised by a Participant to whom the Share Option was granted. Where the Company cancels Share Options and offers Share Options to the same Participant, the offer of such new Share Options may only be made with available Share Options to the extent not yet granted (excluding the cancelled Share Options) within the limit approved by the shareholders of the Company as mentioned in Section 4(a).

(b) Share Options and SARs.

(i) Time and Manner of Exercise. Unless the Administrator expressly provides otherwise, no Share Option or SAR will be deemed to have been exercised until the Administrator receives notice of exercise in a form acceptable to the Administrator that is signed by the appropriate person and accompanied by any payment required under the Award. Any attempt to exercise a Share Option or SAR by any person other than the Participant (or a permitted transferee) will not be given effect unless the Administrator has received such evidence as it may require that the person exercising the Award has the right to do so.

(ii) Exercise Price. The per Share exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise, (A) in the case of a Share Option, based on the Fair Market Value of the Shares; and (B) in the case of an ISO granted to a 10-percent shareholder within the meaning of subsection (b)(6) of Section 422, must be no less than 110% of the Fair Market Value of the Shares subject to the Award, in each case, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant.

(iii) Payment of Exercise Price. Where the exercise of an Award is to be accompanied by payment, payment of the exercise price must be by cash or check acceptable to the Administrator or, if so permitted by the Administrator and if legally permissible under Applicable Laws, (A) through the delivery of previously acquired unrestricted Shares, or the withholding of unrestricted Shares otherwise deliverable upon exercise, in either case, that have a Fair Market Value equal to the exercise price; (B) through a broker-assisted exercise program acceptable to the Administrator; (C) by other means acceptable to the Administrator; or (D) by any combination of the foregoing permissible forms of payment. The delivery of previously acquired Shares in payment of the exercise price under clause (A) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

(iv) Maximum Term. The maximum term of Share Options and SARs must not exceed 10 years from the date of grant (or five years from the date of grant in the case of an ISO granted to a 10-percent shareholder described in Section 6(b)(ii) above). The Share Options and SARs shall lapse automatically and not be exercisable thereafter.

(v) Repricing. Except in connection with a corporate transaction involving the Company (which term includes, without limitation, any Share dividend, Share split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of Shares) or as otherwise contemplated by Section 7 below, the Company may not, without obtaining shareholder approval, (A) amend the terms of outstanding Share Options or SARs to reduce the exercise price or base value of such Share Options or SARs; (B) outstanding Share Options or SARs in exchange for Share Options or SARs with an exercise price or base value that is less than the exercise price or base value of the original

Share Options or SARs; or (C) cancel outstanding Share Options or SARs that have an exercise price or base value greater than the Fair Market Value of a Share on the date of such cancellation in exchange for cash or other consideration.

7. EFFECT OF CERTAIN TRANSACTIONS

(a) Mergers, etc. Except as otherwise expressly provided in an Award agreement or by the Administrator or as required by Applicable Laws, the following provisions will apply in the event of a Covered Transaction:

(i) Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for (i) the assumption or continuation of some or all outstanding Awards or any portion thereof or (ii) the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor. An Award will be considered continued if, following the Covered Transaction:

(A) The Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Covered Transaction, the consideration (whether stock, cash, or other securities or property) received in the Covered Transaction by holders of Shares for each Share held on the effective date of the Covered Transaction (and if holders were offered a choice of consideration, the type of consideration received by the holders of a majority of the outstanding Shares) and the Award otherwise is continued in accordance with its terms (including vesting criteria, subject to Section 7(a)(i)(B) below and Section 7(b)); provided that if the consideration received in the Covered Transaction is not solely common stock of the successor corporation or its parent corporation, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon exercising a Share Option or SAR or upon the payout of a Restricted Stock Unit, or Performance Award, for each Share subject to such Award, to be solely common stock of the successor corporation or its parent corporation equal in fair market value to the per share consideration received by holders of common stock in the Covered Transaction; or

(B) the Award is terminated in exchange for an amount of cash and/or property (without interest), if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the Covered Transaction, and any such cash or property may be subjected to any escrow applicable to holders of common stock in the Covered Transaction.

(ii) Cash-Out of Awards. Subject to Section 7(a)(v) below, the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (A) the Fair Market Value of one Share times the number of Shares subject to the Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of a SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Shares) and other terms, and subject to such conditions, as the Administrator determines; provided, however, for the avoidance of doubt, that if as of the date of the occurrence of the Covered Transaction the Administrator determines that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment.

(iii) Acceleration of Certain Awards. Subject to Section 7(a)(v) below, the Administrator may provide that any Award requiring exercise will become exercisable, in full or in part, and/or that the delivery of any Shares remaining deliverable under any outstanding Award of Share Units (including Restricted Share Units and Performance Awards to the extent consisting of Share Units) will be accelerated, in full or in part, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the Shares, as the case may be, to participate as a shareholder in the Covered Transaction.

(iv) Termination of Awards upon Consummation of Covered Transaction. Except as the Administrator may otherwise determine in any case, each Award will automatically terminate (and in the case of outstanding Restricted Shares, will automatically be forfeited) immediately upon consummation of the Covered Transaction, other than (A) any Award that is assumed or substituted pursuant to Section 7(a)(i) above and (B) any Award that by its terms, or as a result of action taken by the Administrator, continues following the Covered Transaction.

(v) Additional Limitations. Any Share and any cash or other property delivered pursuant to Section 7(a)(ii) or Section 7(a)(iii) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. For purposes of the immediately preceding sentence, a cash-out under Section 7(a)(ii) above or an acceleration under Section 7(a)(iii) above will not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition. In the case of Restricted Share that does not vest and is not forfeited in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Share in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

(b) Changes in and Distributions with Respect to Shares.

(i) Basic Adjustment Provisions. In the event of a Share dividend, Share split or combination of Shares (including a reverse Share split), recapitalization, rights issue or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of the Accounting Rules, the Administrator shall make appropriate adjustments to the maximum number of Shares specified in Section 4(a) that may be issued under the Plan and to the maximum Share limits described in Section 4(d), and shall make appropriate adjustments to the number and kind of Shares or securities underlying Awards then outstanding or subsequently granted, any exercise or purchase prices (or base values) relating to Awards and any other provision of Awards affected by such change.

(ii) Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(b)(i) above to take into account distributions to shareholders other than those provided for in Section 7(a) and 7(b)(i), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan, having due regard for the qualification of ISOs under Section 422 and the requirements of Section 409A, in each case, to the extent applicable.

(iii) Continuing Application of Plan Terms. References in the Plan to Shares will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8. LEGAL CONDITIONS ON DELIVERY OF SHARES

The Company will not be obligated to deliver any Shares pursuant to the Plan or to remove any restriction from Shares previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such Shares have been addressed and resolved; (ii) if the outstanding Shares are at the time of delivery listed on any stock exchange or national market system, the Shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. The Company may require, as a condition to the exercise of an Award or the delivery of Shares under an Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933, as amended, or any other Applicable Laws. Any Shares required to be issued to Participants under the Plan will be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or delivery of Share certificates. In the event that the Administrator determines that Share certificates will be issued to Participants under the Plan, the Administrator may require that certificates evidencing Shares issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Shares, and the Company may hold the certificates pending lapse of the applicable restrictions.

9. AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by Applicable Laws, and may at any time terminate the Plan as to any future grants of Awards; provided, however, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time the Award was granted. Any amendments to the Plan will be conditioned upon shareholder approval only to the extent, if any, such approval is required by Applicable Laws (including the specific provisions of the Plan which relate to the matters set out in Rule 17.03 of the HK Listing Rules), as determined by the Administrator. To the extent required under the rules of any securities exchange or market system on which the Shares are listed, amendments to the terms of the Plan and the terms of the Share Options granted under the Plan shall be subject to approval by the Company’s shareholders entitled to vote at a meeting of shareholders. The powers and authority of the Board or Administrator of the Plan in relation to the alteration of any terms of the Scheme shall not be changed except with prior sanction of a resolution of the Company in general meeting. In the event the Plan is terminated while any Share Option remains outstanding and unexercised, the provisions of this Plan shall remain in full force to the extent necessary to give effect to the exercise of any such Share Option.

10. OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not affect the Company’s right to award a person bonuses or other compensation in addition to Awards under the Plan.

11. MISCELLANEOUS

(a) Waiver of Jury Trial. To the extent permitted by Applicable Laws, by accepting or being deemed to have accepted an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting or being deemed to have accepted an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit disputes arising under the terms of the Plan or any Award made hereunder to binding arbitration or as limiting the ability of the Company to require any eligible individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.

(b) Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any of its subsidiaries, nor the Administrator, nor any person acting on behalf of the Company, any of its subsidiaries, or the Administrator, will be liable to any Participant, to any permitted transferee, to the estate or beneficiary of any Participant or any permitted transferee, or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award, in each case, to the extent permitted by Applicable Laws.

12. ESTABLISHMENT OF SUB-PLANS

The Administrator may at any time and from time to time establish one or more sub-plans under the Plan (for local-law compliance purposes or other administrative reasons determined by the Administrator) by adopting supplements to the Plan containing, in each case, such limitations on the Administrator’s discretion under the

Plan, and such additional terms and conditions, as the Administrator deems necessary or desirable, provided, however, that no such supplements shall increase the share limitations contained in Section 4(a). Each supplement so established will be deemed to be part of the Plan but will apply only to Participants within the group to which the supplement applies (as determined by the Administrator).

13. GOVERNING LAW

(a) Certain Requirements of Corporate Law. Awards will be granted and administered consistent with the requirements of Applicable Laws relating to the issuance of Shares and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which Shares are listed or entered for trading, in each case as determined by the Administrator.

(b) Other Matters. Except as otherwise provided by the express terms of an Award agreement, under a sub-plan described in Section 12 or as provided in Section 13(a) above, the domestic substantive laws of the State of New York govern the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of or based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(c) Jurisdiction. By accepting an Award, each Participant will be deemed to (i) have submitted irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (ii) agree not to commence any suit, action or other proceeding arising out of or based upon the Plan or an Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the Southern District of New York; and (iii) waive, and agree not to assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that he or she is not subject personally to the jurisdiction of the above-named courts that his or her property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or an Award or the subject matter thereof may not be enforced in or by such court.

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